                                                                  EXHIBIT 4.12.2

                                                                  EXECUTION COPY





                             PARTICIPATION AGREEMENT

                          Dated as of December 19, 2000

                                      among

      TIVERTON POWER ASSOCIATES LIMITED PARTNERSHIP, as a Facility Lessee,

       RUMFORD POWER ASSOCIATES LIMITED PARTNERSHIP, as a Facility Lessee,

            PMCC CALPINE NEW ENGLAND INVESTMENT LLC, as Owner Lessor,

                        CALPINE CORPORATION, as Guarantor

                  PMCC CALPINE NEIM LLC, as Owner Participant,

    STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION,
                     not in its individual capacity, except
                    as expressly provided herein, but solely
                            as Indenture Trustee, and

          STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL
                      ASSOCIATION, as Pass Through Trustee





                           CALPINE NEW ENGLAND PROJECT


================================================================================

                                TABLE OF CONTENTS

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SECTION 1.     DEFINITIONS; INTERPRETATION OF THIS PARTICIPATION AGREEMENT........3


SECTION 2.     PARTICIPATION; CLOSING DATE; TRANSACTION COSTS.....................3

    Section 2.1.      Agreements to Participate...................................3
    Section 2.2.      Closing Date; Procedure for Participation...................4
    Section 2.3.      Transaction Costs...........................................6

SECTION 3.     REPRESENTATIONS AND WARRANTIES.....................................6

    Section 3.1.      Representations and Warranties of the Facility Lessees......6
    Section 3.2.      Representations and Warranties of the Owner Lessor.........16
    Section 3.3.      Intentionally Omitted......................................17
    Section 3.4.      Representations and Warranties of the Owner Participant....17
    Section 3.5.      Representations and Warranties of Indenture Trustee and
                      the Lease Indenture Company................................19
    Section 3.6.      Representations, Warranties and Covenants of Pass Through
                      Trustee and the Pass Through Company.......................21

SECTION 4.     CLOSING CONDITIONS................................................23

    Section 4.1.      Completion of the Facility.................................23
    Section 4.2.      Operative Documents........................................23
    Section 4.3.      Certificates and the Lessor Notes..........................23
    Section 4.4.      Equity Investment..........................................23
    Section 4.5.      Organizational Documents...................................23
    Section 4.6.      Representations and Warranties.............................24
    Section 4.7.      Defaults, Events of Default, Events of Loss................24
    Section 4.8.      Intentionally Omitted......................................24
    Section 4.9.      Consents...................................................24
    Section 4.10.     Governmental Actions.......................................24
    Section 4.11.     Insurance..................................................24
    Section 4.12.     Ratings....................................................24
    Section 4.13.     Environmental Report.......................................24
    Section 4.14.     Surveys; Site Description..................................25
    Section 4.15.     Appraisal; Condition of the Facility.......................25
    Section 4.16.     Letter from the Appraiser..................................25
    Section 4.17.     Other Reports..............................................25
    Section 4.18.     Opinion with Respect to Certain Tax Aspects................25
    Section 4.19.     Opinions of Counsel........................................25
    Section 4.20.     Recordings and Filings.....................................26
    Section 4.21.     Intentionally Omitted......................................26


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                                TABLE OF CONTENTS (continued)
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    Section 4.22.     Taxes......................................................26
    Section 4.23.     No Changes in Applicable Law...............................26
    Section 4.24.     Registered Agent for the Facility Lessees and the Owner
                      Lessor.....................................................26
    Section 4.25.     Operating Lease Treatment..................................26
    Section 4.26.     Rent Adjustments...........................................27
    Section 4.27.     Title Insurance............................................27
    Section 4.28.     Intentionally Omitted......................................27
    Section 4.29.     Intentionally Omitted......................................27
    Section 4.30.     Intentionally Omitted......................................27
    Section 4.31.     Intentionally Omitted......................................27
    Section 4.32.     Letter as to Number of Offerees............................27
    Section 4.33.     Lien Search................................................27
    Section 4.34.     Intentionally Omitted......................................27
    Section 4.35.     Litigation.................................................27
    Section 4.36.     No Material Adverse Change.................................27
    Section 4.37.     Regulatory Approvals.......................................27
    Section 4.38.     Private Placement Number...................................28
    Section 4.39.     Credit Ratings.............................................28
    Section 4.40.     Proceedings and Documents..................................28
    Section 4.41.     Intentionally Omitted......................................28
    Section 4.42.     Payment of Fees and Expenses...............................28
    Section 4.43.     Qualifying Letter of Credit................................28

SECTION 5.     COVENANTS OF FACILITY LESSEES AND GUARANTOR.......................28

    Section 5.1.      Maintenance of Existence...................................28
    Section 5.2.      Merger, Consolidation, Sale of Substantially All Assets....29
    Section 5.3.      Intentionally Omitted......................................29
    Section 5.4.      Intentionally Omitted......................................29
    Section 5.5.      Administrator Fees.........................................29
    Section 5.6.      Conduct of Business, Properties, Etc.......................30
    Section 5.7.      Obligations................................................30
    Section 5.8.      Books, Records, Access.....................................30
    Section 5.9.      Other Information..........................................30
    Section 5.10.     Warranty of Title to Facility Site.........................31
    Section 5.11.     ERISA......................................................31
    Section 5.12.     Certain Contracts and Agreements...........................31
    Section 5.13.     Certain Costs..............................................31
    Section 5.14.     Limitations on Liens.......................................32
    Section 5.15.     Investments................................................32
    Section 5.16.     Survey (Rumford)...........................................32
    Section 5.17.     Regulations................................................32


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                                TABLE OF CONTENTS (continued)

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    Section 5.18.     Partnerships...............................................32
    Section 5.19.     Dissolution................................................32
    Section 5.20.     Termination of Contracts, Etc..............................32
    Section 5.21.     Name and Location..........................................33
    Section 5.22.     Use of Facility Site.......................................33
    Section 5.23.     Abandonment of Facility....................................33
    Section 5.24.     Taxes, Other Government Charges and Utility Charges........33
    Section 5.25.     Compliance with Laws, Instruments, Etc.....................33
    Section 5.26.     PUHCA......................................................34
    Section 5.27.     Intentionally Omitted......................................34
    Section 5.28.     Intentionally Omitted......................................34
    Section 5.29.     Intentionally Omitted......................................34
    Section 5.30.     Intentionally Omitted......................................34
    Section 5.31.     Further Assurances.........................................34
    Section 5.32.     Intentionally Omitted......................................35
    Section 5.33.     Intentionally Omitted......................................35
    Section 5.34.     Intentionally Omitted......................................35
    Section 5.35.     Intentionally Omitted......................................35
    Section 5.36.     Intentionally Omitted......................................35
    Section 5.37.     No Subsidiaries............................................35
    Section 5.38.     Permitted Business.........................................35
    Section 5.39.     Intentionally Omitted......................................35
    Section 5.40.     Guaranty and Contingent Obligations........................35
    Section 5.41.     Assignment of Rights.......................................36
    Section 5.42.     Intentionally Omitted......................................36
    Section 5.43.     Intentionally Omitted......................................36
    Section 5.44.     Support Arrangements.......................................36
    Section 5.45.     Insurance..................................................36
    Section 5.46.     Qualifying Letter of Credit; Equity Collateral Account.....36

SECTION 6.     COVENANTS OF THE OWNER LESSOR.....................................39

    Section 6.1.      Compliance with the LLC Agreement..........................39
    Section 6.2.      Owner Lessor's Liens.......................................39
    Section 6.3.      Amendments to Operative Documents..........................39
    Section 6.4.      Transfer of the Owner Lessor's Interest....................40
    Section 6.5.      Owner Lessor; Lessor Estate................................40
    Section 6.6.      Limitation on Indebtedness and Actions.....................40
    Section 6.7.      Change of Location.........................................40

SECTION 7.     COVENANTS OF THE OWNER PARTICIPANT................................40

    Section 7.1.      Restrictions on Transfer of Member Interest................40
    Section 7.2.      Owner Participant's Liens..................................43

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                                TABLE OF CONTENTS (continued)

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    Section 7.3.      Amendments or Revocation of LLC Agreement..................43
    Section 7.4.      Bankruptcy Filings.........................................43
    Section 7.5.      Instructions...............................................43
    Section 7.6.      Intentionally Omitted......................................43
    Section 7.7.      Intentionally Omitted......................................43
    Section 7.8.      Right of First Refusal.....................................43

SECTION 8.     COVENANTS OF THE INDENTURE TRUSTEE AND THE PASS THROUGH TRUSTEE...44

    Section 8.1.      Indenture Trustee's Liens..................................44
    Section 8.2.      Pass Through Trustee's Covenant Not to Transfer Lessor
                      Notes......................................................44

SECTION 9.     INDEMNIFICATION...................................................44

    Section 9.1.      General Indemnity..........................................44
    Section 9.2.      General Tax Indemnity......................................51

SECTION 10.    FACILITY LESSEE'S RIGHT OF QUIET ENJOYMENT........................60


SECTION 11.    SUPPLEMENTAL FINANCING IMPROVEMENTS; OPTIONAL REFINANCINGS........60

    Section 11.1.     Financing Improvements.....................................60
    Section 11.2.     Optional Refinancing of Lease Debt.........................62
    Section 11.3.     Cooperation................................................63

SECTION 12.    CERTAIN ADJUSTMENTS TO PERIODIC RENT AND TERMINATION VALUE........63


SECTION 13.    TRANSFER OF THE FACILITY LESSEE OWNERSHIP.........................64

    Section 13.1.     Transfer of the Facility Lessee Ownership..................64

SECTION 14.    MISCELLANEOUS.....................................................66

    Section 14.1.     Consents; Cooperation......................................66
    Section 14.2.     Successor Owner Lessor.....................................66
    Section 14.3.     Bankruptcy of Lessor Estate................................66
    Section 14.4.     Waivers....................................................66
    Section 14.5.     Notices....................................................66
    Section 14.6.     Survival...................................................69
    Section 14.7.     Successors and Assigns.....................................70
    Section 14.8.     Business Day...............................................70
    Section 14.9.     Governing Law..............................................70


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                                TABLE OF CONTENTS (continued)

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    Section 14.10.    Severability...............................................70
    Section 14.11.    Counterparts...............................................70
    Section 14.12.    Headings and Table of Contents.............................70
    Section 14.13.    Limitation of Liability....................................71
    Section 14.14.    Consent to Jurisdiction; Waiver of Trial by Jury; Process
                      Agent......................................................72
    Section 14.15.    Further Assurances.........................................72
    Section 14.16.    Effectiveness..............................................73
    Section 14.17.    Measuring Life.............................................73
    Section 14.18.    No Partnership, Etc........................................73
    Section 14.19.    Entire Agreement...........................................73
    Section 14.20.    Public Utility Regulation..................................73
    Section 14.21.    Confidentiality of Information.............................74
    Section 14.22.    Reliance...................................................74
    Section 14.23.    Intentionally Omitted......................................75
    Section 14.24.    Amendments, Etc............................................75
    Section 14.25.    Credit for Certain Disbursements...........................75


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

APPENDICES:

        Appendix A    Definitions and Rules of Interpretation

SCHEDULES:

    Schedule 1-A          Equity Investment
    Schedule 1-B          Indenture Trustee's Account
    Schedule 1-C          Owner Participant's Account
    Schedule 2            Pricing Assumptions
    Schedule 3.1(m)       Environmental Matters - Hazardous Substances
    Schedule 4.20         Recording and Filings
    Schedule 5.45         Maintenance of Insurance



EXHIBITS:

    Exhibit A-1           Description of Tiverton Facility
    Exhibit A-2           Description of Rumford Facility
    Exhibit B-1           Form of Tiverton Bill of Sale
    Exhibit B-2           Form of Rumford Bill of Sale
    Exhibit C-1           Form of Tiverton Facility Lease Agreement
    Exhibit C-2           Form of Rumford Facility Lease Agreement
    Exhibit D-1           Form of Tiverton Site Lease
    Exhibit D-2           Form of Rumford Site Lease
    Exhibit E-1           Form of Tiverton Site Sublease
    Exhibit E-2           Form of Rumford Site Sublease
    Exhibit F             Form of Pass Through Trust Agreement
    Exhibit G             Form of OP Parent Guaranty
    Exhibit H-1           Form of Calpine Guaranty (Tiverton)
    Exhibit H-2           Form of Calpine Guaranty (Rumford)
    Exhibit I             Form of Collateral Trust Indenture
    Exhibit J             Form of OP Assignment and Assumption Agreement
    Exhibit K             List of Competitors
    Exhibit L             Required coverages for Qualifying Letters of Credit
                              & Equity Collateral Account
    Exhibit M             Form of Guarantor Assignment and Assumption Agreement

                             PARTICIPATION AGREEMENT


               This PARTICIPATION AGREEMENT, dated as of December 19, 2000 (as amended, supplemented or otherwise modified from time to time, in accordance with the provisions hereof, this "Participation Agreement" or this "Agreement"), among (i) TIVERTON POWER ASSOCIATES LIMITED PARTNERSHIP, a limited partnership organized under the laws of the State of Rhode Island (the "Tiverton Lessee"), (ii) RUMFORD POWER ASSOCIATES LIMITED PARTNERSHIP, a limited partnership organized under the laws of the State of Maine (the "Rumford Lessee") (the Rumford Lessee, together with the Tiverton Lessee and each of their successors and permitted assigns, collectively, the "Facility Lessees," or individually, as the case may be, each a "Facility Lessee"), (iii) CALPINE CORPORATION, a Delaware corporation, as Guarantor (together with its successors and permitted assigns, the "Guarantor") under the Calpine Guaranty (Tiverton) and the Calpine Guaranty (Rumford) (the Calpine Guaranty (Rumford), together with the Calpine Guaranty (Tiverton), collectively, the "Calpine Guaranties," or individually, as the case may be, each a "Calpine Guaranty"), (iv) PMCC CALPINE NEW ENGLAND INVESTMENT LLC, a Delaware limited liability company (the "Owner Lessor"), (v) PMCC CALPINE NEIM LLC, a Delaware limited liability company (herein, together with its successors and permitted assigns, called the "Owner Participant"), (vi) STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, not in its individual capacity, except as expressly provided herein, but solely as trustee under the Collateral Trust Indenture (herein in its capacity as trustee under the Collateral Trust Indenture, together with its successors and permitted assigns, called the "Indenture Trustee", and herein in its individual capacity, together with its successors and permitted assigns, called the "Lease Indenture Company"), and (vii) STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, not in its individual capacity, but solely as trustee under the Pass Through Trust Agreement (herein in its capacity as trustee under the Pass Through Trust Agreement, the "Pass Through Trustee").

                                   WITNESSETH:

        WHEREAS, (a) Tiverton Lessee, an indirect, wholly-owned subsidiary of Calpine, will, as of the Closing Date, own a 265 MW gas-fired combined cycle merchant power plant located in Tiverton, Rhode Island and more fully described in Exhibit A-1 hereto ("Tiverton Facility") and (b) Rumford Lessee, an indirect, wholly-owned subsidiary of Calpine, will, as of the Closing Date, own a 265 MW gas-fired combined cycle merchant power plant located in Rumford, Maine and more fully described in Exhibit A-2 hereto ("Rumford Facility") (each of the Tiverton Facility and the Rumford Facility, a "Facility" and, collectively, the "Facilities");

        WHEREAS, (a) Tiverton Lessee desires to sell to the Owner Lessor the Tiverton Facility pursuant to the Tiverton Bill of Sale, and to lease to the Owner Lessor the Tiverton Site pursuant to the Tiverton Site Lease, and to lease the Tiverton Facility and sublease the Tiverton Site from the Owner Lessor pursuant to the Tiverton Facility Lease and the Tiverton Site Sublease, respectively and (b) Rumford Lessee desires to sell to the Owner Lessor in the Rumford Facility pursuant to the Rumford Bill of Sale, and to lease to the Owner Lessor the Rumford Site pursuant to the Rumford Site Lease, and to lease the Rumford Facility and sublease the Rumford Site from the Owner Lessor pursuant to the Rumford Facility Lease and the Rumford Site Sublease, respectively (the Tiverton Site and the Rumford Site, each a "Facility Site" and, collectively, the "Facility Sites" and the Tiverton Bill of Sale and the Rumford Bill of Sale, each a "Bill of Sale" and collectively, the "Bills of Sale");

        WHEREAS, the Owner Participant desires to cause the Owner Lessor to purchase the Facilities from the Facility Lessees pursuant to the Bills of Sale, to lease the Facility Sites from the Facility Lessees pursuant to the Facility Site Leases, and to lease the Facilities and to sublease the Facility Sites to the Facility Lessees pursuant to the Facility Leases and the Facility Site Subleases, respectively;

        WHEREAS, the Owner Participant has entered into the LLC Agreement, pursuant to which the Owner Participant has authorized the Owner Lessor to, among other things and subject to the terms and conditions thereof and hereof, issue the Lessor Notes and sell such Lessor Notes to the Pass Through Trust, purchase the Facilities from the Facility Lessees pursuant to the Bills of Sale, lease the Facility Sites from the Facility Lessees pursuant to the Facility Site Leases, and lease the Facilities and sublease the Facility Sites to the Facility Lessees pursuant to the Facility Leases and the Facility Site Subleases, respectively;

        WHEREAS, in order to provide a portion of the Purchase Price payable by the Owner Lessor in respect of its acquisition of the Facilities pursuant to the Bills of Sale, the Owner Participant is willing to make an investment in the Owner Lessor in an amount equal to the Equity Investment, all in the manner and subject to the conditions set forth herein;

        WHEREAS, on the Closing Date, the Owner Lessor intends to sell to the Pass Through Trust the Lessor Notes and to grant to the Indenture Trustee liens and security interests in the Indenture Estate to secure its obligations thereunder;

        WHEREAS, concurrently with the execution and delivery of this Participation Agreement, the Pass Through Trustee has entered into the Pass Through Trust Agreement, pursuant to which the Pass Through Trustee has been directed to use the Proceeds to purchase the Lessor Notes from the Owner Lessor on the Closing Date;

        WHEREAS, concurrently with the execution and delivery of this Participation Agreement, the Facility Lessees have entered into the Certificate Purchase Agreement with the Initial Purchasers and the Pass Through Trust pursuant to which the Initial Purchasers will purchase the Certificates on the Closing Date from the Pass Through Trust;

        WHEREAS, concurrently with the execution and delivery of this Participation Agreement, the OP Guarantor has executed and delivered the OP Parent Guaranty pursuant to which the OP Guarantor guarantees the payment and performance obligations of the Owner Participant under the Operative Documents;

        WHEREAS, pursuant to the Calpine Guaranty (Tiverton) and the Calpine Guaranty (Rumford), Calpine has guaranteed all of the respective obligations of each Facility Lessee under the Participation Agreement and as of the Closing Date shall guarantee all of the obligations of each Facility Lessee under the other Operative Documents to which such Facility Lessee is a party; and

        WHEREAS, the parties hereto desire to consummate the transactions contemplated hereby.

        NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


SECTION 1. DEFINITIONS; INTERPRETATION OF THIS PARTICIPATION AGREEMENT

        The capitalized terms used in this Participation Agreement, including the foregoing recitals, and not otherwise defined herein shall have the respective meanings specified in Appendix A hereto. The rules of interpretation set forth in Appendix A shall apply to terms used in this Participation Agreement and specifically defined herein.


SECTION 2. PARTICIPATION; CLOSING DATE; TRANSACTION COSTS

         Section 2.1. Agreements to Participate. Subject to the terms and conditions of this Agreement, and in reliance on the agreements, representations and warranties made herein, the parties agree to participate in the transactions described in this Section 2.1 on the Closing Date as follows:

        (a) the Owner Participant agrees to provide funds in an amount sufficient to (i) fund the Equity Investment and (ii) pay the Transaction Costs which the Owner Lessor is responsible to pay pursuant to Section 2.3(a) hereof (collectively, the "Owner Participant's Commitment");

        (b) the Tiverton Lessee agrees to sell the Tiverton Facility to the Owner Lessor on the terms and conditions set forth in the Tiverton Bill of Sale and to lease the related Tiverton Site to the Owner Lessor on the terms and conditions set forth in the Tiverton Site Lease; the Owner Lessor agrees to buy the Tiverton Facility and to lease the Tiverton Site from the Tiverton Lessee, and each agrees to execute and deliver the Tiverton Bill of Sale and the Tiverton Site Lease;

        (c) the Rumford Lessee agrees to sell the Rumford Facility to the Owner Lessor on the terms and conditions set forth in the Rumford Bill of Sale and to lease the related Rumford Site to the Owner Lessor on the terms and conditions set forth in the Rumford Site Lease; the Owner Lessor agrees to buy the Rumford Facility and to lease the Rumford Site from the Rumford Lessee, and each agrees to execute and deliver the Rumford Bill of Sale and the Rumford Site Lease;

         (d) the Owner Lessor agrees to lease the Tiverton Facility and to sublease the Tiverton Site to the Tiverton Lessee on the terms and conditions set forth in the corresponding Tiverton Facility Lease and Tiverton Site Lease; the Tiverton Lessee agrees to lease the Tiverton Facility and sublease the corresponding Tiverton Site from the Owner Lessor, and each agrees to execute and deliver the respective Tiverton Site Sublease and Tiverton Facility Lease;

        (e) the Owner Lessor agrees to lease the Rumford Facility and to sublease the Rumford Site to the Rumford Lessee on the terms and conditions set forth in the corresponding Rumford Facility Lease and Rumford Site Lease; the Rumford Lessee agrees to lease its Rumford Facility and sublease the corresponding Rumford Site from the Owner Lessor, and each agrees to execute and deliver the respective Rumford Site Sublease and Rumford Facility Lease;

        (f) the Indenture Trustee agrees to act as the trustee under and enter into the Collateral Trust Indenture pursuant to which the Lessor Notes will be issued;

        (g) the Pass Through Trustee agrees to use the Proceeds from the sale of the Certificates by the Pass Through Trust to purchase the Lessor Notes from the Owner Lessor;

        (h) the Owner Lessor agrees to sell to the Pass Through Trust the Lessor Notes and to grant to the Indenture Trustee, for the benefit of the Pass Through Trustee, certain liens and security interests in the Indenture Estate to secure its obligations thereunder;

        (i) the Owner Lessor agrees to use the funds received from the Owner Participant and the Pass Through Trust pursuant to clause (a)(i) and (g), respectively, of this Section 2.1 on the Closing Date to pay the Purchase Price;

         (j) the Owner Participant and the Facility Lessees agree to enter into the Tax Indemnity Agreement; and

        (k) the parties agree to enter into the agreements referred to above and the other Operative Documents (other than the Operative Documents previously entered into on the Effective Date), and to cause each Affiliate thereof that is not a party hereto but is a party to an Operative Document to enter into such Operative Document, as the case may be (in each case, if attached as an Exhibit hereto, in substantially the form attached hereto).

        Section 2.2. Closing Date; Procedure for Participation.

        (a) Closing Date. The closing of the transactions contemplated hereby (the "Closing") shall take place after 10:00 a.m., New York City time, on the Scheduled Closing Date or such other date as the parties hereto shall mutually agree (the "Closing Date"), at the offices of Latham & Watkins, 885 Third Avenue, New York, New York 10022 or at such other place as the parties hereto shall mutually agree.

        (b) Procedures for Funding. Unless the Closing Date shall have been postponed pursuant to Section 2.2(c), subject to the terms and conditions of this Participation Agreement, the Owner Participant shall make the Owner Participant's Commitment available not later than 10:00 a.m., New York City time, on the Scheduled Closing Date, by transferring or delivering such amount, in funds immediately available on such Closing Date, to the Owner Lessor in New York, New York.

        (c) Postponement of the Closing. The Scheduled Closing Date may be postponed from time to time for any reason if the Facility Lessees give the Owner Participant, the Owner Lessor, the Indenture Trustee and the Pass Through Trustee a facsimile or telephonic (confirmed in writing) notice of such postponement and notice of the date to which the Closing has been postponed, such notice of postponement to be received by each party no later than noon, New York City time, on the Scheduled Closing Date. If, prior to receipt of a postponement notice under this Section 2.2(c), the Owner Participant shall have provided funds in accordance with Section 2.2(b), such funds shall be returned to the Owner Participant, as soon as reasonably practicable but in no event later than the Business Day following the date of such notice, unless the Owner Participant shall have otherwise directed. All funds made available pursuant to
Section 2.2(b) will be held by the Owner Lessor in trust for the Owner Participant and shall not be part of the Indenture Estate or the Lessor Estate, shall be invested by the Owner Lessor in accordance with clause (d) below and such funds shall remain the sole property of the Owner Participant unless and until released by the Owner Participant and made available to the Owner Lessor and applied to pay the Purchase Price or Transaction Costs or returned to the Owner Participant, as provided in this Agreement.

        (d) Investment of Funds. If, on the Scheduled Closing Date, the Owner Participant has made the Owner Participant's Commitment available to the Owner Lessor in accordance with Section 2.2(b), the Closing does not occur on such date and the Owner Lessor is unable to return such funds to the Owner Participant on such date, the Owner Lessor shall, subject to Section 2.2(c) above, use reasonable efforts to invest such funds from time to time at the written direction of Calpine, and at Calpine's sole expense and risk, in Permitted Investments until such funds can be returned to the Owner Participant. If, on the Scheduled Closing Date, the Owner Participant has made the Owner Participant's Commitment available to the Owner Lessor in accordance with
Section 2.2(b), the Closing does not occur on such date and the Owner Lessor has not returned such funds to the Owner Participant on or before 1:00 p.m., New York City time, on such date, then Calpine shall reimburse the Owner Participant for loss of the use of such funds at the Applicable Rate for each day, from and including the day that such funds were made available to the Owner Lessor by the Owner Participant to, but excluding the earlier of (i) the day that such funds have been returned to the Owner Participant pursuant to Section 2.2(c) (funds received by the Owner Participant after 1:00 p.m., New York City time, of any day shall be deemed to be returned on the next succeeding Business Day) and (ii) the Closing Date. Subject to payment for the account of the Owner Participant of any reimbursement for loss of use of funds due to it at the Applicable Rate, any net gain realized on the investment of such funds (including interest) shall be paid to Calpine by the Owner Lessor on the earlier of (i) the date such funds are returned to the Owner Participant pursuant to Section 2.2(c) and (ii) the Closing Date. The Owner Lessor shall not be liable for any interest on or loss resulting from such investments and, if such funds are made available to the Owner Lessor and utilized to pay the Purchase Price or Transaction Costs on the Closing Date, Calpine shall reimburse the Owner Lessor for any net loss realized on the investment of such funds. If such funds are not so utilized, Calpine shall, in addition to its obligation to reimburse the Owner Participant for loss of use as provided above, reimburse the Owner Participant on the date such funds are returned to the Owner Participant for any net loss realized on the investment of such funds. In order to obtain funds for payment of the Purchase Price or Transaction Costs or to return funds made available to the Owner Lessor by the Owner Participant, the Owner Lessor is authorized to sell any investments or obligations purchased as aforesaid.

        (e) Expiration of Commitments. The obligation of the Owner Participant to make its Equity Investment shall expire at 11:59 p.m., New York City time, on December 31, 2000. If the Closing Date has not occurred on or before December 31, 2000 the Transaction Parties shall have no obligation to consummate the transactions contemplated under this Agreement and, except as provided in Sections 2.3, 9.1 and 9.2, all obligations of the Transaction Parties shall cease and terminate.

        Section 2.3. Transaction Costs.

        (a) If the transactions contemplated by this Agreement are consummated, all Transaction Costs up to an amount equal to US$9,150,000.00, which shall be substantiated or otherwise supported in reasonable detail (provided that legal bills may be redacted to preserve attorney-client privilege), shall be paid promptly after the Closing Date but in no event later than December 29, 2000 by the Owner Lessor (with funds provided by the Owner Participant), assuming all invoices have been approved by Calpine and received by the Owner Lessor by December 26, 2000. All other Transaction Costs, fees, costs and expenses incurred by the Facility Lessees, the Owner Lessor and the Owner Participant shall be paid by Calpine. If the Overall Transaction is not consummated for any reason (including as a result of the Facility Lessees' terminating this Agreement pursuant to Section 12(a)), then Calpine shall bear all Transaction Costs; provided, however, that Calpine shall not be obligated to pay Transaction Costs incurred by the Owner Participant if the Overall Transaction is not consummated on the basis of the provisions of this Agreement due to a failure of the Owner Participant to satisfy any condition to the Closing required to be satisfied by the Owner Participant.

        (b) Following the Closing Date, the Facility Lessees will be responsible for, and will pay as Supplemental Rent on an After-Tax Basis to the Administrator, the annual administration fees, if any, and expenses (including reasonable and documented fees and expenses of its outside counsel) of Wilmington Trust Company (as Administrator pursuant to the LLC Administration Agreements and in its individual capacity), the Indenture Trustee (as such and in its individual capacity) and the Pass Through Trustee.


SECTION 3. REPRESENTATIONS AND WARRANTIES

         Section 3.1. Representations and Warranties of the Facility Lessees. Each of the Facility Lessees represent and warrant that (i) as of the Effective Date, as set forth in clauses (a), (b) and (c) below and (ii) as of the Closing Date, as set forth in each of the clauses of this Section 3.1:

        (a) Due Incorporation, etc. Each Facility Lessee is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Rhode Island (in the case of the Tiverton Lessee) or Maine (in the case of the Rumford Lessee), is duly licensed or qualified and in good standing in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, and has the power and authority to (i) own or hold under lease the property it purports to own or hold under lease,
(ii) carry on its business as now being conducted and as presently proposed to be conducted and (iii) take all actions as may be necessary to consummate the transactions contemplated hereunder and under the other Operative Documents. Each Facility Lessee is an indirect wholly-owned subsidiary of Calpine.

        (b) Authorization; Enforceability, etc. This Agreement and each of the other Operative Documents to which such Facility Lessee is or will be a party have been, or when executed and delivered will be, duly authorized, executed and delivered by all necessary action by such Facility Lessee and, assuming the due authorization, execution and delivery by each other party thereto, this Agreement constitutes and, when executed and delivered, the other Operative Documents to which such Facility Lessee is or will be a party will constitute the legal, valid and binding obligations of such Facility Lessee which is a party hereto or thereto, enforceable against such Facility Lessee in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.

        (c) Non-Contravention. The execution, delivery and performance by each Facility Lessee of this Agreement and each of the other Operative Documents to which it is or will be a party, the consummation by such Facility Lessee of the transactions contemplated hereby and thereby, and compliance by such Facility Lessee with the terms and provisions hereof and thereof, do not and will not (i) contravene any Applicable Law binding on such Facility Lessee or its property, or its organizational documents, (ii) constitute a default by such Facility Lessee under, or result in the creation of any Lien upon the property of such Facility Lessee (other than pursuant to any Operative Document) under any indenture, mortgage or other material contract, agreement or instrument to which such Facility Lessee is a party or by which such Facility Lessee or any of its property is bound, (iii) contravene the Partnership Agreement of such Facility Lessee or (iv) require the consent or approval of any Person which has not already been obtained, in each case with respect to clauses (i), (ii) and (iv) above, which would reasonably be expected to have a Material Adverse Effect.

        (d) Government Actions. Such Facility Lessee has all Permits with, any Governmental Entity or under any Applicable Law required (x) for the due execution, delivery or performance by such Facility Lessee of this Agreement, and the other Operative Documents to which such Facility Lessee is or will be a party or (y) without regard to any other transactions or other actions of the Owner Participant, the Owner Lessor or any Affiliate of any of them or any assignee or transferee of any of the Owner Participant, the Owner Lessor (or any Affiliate of any transferee or assignee) and assuming that none of the Owner Participant, the Owner Lessor or any Affiliate of any of them or any assignee or transferee of any of the Owner Participant (or any Affiliate of any such transferee or assignee) is an "electric utility" or a "public utility" or a "public utility holding company" or any similar entity subject to public utility regulation under any Applicable Law immediately prior to the Closing, with respect to the participation by the Owner Participant, the Owner Lessor in the Overall Transaction, other than (i) any Permit where the failure to obtain or maintain such Permit would not be reasonably likely to result in a Material Adverse Effect, (ii) the FERC Orders, (iii) as may be required under Applicable Law providing for the supervision or regulation of the Owner Participant, the Owner Lessor or any Affiliate of any of them as a result of investing, lending or other commercial activity in which the Owner Participant, the Owner Lessor or any Affiliate of any of them is or may be engaged other than the transactions contemplated hereby or by any of the other Operative Documents, (iv) as may be required under existing Applicable Laws to be obtained, given, accomplished or renewed at any time, or from time to time, in each case, after the Closing Date and which such Facility Lessee has no reason to believe will not be timely obtained and the lack of which would not reasonably be expected to have a Material Adverse Effect or involve any danger of criminal or material civil liability being incurred by the Owner Participant, the Owner Lessor, the Indenture Trustee or the Pass Through Trustee, (v) in connection with any modification to or rebuilding or replacement of the Facilities or any portion thereof that may occur in the future, (vi) as may be required in connection with any refinancing of the applicable Lessor Note or the Certificates or the issuance of applicable Additional Lessor Notes or Additional Certificates, (vii) as may be required in consequence of any transfer of the Member Interest or any transfer of ownership of the applicable Facility or the Owner Lessor's Interest, or any part thereof by the Owner Lessor or the exercise by any such party of dispossessory remedies under the Operative Documents or any relinquishment of the use or operation of such Facility by such Facility Lessee,
(viii) appropriate filing and recording to perfect the Lien of the Collateral Trust Indenture, if required, and the ownership and leasehold interests conveyed pursuant to this Agreement, or (ix) as may be required under any Applicable Law enacted or adopted after the date hereof.

        (e) Litigation. There is no pending or, to the Actual Knowledge of such Facility Lessee, threatened, action, suit, investigation or proceeding against such Facility Lessee or any other Calpine Party before any Governmental Entity which (i) questions the validity of the Tiverton Operative Documents or the Rumford Operative Documents, as the case may be, or the ability of such Facility Lessee or such other Calpine Party to perform its obligations under such Operative Documents to which such Facility Lessee or such other Calpine Party is or will be a party or (ii) if determined adversely to it, could reasonably be expected to have a Material Adverse Effect or otherwise materially adversely affect the Facility leased by such Facility Lessee.

        (f) No Defaults. Neither such Facility Lessee nor any other Calpine Party is in default, and no condition exists that with notice or lapse of time or both would constitute a default, under any mortgage, indenture or other contract, agreement or instrument to which such Facility Lessee or such other Calpine Party is a party or by which such Facility Lessee or such other Calpine Party or its property is bound in any such case where any such default, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

        (g) Location of Chief Executive Office and Principal Place of Business, etc. (1) (x) The chief executive office and principal place of business of the Tiverton Lessee and the office where the Tiverton Lessee keeps its company records concerning the Tiverton Facility, the Tiverton Site and the Tiverton Operative Documents is located at: The Pilot House, 2nd Floor, Lewis Wharf, Boston, Massachusetts 02110 and 50 West San Fernando Street, San Jose, California 95113 and (y) the chief executive office and principal place of business of the Rumford Lessee and the office where the Rumford Lessee keeps its company records concerning the Rumford Facility, the Rumford Site and the Rumford Operative Documents is located in the aforementioned addresses in Boston and San Jose, respectively.

        (2) The Tiverton Facility is located on the Tiverton Site and the Rumford Facility is located on the Rumford Site.

        (3) The condition of such Facility Lessee's applicable Facility is substantially identical to the condition it was in when inspected by the Appraiser in connection with the Closing Appraisal.

        (h) Title; Liens. (1) Each Facility Lessee has (i) good and valid title to the respective Facility leased by such Facility Lessee, free and clear of all Liens other than Permitted Closing Date Liens, and (ii) good and valid title to its interests in its respective Facility Site and Easements free and clear of all Liens other than Permitted Closing Date Liens.

        (2) Upon execution and delivery of the Operative Documents and recording or filing (as appropriate) of the instruments and documents referred to in Part I of Schedule 4.20 in accordance with Section 4.20, (A) good and valid title to the applicable Facility will be duly, validly and effectively conveyed and transferred to the Owner Lessor free and clear of all Liens other than Permitted Closing Date Liens, and (B) good and valid leasehold interest in the related Facility Site will be duly, validly and effectively granted to the Owner Lessor upon the terms and conditions in the corresponding Facility Site Lease, free and clear of all Liens other than Permitted Closing Date Liens.

        (3) When duly authorized, executed and delivered by each of the parties thereto, the Collateral Trust Indenture will create a valid and, when the filings and recordings to be made pursuant to Section 4.20 have been made, first priority perfected Lien in favor of the Indenture Trustee in the Indenture Estate and no filing, recording, registration or notice with, or payment of any fees to, any federal or state Governmental Entity will be necessary to establish or, except for such filings and recordings as will be made pursuant to Section 4.20, to perfect, or give record notice of, the Lien in favor of the Indenture Trustee in the Indenture Estate to the extent such Lien may be perfected by filings or recordings.

        (4) None of the Permitted Encumbrances will, on and after the Closing, interfere with the use, operation or possession of the Facilities (as contemplated by the Operative Documents) or the use of or the exercise by the Owner Lessor of its rights under the applicable Bills of Sale or the Facility Site Leases with respect to the Facilities, the Facility Sites or the Easements, in each case, which could reasonably be expected to have a Material Adverse Effect.

        (i) Regulation U, etc. No Calpine Party is engaged principally, or as one of its principal activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulations T, U or X of the Federal Reserve Board), and no part of the proceeds of Lessor Notes or the Equity Investment will be used by any Calpine Party, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve such Person in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).

         (j) Holding Company Act. Such Facility Lessee is not an "electric utility company," a "holding company", a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" within the meaning of the Holding Company Act, and the execution, delivery and performance of the Operative Documents to which such Facility Lessee is or will be a party will not subject such Facility Lessee to such regulation under the Holding Company Act and do not violate any provision of the Holding Company Act or any rule or regulation thereunder.

         (k) Investment Company Act. Such Facility Lessee is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940.

         (l) Securities Act. Neither such Facility Lessee nor anyone authorized by it has directly or indirectly offered or sold any interest in the Member Interest, the Lessor Notes or the Certificates or any part thereof, or in any similar security or lease, or in any security or lease the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the Member Interest, the Lessor Notes or the Certificates or any part thereof or solicited any offer to acquire any of the same, in any such case, in violation of the registration requirements of Section 5 of the Securities Act.

         (m) Environmental Matters. Except as set forth in Schedule 3.1(m):

         (1) Such Facility Lessee has not received and does not have Actual Knowledge of any written notice, letter, citation, order, warning, complaint, inquiry, claim or demand from any Governmental Entity or any other Person that:
(i) there has been a Release, or there is a threat of Release, of Hazardous Substances in, on, under or from the Facility leased by such Facility Lessee, or the related Facility Site or any of the Easements relating to such Facility;
(ii) such Facility Lessee or any other Calpine Party is or is asserted to be liable, in whole or in part, for the costs of cleaning up, remedying or responding at any location (including any location at which any Hazardous Substances have been generated, stored, treated or disposed by or on behalf of such Facility Lessee or such other Calpine Party) to a Release or threatened Release of any Hazardous Substance generated, used or stored at or Released in, on, under or from the Facility leased by such Facility Lessee, or the related Facility Site or any of the Easements relating to such Facility; (iii) either of the Facilities or either of the Facility Sites is subject to a Lien in favor of any Governmental Entity in response to a Release or threatened Release of Hazardous Substances or (iv) either of the Facility Lessees, Facilities, or the Facility Sites or any of the Easements is or is asserted to be in violation of or not in compliance with any Environmental Law, in any case with respect to clauses (ii), (iii) or (iv), which could reasonably be expected to have a Material Adverse Effect;

         (2) Such Facility Lessee and the other Calpine Parties are in compliance with and have complied with all Environmental Laws, except to the extent that failure to so comply could not reasonably be expected to have a Material Adverse Effect; and

         (3) To such Facility Lessee's Actual Knowledge, there is not and has not been any Environmental Condition (A) at, on, under or from the Facility leased by such Facility Lessee, or the related Facility Site or any of the Easements relating to such Facility, or (B) at, on, under or from any other location resulting from or arising in connection with the operation by any Person of such Facility leased by such Facility Lessee, or the related Facility Site or any of the Easements relating to such Facility, that in each case could reasonably be expected to have a Material Adverse Effect or involve any danger of (i) foreclosure, sale, forfeiture or loss of, or imposition of a material lien on, such Facility leased by such Facility Lessee, or the related Facility Site or any of such Easements, (ii) the impairment of the ownership, use, operation or, maintenance of such Facility, Facility Site or any of the Easements relating to such Facility in any material respect, or (iii) any criminal or material civil liability being incurred by the Owner Participant, the Owner Lessor, the Indenture Trustee or the Pass Through Trustee.

         (4) All environmental permits necessary to own, operate, lease or maintain the Facility leased by such Facility Lessee, the related Facility Site and, to such Facility Lessees' Actual Knowledge, the Easements relating to such Facility in accordance with the Operative Documents and Environmental Laws have been obtained on behalf of the Owner Lessor or by the Lessee and they are final, in proper form, and in full force and effect, with all appeal periods expired, and such Facility Lessee is in compliance with the provisions of all such permits, except where the failure to obtain, maintain the effectiveness of, or comply with such permits would not reasonably be expected to have a Material Adverse Effect or involve any danger of (i) foreclosure, sale, forfeiture or loss of, or imposition of a material lien on, such Facility, Facility Site or Easements, (ii) the impairment of the ownership (or leasehold or easement interest in), use, operation or maintenance of such Facility, Facility Site or Easements in any material respect, or (iii) any criminal or material civil liability being incurred by the Owner Participant, the Owner Lessor, the Indenture Trustee, the Pass Through Trustee or the Certificateholders.

         (n) Operation and Use. Assuming each Facility will continue to be operated substantially as operated as of the Closing Date, the rights and interests to be possessed on the Closing Date by (i) the Tiverton Lessee with respect to the Tiverton Facility, the Tiverton Site and the Tiverton Easements and (ii) the Rumford Lessee with respect to the Rumford Facility, the Rumford Site and the Rumford Easements, and based upon such Facility Lessee's reasonable expectations and on Applicable Law in effect on and as of the Closing Date, the rights and interests made available to the Owner Lessor pursuant to the Operative Documents and the rights contemplated by the related Facility Lease to be made available under such Operative Documents, permit on a commercially practicable basis during the applicable Facility Lease Term and the period following the expiration or termination of such Facility Lease Term, as applicable, until the end of each Facility's useful life as set forth in the Closing Appraisal, (i) the location, occupation, interconnection, maintenance and repair of each Facility, (ii) the use, operation and possession of each Facility, (iii) as of the Closing Date, the use, operation, possession, maintenance, replacement, renewal and repair of all Improvements required to be made to each Facility, (iv) adequate ingress to and egress from each Facility in connection with the ownership, use, operation, possession, maintenance or repair of each Facility and (v) the transmission of electricity from each Facility substantially in the manner currently transmitted as of the Closing Date.

         (o) Tax Returns. Such Facility Lessee and each other Calpine Party has filed all federal, state and local income tax returns which are required to be filed by it and has paid all Taxes shown to be due and payable on such returns or pursuant to any assessment received by it (other than Taxes and assessments the payment of which is being contested in good faith by such

Person and with respect to which appropriate accounting reserves have to the extent required by GAAP been set aside) and neither such Facility Lessee or any other Calpine Party has any Actual Knowledge of any actual or proposed assessment in connection therewith which, either in any case or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

         (p) Jurisdiction. In accordance with Section 14.14 hereof, such Facility Lessee has validly submitted to the jurisdiction of the Supreme Court of the State of New York, New York County and the United States District Court for the Southern District of New York.

         (q) Applicable Law. Such Facility Lessee is in compliance with all Applicable Law, including all applicable zoning, use and building codes, laws, regulations and ordinances relating to the operations, maintenance, use, lease or ownership of its applicable Facility, the related Facility Site and the applicable Easements, except where the noncompliance would not reasonably be expected to have a Material Adverse Effect or involve any danger of (i) foreclosure, sale, forfeiture or loss of, or imposition of a material lien on, such Facility, such Facility Site or any of such Easements, (ii) the impairment of the ownership, use, operation or maintenance of such Facility or such Facility Site in any material respect, or (iii) any criminal or material civil liability being incurred by the Owner Participant, the Owner Lessor, the Indenture Trustee or the Pass Through Trustee, including subjecting the Owner Participant or the Owner Lessor to regulation as a public utility under Applicable Law. None of the Calpine Parties is in default of any judgments, orders or decrees of any Governmental Entity relating to such Facility, such Facility Site or any of such Easements.

         (r) ERISA. Assuming the accuracy of the representations of the other parties hereto and the Certificateholders in the Certificates, the execution and delivery of the Operative Documents and the issuance and sale of the Lessor Notes under the Collateral Trust Indenture and the Certificates under the Pass Through Trust Agreement will be exempt from, or will not involve any transaction which is subject to, the prohibitions of either Section 406 of ERISA or Section 4975 of the Code and will not involve any transaction in connection with which a penalty could be imposed under Section 502(i) of ERISA or a tax could be imposed pursuant to Section 4975 of the Code.

         (s) Insurance. All insurance required to be obtained pursuant to
Schedule 5.45 is in full force and effect.

         (t) No Default; No Event of Loss. No Lease Default or Lease Event of Default, exists or will exist upon execution and delivery of the Operative Documents. No Event of Loss exists or will exist upon the execution and delivery of the Operative Documents.

         (u) Special Assessments. There is no action pending or, to such Facility Lessee's Actual Knowledge, threatened by a Governmental Entity or other Person to specially assess the applicable Facility or the applicable Facility Site for any public improvements constructed or to be constructed which would reasonably be expected to have a Material Adverse Effect.

         (v) Utility Services. The Facilities and the Facility Sites have available all services of public utilities necessary for use and operation of the Facilities as currently being used and as contemplated by the applicable Operative Documents, except where the failure to have any such services or public utilities available would not result in a material adverse effect with respect to either of the Facilities.

         (w) Eminent Domain. There is no action pending with respect to, or threatened by a Governmental Entity or other Person to initiate, a Requisition of any of such Facility, Facility Site or any of the Easements relating to such Facility, which would reasonably be expected to have a Material Adverse Effect.

         (x) Permitted Liens. There are no violations or proceedings or actions pending or threatened, with respect to any easements, reciprocal easement agreements, declarations, development agreements or recorded restrictions or covenants relating, in the case of the Tiverton Lessee, to the Tiverton Facility, the Tiverton Facility Site or any of the Tiverton Easements, and in the case of the Rumford Lessee, to the Rumford Facility, the Rumford Facility Site or any of the Rumford Easements, which would reasonably be expected to have a Material Adverse Effect.

         (y) Access; Egress. Access to and egress from the Facility leased by such Facility Lease and the related Facility Site is available and provided by public streets and/or private roads fully accessible by such Facility Lessee. To such Facility Lessee's Actual Knowledge, there are no plans of any Governmental Entity to change the highway or road system in the vicinity of its related Facility or its related Facility Site, or to restrict or change access from any such highway or road to such Facility or such Facility Site, in either case, in any manner which would reasonably be expected to have a Material Adverse Effect.

         (z) Notices. To such Facility Lessee's Actual Knowledge, (i) there are no outstanding written notices from any Governmental Entity of any violation of, or that its applicable Facility or Facility Site is not in compliance with, any and all Applicable Laws relating to such Facility and such Facility Site or the ownership, use, occupancy and operation thereof and (ii) there are no outstanding written notices that any repairs or work or capital improvements are required to be done at or with respect to such Facility or Facility Site by any Governmental Entity or by any insurance company which currently issues any insurance to such Facility Lessee or by any board of fire underwriters or other body exercising similar functions, except, in either case with respect to (i) or
(ii) above, where such violation, noncompliance or repairs could not reasonably be expected to have a Material Adverse Effect.

         (aa) Business. Such Facility Lessee has not conducted any business other than the acquisition, construction, development, ownership, operation, maintenance, leasing and financing of such Facility Lessee's applicable Facility and Facility Site and activities incidental thereto.

         (bb) Intentionally Omitted.

         (cc) Intellectual Property. To the Actual Knowledge of such Facility Lessee, such Facility Lessee has the right to use all patents, trademarks, service marks, trade names, copyrights, licenses and other rights which are necessary for the operation of its business as presently conducted and to transfer all such rights to the Owner Lessor subsequent to termination of the related Facility Lease, except to the extent failure to possess such rights would not reasonably be likely to result in a Material Adverse Effect.

         (dd) Land Not in Flood Zone. No portion of the Facility leased by such Facility Lessee, or the Easements relating to such Facility or the Facility Site relating to such Facility includes improved real property that is located in an area that has been identified by the Director of the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, as amended.

         (ee) No Fraudulent Conveyances. Each Facility Lessee is consummating the transactions contemplated hereby, including transfer of certain of its assets and properties to the Owner Lessor, in good faith and without any intent to defraud creditors of such Facility Lessee or subsequent purchasers. The execution and delivery of the Operative Documents to which such Facility Lessee is a party will not render such Facility Lessee insolvent under GAAP or leave such Facility Lessee with assets whose present fair valuation of assets is less than the present fair valuation of such Facility Lessee's debts. As used in this
Section 3.1(ee), "debts" includes any and all liabilities, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent, and whether or not such liabilities are required under GAAP to be shown on each Facility Lessee's balance sheet. The execution and delivery of the Operative Documents to which each Facility Lessee is a party will not leave it with property remaining in its hands which would constitute unreasonably small assets or capital, and each Facility Lessee has and, after giving effect to such transactions will have, an adequate amount of assets and capital to engage in its business now and in the future, based on the actual and anticipated needs for capital of the businesses anticipated to be conducted by such Facility Lessee, and based upon the other information described herein. After giving effect to the transactions contemplated under the Operative Documents, each Facility Lessee will be able to pay all of its debts and liabilities, including unrecorded contingent liabilities, as they mature, each Facility Lessee will have positive cash flow after paying all of its scheduled and anticipated debt as it matures, and each Facility Lessee will realize sufficient monies from current assets in the ordinary and usual course of business to pay recurring current debt, short-term debt and long-term debt as such debts mature.

         (ff) No Additional Fees. Except for the fees referred to in clause (xviii) and (xix) of the definition of Transaction Costs, such Facility Lessee has not paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of arranging the financing of the transactions contemplated by the Operative Documents.

         (gg) Status under Certain Statutes. Neither the Facility Lessees, the Owner Participant, the Owner Lessor, the Indenture Trustee, the Pass Through Trustee nor any Certificateholder solely as a result of execution, delivery and performance of, and the consummation of the transactions contemplated by the Operative Documents shall be or become (i) subject to regulation as a "public utility company," "holding company," an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company" within the meaning of PUHCA or (ii) a "public utility" (except that the Facility Lessees will each be a public utility subject to the Federal Power Act with authority to sell wholesale electricity at market-based rates and with waivers of regulations customarily granted to a public utility that sells wholesale power at market-based rates), a "transmitting utility," or an "electric utility" within the meaning of the Federal Power Act (iii) subject to state regulation of rates, or (iv) organizational requirements for electric utilities.

         (hh) Material Omission. Neither the Offering Circular (including any preliminary offering circular approved by such Facility Lessee for distribution) nor the written information furnished to the Owner Lessor, the Owner Participant, the Indenture Trustee and the Pass Through Trustee by or on behalf of such Facility Lessee or any of its Affiliates in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, that no representation or warranty is made with regard to
(i) any projections or other forward-looking statements provided by or on behalf of the Facility Lessee, or (ii) the descriptions of the Operative Documents or the tax consequences to beneficial owners of Certificates; provided, further, each of the Transaction Parties acknowledge and agrees that (i) Calpine has heretofore provided to the Appraiser, solely in order to assist the Appraiser in connection with the preparation of the appraisal to be delivered by the Appraiser to certain of the Transaction Parties at the Closing, certain (1) general market information, (2) information about the Maine and Rhode Island energy markets and (3) information passed along from other Persons and (ii) that the Facility Lessee makes no representation or warranty whatsoever with respect to the information described in clause (i) above except to the extent expressly set forth in Section 4(b) of the Tax Indemnity Agreement.

         (ii) Exempt Wholesale Generator. Each Facility Lessee is an "exempt wholesale generator" under PUHCA. The Facility leased by such Facility Lessee is interconnected with the high voltage network operated by ISO New England and has access to transmission services and ancillary services sufficient to sell the net generating capacity of such Facility at wholesale, and such Facility Lessee has the authority to sell wholesale electric power from the net generating capacity of such generating Facility at market-based rates.

         (jj) FERC Orders. The Facility Lessees have duly filed with FERC the filings referenced in Section 4.37 and, except with respect to the determination by FERC of EWG status, received from FERC the orders referenced therein.

         (kk) Fully Taxable. As of the Closing Date, each Person owning an Ownership Interest (i) is fully taxable at the highest federal tax rate and (ii) expects to be fully taxable at the highest federal tax rate throughout the Lease Term; for the avoidance of doubt, this representation is not intended to be construed as nor shall it be deemed to be a guaranty as to any such Person's future taxation.

         (ll) Commencement of Commercial Operations and Compliance. To the knowledge of the Tiverton Lessee, the Tiverton Facility has commenced commercial operations with at least 260 MW of capacity and complies in all material respects with the other specifications set forth in the purchase and construction contracts for such Facility, and to the knowledge of the Rumford Lessee, the Rumford Facility has commenced commercial operations with at least 260 MW of capacity and complies in all material respects with the other specifications set forth in the purchase and construction contracts for such Facility, except as disclosed in the R.W. Beck

Reports delivered to the Owner Participant, the Owner Lessor, and the Indenture Trustee prior to the Closing Date.

         Section 3.2. Representations and Warranties of the Owner Lessor. The Owner Lessor represents and warrants that (i) as of the Effective Date, as set forth in clauses (a), (b) and (c) below and (ii) as the Closing Date, as set forth in each of the clauses of this Section 3.2:

         (a) Due Organization. The Owner Lessor is a duly organized and validly existing limited liability company under the laws of the State of Delaware of which the Owner Participant is the sole member, and has the power and authority to enter into and perform its obligations under this Agreement and each of the other Operative Documents to which it is a party.

         (b) Due Authorization, Enforceability; etc. (1) (i) This Agreement and each of the other Operative Documents (other than the Lessor Notes) to which the Owner Lessor is or will be a party has been or when executed and delivered will be duly authorized, executed and delivered by the Owner Lessor, and (ii) assuming the due authorization, execution and delivery of this Agreement by each party hereto other than the Owner Lessor, this Agreement constitutes and when executed and delivered each of the other Operative Documents (other than the Lessor Notes) to which it is or will be a party will be the legal, valid and binding obligations of the Owner Lessor, enforceable against the Owner Lessor in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.

         (2) Upon the execution of the Lessor Notes by the Owner Lessor in accordance with the Collateral Trust Indenture and delivery of such Lessor Notes against payment therefor, the Lessor Notes will constitute legal, valid and binding obligations of the Owner Lessor, enforceable against the Owner Lessor in accordance with their terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.

         (c) Non-Contravention. The execution and delivery by the Owner Lessor of this Agreement and the other Operative Documents to which it is or will be a party, the consummation by the Owner Lessor of the transactions contemplated hereby and thereby, and the compliance by the Owner Lessor with the terms and provisions hereof and thereof, do not and will not contravene any Applicable Law of the United States of America or the State of Delaware, or the LLC Agreement or the Owner Lessor's other organizational documents or contravene the provisions of, or constitute a default by the Owner Lessor under any indenture, mortgage or other material contract, agreement or instrument to which the Owner Lessor is a party or by which the Owner Lessor or its property is bound, or in the creation of any Owner Lessor's Lien; provided, however, that no representation is made with respect to the right, power or authority of the Owner Lessor to act as operator of the Facilities following a Lease Event of Default.

        (d) Governmental Actions. Assuming the representations and warranties of the Facility Lessees contained in paragraphs (j), (k), (l), (m), (q), (z),
(gg) and (ii) of Section 3.1 are true, no authorization or approval or other action by, and no notice to or filing or registration with, any Governmental Entity is required for the due execution, delivery or performance by the

Owner Lessor, as the case may be, of the LLC Agreement, the Collateral Trust Indenture, the Lessor Notes, this Agreement or the other Operative Documents to which the Owner Lessor is or will be a party, other than any such authorization or approval or other action or notice or filing as has been duly obtained, taken or given.

         (e) Litigation. There is no pending or, to the Actual Knowledge of the Owner Lessor, threatened, action, suit, investigation or proceeding against the Owner Lessor before any Governmental Entity which (i) questions the validity of the Operative Documents or the ability of the Owner Lessor to perform its obligations under the Operative Documents to which it is or will be a party or
(ii) if determined adversely to it, could reasonably be expected to materially adversely affect the ability of the Owner Lessor to perform its obligations under this Agreement or any other Operative Document to which it is or will be a party or would materially adversely affect the Facilities, the Facility Sites or any interest therein or part thereof or the Lien of the Indenture Trustee on the Indenture Estate.

         (f) Liens. The Owner Lessor's right, title and interest in and to the Lessor Estate is free of all Owner Lessor's Liens.

         (g) Location of Chief Executive Office; Principal Place of Business. The chief executive office and principal place of business of the Owner Lessor where the Owner Lessor will keep its corporate records concerning the Facilities, the Facility Sites and the Operative Documents is located in Stamford, Connecticut.

         (h) Securities Act. Neither the Owner Lessor nor anyone authorized by it has directly or indirectly offered or sold any interest in the Member Interest, the Lessor Notes or the Certificates or any part thereof, or in any similar security or lease, the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the Member Interest, the Lessor Notes or the Certificates or any part thereof or solicited any offer to acquire any of the same in violation of the registration requirements of Section 5 of the Securities Act.

         Section 3.3. Intentionally Omitted.

         Section 3.4. Representations and Warranties of the Owner Participant. The Owner Participant represents and warrants (i) as of the Effective Date, as set forth in clauses (a), (b) and (c) below and (ii) as of the Closing Date, as set forth in each of the clauses of this Section 3.4:

         (a) Due Organization. The Owner Participant is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to enter into and perform its obligations under this Agreement, the LLC Agreement and the Tax Indemnity Agreement. The Owner Participant is an indirect wholly owned subsidiary of Philip Morris Capital Corporation.

         (b) Due Authorization, Enforceability; etc. This Agreement, the LLC Agreement and the Tax Indemnity Agreement have been or when executed and delivered will be duly authorized, executed and delivered by the Owner Participant and assuming the due authorization, execution and delivery by each other party thereto, this Agreement, the LLC Agreement, the Tax Indemnity Agreement and any other Operative Document to which the Owner Participant is or will be a party constitute or when executed and delivered will constitute the legal, valid and binding obligations of the Owner Participant, enforceable against the Owner Participant in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.

         (c) Non-Contravention. The execution and delivery by the Owner Participant of this Agreement, the LLC Agreement, the Tax Indemnity Agreement and any other Operative Document to which the Owner Participant is or will be a party, the consummation by the Owner Participant of the transactions contemplated hereby and thereby, and the compliance by the Owner Participant with the terms and provisions hereof and thereof, do not and will not contravene any Applicable Law binding on the Owner Participant, or its organizational documents, or contravene the provisions of, or constitute a default under any indenture, mortgage or other material contract, agreement or instrument to which the Owner Participant is a party or by which the Owner Participant or its property is bound or result in the creation of any Owner Participant's Lien (other than any Lien created under any Operative Document) upon the Lessor Estate, the Facility Sites or any interest therein or part thereof (it being understood that no representation or warranty is being made as to (i) any Applicable Laws relating to the particular nature of the Facilities or the Facility Sites or (ii) other than its representations set forth in Section 3.4(g), ERISA or Section 4975 of the Code).

         (d) Governmental Action. Assuming the representations and warranties of the Facility Lessees contained in paragraphs (j), (k), (l), (m), (q), (z), (gg) and (ii) of Section 3.1 are true, no authorization or approval or other action by, and no notice to or filing or registration with, any Governmental Entity is required for the due execution, delivery or performance by the Owner Participant of this Agreement, the LLC Agreement, the Tax Indemnity Agreement or any other Operative Document to which the Owner Participant is or will be a party, other than any authorization or approval or other action or notice or filing as has been duly obtained, taken or given (it being understood that no representation or warranty is being made as to any Applicable Laws relating to the Facilities or the Facility Sites).

        (e) Litigation. There is no pending or, to the Actual Knowledge of the Owner Participant, threatened, action, suit, investigation or proceeding against the Owner Participant before any Governmental Entity which (i) questions the validity of the Operative Documents or the ability of the Owner Participant to perform its obligations under the Operative Documents to which it is or will be a party or (ii) if determined adversely to it, could reasonably be expected to materially adversely affect the ability of the Owner Participant to perform its obligations under the LLC Agreement, this Agreement or any other Operative Document to which it is or will be a party or would materially adversely affect the Facilities, the Facility Sites or any interest therein or part thereof or the Lien of the Indenture Trustee on the Indenture Estate.

        (f) Liens. Each of the Lessor Estate, the Facility Sites, the Easements and any interest therein or part thereof is free of any Owner Participant's Liens.

        (g) ERISA. No part of the funds to be used by the Owner Participant to make its investment pursuant to this Agreement, directly or indirectly, constitutes or is deemed to constitute assets (within the meaning of ERISA and any applicable rules, regulations and court decisions thereunder) of any "employee benefit plan" (as defined in Section 3(3) of ERISA) that is subject to ERISA, of any Transaction Party and ERISA Affiliate thereof.

         (h) Acquisition for Investment. The Owner Participant is purchasing the Member Interest to be acquired by it for its own account with no present intention of distributing such Member Interest or any part thereof in any manner which would require registration under or would violate the Securities Act, but without prejudice, however, to the right of the Owner Participant at all times to sell or otherwise dispose of all or any part of such Member Interest under an exemption from registration available under such Act.

         (i) Securities Act. Neither the Owner Participant nor anyone authorized by it has directly or indirectly offered or sold any interest in the Member Interest, the Lessor Notes or the Certificates or any part thereof, or in any similar security or lease, or in any security or lease the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the Member Interest, the Lessor Notes or the Certificates or any part thereof or solicited any offer to acquire any of the same in violation of the registration requirements of Section 5 of the Securities Act.

         (j) Holding Company Act and Federal Power Act. Immediately prior to executing this Agreement, the Owner Participant is not an "electric utility", "electric utility company", "public utility", "public-utility company", "holding company" or a "subsidiary company" or "affiliate" of any of the foregoing, under the Federal Power Act or the Holding Company Act.

         (k) Investment Company Act. The Owner Participant is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940.

         Section 3.5. Representations and Warranties of Indenture Trustee and the Lease Indenture Company. The Lease Indenture Company and the Indenture Trustee hereby severally represent and warrant (i) as of the Effective Date, as set forth in clauses (a), (b) and (c) below and (ii) as of the Closing Date, as set forth in each of the clauses of this Section 3.5:

         (a) Due Organization. The Lease Indenture Company is a national banking association duly organized, validly existing and in good standing under the laws of the United States, has the corporate power and authority, as Indenture Trustee and/or in its individual capacity to the extent expressly provided herein or in the Collateral Trust Indenture, to enter into and perform its obligations under the Collateral Trust Indenture, this Agreement and each of the other Operative Documents to which it is or will be a party.

        (b) Due Authorization, Enforceability; etc. (1) (i) This Agreement has been duly authorized, executed and delivered by the Indenture Trustee and the Lease Indenture Company, and (ii) assuming the due authorization, execution and delivery of this Agreement by each party hereto other than the Indenture Trustee and the Lease Indenture Company, this Agreement constitutes a legal, valid and binding obligation of the Lease Indenture Company and the Indenture Trustee, enforceable against the Lease Indenture Company or the Indenture Trustee, as the case may be, in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.

         (2) (i) Each of the other Operative Documents to which the Indenture Trustee is or will be a party has been or when executed and delivered will be duly authorized, executed and delivered by the Indenture Trustee, and (ii) assuming the due authorization, execution and delivery of each of the other Operative Documents by each party thereto other than the Indenture Trustee, each of the other Operative Documents to which the Indenture Trustee is or will be a party constitutes or when executed and delivered will be a legal, valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.

         (c) Non-Contravention. The execution and delivery by the Lease Indenture Company, in its individual capacity or as Indenture Trustee, as the case may be, of this Agreement and the other Operative Documents to which it is or will be a party, the consummation by the Lease Indenture Company, in its individual capacity or as Indenture Trustee, as the case may be, of the transactions contemplated hereby and thereby, and the compliance by the Lease Indenture Company, in its individual capacity or as Indenture Trustee, as the case may be, with the terms and provisions hereof and thereof, do not and will not contravene any Applicable Law of the State of Connecticut or the United States of America governing the Lease Indenture Company or the banking or trust powers of the Lease Indenture Company, or its articles of association or by-laws, or contravene the provisions of, or constitute a default by the Lease Indenture Company under or pursuant to any indenture, mortgage or other material contract, agreement or instrument to which the Lease Indenture Company is a party or by which the Lease Indenture Company or its property is bound, or result in the creation of any Lien attributable to the Lease Indenture Company upon the Indenture Estate, the Facility Sites or any interest therein or any part thereof (other than the Lien of the Collateral Trust Indenture), which would materially adversely affect the ability of the Lease Indenture Company, in its individual capacity or as Indenture Trustee, as the case may be, to perform its obligations under this Agreement or the other Operative Documents to which it is or will be a party or would materially adversely affect the Facilities, the Facility Sites or any interest therein or part thereof or the security interest of the Indenture Trustee in the Indenture Estate; provided, however, that no representation or warranty is made with respect to the right, power or authority of the Lease Indenture Company or the Indenture Trustee to act as operator of the Facilities following a Lease Event of Default.

         (d) Governmental Action. Assuming the representations and warranties of the Facility Lessees contained in paragraphs (j), (k), (l), (m), (q), (z), (gg) and (ii) of Section 3.1 are true, no authorization or approval or other action by, and no notice to or filing or registration with, any Governmental Entity of the State of Delaware or of the United State of America governing its banking or trust powers is required for the due execution, delivery or performance by the Lease Indenture Company or the Indenture Trustee, as the case may be, of this Agreement or the other Operative Documents to which the Indenture Trustee is or will be a party, other than any such authorization or approval or other action or notice or filing as has been duly obtained, taken or given.

        (e) Litigation. There is no pending or, to the Actual Knowledge of the Lease Indenture Company, threatened, action, suit, investigation or proceeding against the Lease Indenture Company before any Governmental Entity which (i) questions the validity of the Operative Documents or the ability of the Lease Indenture Company or the Indenture Trustee to perform its obligations under the Operative Documents to which it is or will be a party or (ii) if determined adversely to it, could reasonably be expected to materially adversely affect the ability of the Lease Indenture Company to perform its obligations under this Agreement or any other Operative Document to which it is or will be a party or could reasonably be expected to materially adversely affect the Facilities, the Facility Sites or any interest therein or part thereof or the Lien of the Indenture Trustee on the Indenture Estate.

         Section 3.6. Representations, Warranties and Covenants of Pass Through Trustee and the Pass Through Company.

         The Pass Through Company and the Pass Through Trustee hereby severally represent and warrant (i) as of the Effective Date, as set forth in clauses (a),
(b) and (c) below and (ii) as of the Closing Date, as set forth in each of the clauses of this Section 3.6:

        (a) Due Organization. The Pass Through Company is a national banking association duly organized, validly existing and in good standing under the laws of the United States, has the corporate power and authority, as Pass Through Trustee and/or in its individual capacity to the extent expressly provided herein or in the Pass Through Trust Agreements, to enter into and perform its obligations under the Pass Through Trust Agreement, this Agreement and each of the other Operative Documents to which it is or will be a party.

         (b) Due Authorization, Enforceability; etc.

             (i) (A) This Agreement has been duly authorized, executed and delivered by the Pass Through Trustee and the Pass Through Company and (B) assuming the due authorization, execution and delivery of this Agreement by each party hereto other than each Pass Through Trustee and the Pass Through Company, as the case may be, this Agreement constitutes a legal, valid and binding obligation of the Pass Through Company and each Pass Through Trustee, enforceable against the Pass Through Company or each Pass Through Trustee, as the case may be, in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

             (ii) (A) Each of the other Operative Documents to which the Pass Through Company or such Pass Through Trustee is or will be a party has been or when executed and delivered will be duly authorized, executed and delivered by the Pass Through Company or such Pass Through Trustee, as the case may be, and
(B) assuming the due authorization, execution and delivery of each of the other Operative Documents by each party thereto other than the Pass Through Company or such Pass Through Trustee, as the case may be, each of the other Operative Documents to which the Pass Through Company or such Pass Through Trustee is or will be a party constitutes or when executed and delivered will constitute a legal, valid and binding obligation of the Pass Through Company or such Pass Through Trustee, enforceable against the Pass Through Company or such Pass Through Trustee, as the case may be, in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

        (c) Non-Contravention. The execution and delivery by the Pass Through Company, in its individual capacity or as Pass Through Trustee, as the case may be, of this Agreement and the other Operative Documents to which it is or will be a party, the consummation by the Pass Through Company, in its individual capacity or as Pass Through Trustee, as the case may be, of the transactions contemplated hereby and thereby, and the compliance by the Pass Through Company, in its individual capacity or as Pass Through Trustee, as the case may be, with the terms and provisions hereof and thereof, do not and will not contravene any Applicable Law of the United States of America or the State of Connecticut governing the Pass Through Company or the banking or trust powers of the Pass Through Company, or its organizational documents or by-laws, or contravene the provisions of, or constitute a default by the Pass Through Company under, or result in the creation of any Lien attributable to the Pass Through Company upon the Certificates or any indenture, mortgage or other material contract, agreement or instrument to which the Pass Through Company is a party or by which the Pass Through Company or its property is bound which would materially adversely affect the ability of the Pass Through Company, in its individual capacity or as Pass Through Trustee, as the case may be, to perform its obligations under this Agreement or the other Operative Documents to which it is a party or would materially adversely affect the Facilities, the Facility Sites or any interest therein or part thereof or the security interest of any Pass Through Trustee in the Indenture Estate; provided, however, that no representation is made with respect to the right, power or authority of the Pass Through Company or any Pass Through Trustee to act as operator of the Facilities following a Lease Event of Default.

        (d) Governmental Action. Assuming the representations and warranties of the Facility Lessees contained in paragraphs (j), (k), (l), (m), (q), (z), (gg) and (ii) of Section 3.1 are true, no authorization or approval or other action by, and no notice to or filing or registration with, any Governmental Entity governing its banking or trust powers is required for the due execution, delivery or performance by the Pass Through Company or any Pass Through Trustee, as the case may be, of this Agreement or the other Operative Documents to which such Pass Through Trustee is or will be a party, other than any such authorization or approval or other action or notice or filing as has been duly obtained, taken or given.

        (e) Litigation. There is no pending or, to the knowledge of the Pass Through Company, threatened action, suit, investigation or proceeding against the Pass Through Company either in its individual capacity or as Pass Through Trustee, before any Governmental Entity which, if determined adversely to it, would materially adversely affect the ability of the Pass Through Company, in its individual capacity or as Pass Through Trustee, as the case may be, to perform its obligations under this Agreement or the other Operative Documents to which it is a party or would materially adversely affect the Facilities, the Facility Sites or any interest therein or part thereof or the security interest of any Pass Through Trustee in the Indenture Estate or which questions the validity or enforceability of any Operative Document to which the Pass Through Trustee or the Pass Through Company is a party.

SECTION 4. CLOSING CONDITIONS

         The obligations of the Owner Participant, the Owner Lessor, the Lease Indenture Company, the Indenture Trustee, the Pass Through Company, the Pass Through Trustee, the Guarantor and the Facility Lessees to consummate the transactions contemplated hereby on the Closing Date shall be subject to the following conditions, except that the obligations of any Person shall not be subject to such Person's own performance or compliance, and each of the Transaction Parties (other than the Certificateholders) shall provide such proof of satisfaction of these conditions as any other Transaction Party shall reasonably request.

        Section 4.1.  Completion of the Facility.

         (a) the Tiverton Facility shall have commenced commercial operations with at least 260 MW of capacity and shall comply in all material respects with the other specifications set forth in the purchase and construction contracts for such Facility, and the Rumford Facility shall have commenced commercial operations with at least 260 MW of capacity and shall comply in all material respects with the other specifications set forth in the purchase and construction contracts for such Facility, except as disclosed in the R.W. Beck Reports delivered to the Owner Participant, the Owner Lessor and the Indenture Trustee prior to the Closing Date.

         Section 4.2. Operative Documents. On or before the Closing Date, each of the Operative Documents to be delivered at or before the Closing (as well as any other agreements, certificates and other documents relating to the Overall Transaction to be delivered at Closing (including, without limitation, the Offering Circular)) shall have been duly authorized, executed and delivered by the parties thereto (if attached as an Exhibit hereto, in substantially the form attached as such Exhibit or if not so attached, in form and substance satisfactory to each Transaction Party), shall each be in full force and effect, and executed counterparts of each shall have been delivered to each of the parties hereto (other than the Tax Indemnity Agreement, which shall only be delivered to the parties thereto). Notwithstanding any of the foregoing, the Calpine Guaranties, the OP Parent Guaranty and this Agreement shall be executed on the Effective Date and shall, on the Closing Date, remain in full force and effect.

         Section 4.3. Certificates and the Lessor Notes. Each of the conditions precedent contained in the Certificate Purchase Agreement shall have been satisfied or waived by the Initial Purchasers and such Initial Purchasers shall have purchased the Certificates pursuant to and in accordance with, the terms of the Certificate Purchase Agreement and the Proceeds shall have been provided to the Owner Lessor through the purchase by the Pass Through Trustee of the Lessor Notes.

         Section 4.4. Equity Investment. The Owner Participant shall have made or caused to be made the Equity Investment available to the Owner Lessor at the place and in the manner contemplated by Section 2.

         Section 4.5. Organizational Documents. Each of the Transaction Parties shall have received certified copies of the organizational documents of each of the other parties hereto and resolutions of the board of directors of each such other corporate party duly authorizing the transaction and such documents and such evidence as each party may reasonably request in order to establish the authority of each such other party to consummate the transactions contemplated by this Agreement, the taking of all corporate and other proceedings in connection therewith and compliance with the conditions herein or therein set forth and the incumbency of all officers signing any of the Operative Documents. Each of the foregoing documents shall be reasonably satisfactory to each recipient thereof.

         Section 4.6. Representations and Warranties. The representations and warranties of each party hereto set forth in Section 3 shall be true and correct on and as of the Closing Date with the same effect as though made on and as of the Closing Date.

         Section 4.7. Defaults, Events of Default, Events of Loss. No Lease Event of Default, Lease Indenture Event of Default or Event of Loss or event that with the passage of time or giving of notice or both would constitute a Lease Event of Default, Lease Indenture Event of Default or an Event of Loss shall have occurred and be continuing.

         Section 4.8. Intentionally Omitted.

         Section 4.9. Consents. All permits, licenses, approvals and consents (including management, credit and other internal approvals of the Transaction Parties) necessary to consummate the Overall Transaction and to own and operate the Facilities as currently operated shall have been duly obtained and shall be in full force and effect and in the form and substance satisfactory to each of the Transaction Parties.

         Section 4.10. Governmental Actions. All actions, if any, required to have been taken by any Governmental Entity on or prior to the Closing Date in connection with the transactions contemplated by any Operative Document, including, without limitation, the FERC Orders, shall have been taken and, except with respect to the determination by FERC of EWG status, all Applicable Permits required to be in effect on the Closing Date in connection with the consummation of the transactions contemplated by the Operative Documents shall have been issued and shall be in full force and effect; and all such Applicable Permits shall be final, in full force and effect on the Closing Date and with all appeal periods expired.

         Section 4.11. Insurance. Insurance (including all related endorsements) complying with the requirements of Schedule 5.45 shall be in full force and effect and all premiums thereon shall be current. The Owner Participant and the Manager shall have received a certificate or certificates (or binders, if certificates are not then available) dated the Closing Date of Marsh USA, Inc. or an independent insurance broker or carrier reasonably satisfactory to such Persons stating that such insurance complies with the requirements of Schedule 5.45, is in full force and effect and all premiums then due and payable in connection therewith have been paid.

         Section 4.12. Ratings. The Certificates shall have been rated at least Ba1 by Moody's and BB+ by S&P.

         Section 4.13. Environmental Report. The Owner Participant and the Manager shall have received copies of the Environmental Reports which shall be in form and substance satisfactory to such parties (with a copy to the Indenture Trustee). Each Facility Lessee shall use reasonable efforts to cause the Environmental Consultant to deliver at the same time a reliance letter addressed to the Owner Lessor, the Manager and the Owner Participant allowing them to rely on such reports as if addressed to each of them.

         Section 4.14. Surveys; Site Description. With respect to the Tiverton Facility, the Owner Participant shall have received a copy of the Survey (Tiverton) in form and substance satisfactory to the Owner Participant. With respect to the Rumford Facility, the Owner Participant shall have received a "boundaries" drawing in form and substance reasonably satisfactory to the Owner Participant and a certificate of an independent engineer certifying that the Rumford Facility is located on the Rumford Facility Site.

         Section 4.15. Appraisal; Condition of the Facility. The Owner Participant shall have received the Closing Appraisal prepared by the Appraiser addressed and delivered only to the Owner Participant and in form and substance satisfactory to the Owner Participant, together with a letter of the Appraiser certifying that its conclusions set forth in the Closing Appraisal are true and correct as of the Closing Date.

         Section 4.16. Letter from the Appraiser. The Owner Lessor shall have received a satisfactory letter of the Appraiser setting forth the conclusions of the Closing Appraisal as to the fair market value and useful life of each Facility as of the Closing Date and the methodology of determination thereof.

         Section 4.17. Other Reports. The Owner Participant shall have received copies of the reports of the Engineering Consultant, the Insurance Consultant, and the Power Market Consultant, each in form and substance reasonably satisfactory to the Owner Participant.

         Section 4.18. Opinion with Respect to Certain Tax Aspects. The Owner Participant shall have received the opinion, dated the Closing Date, of Hunton & Williams LLP addressed and delivered only to the Owner Participant as to certain tax matters and in form and substance satisfactory to the Owner Participant.

         Section 4.19. Opinions of Counsel. Each of the relevant Transaction Parties shall have received an opinion or opinions, dated the Closing Date, of
(a) Ronald W. Fischer, Esq., in-house counsel to the Facility Lessees and Guarantor, (b) Thelen Reid & Priest LLP, special counsel to the Facility Lessees and Guarantor, (c) Steptoe & Johnson, special regulatory counsel to the Facility Lessees, (d) Drummond Woodsom & MacMahon, Maine special counsel to the Facility Lessees, (e) Hinckley, Allen & Snyder LLP, Rhode Island special counsel to the Facility Lessees, (f) Doug Levene, Esq., in-house counsel to the Owner Participant and the Owner Lessor, (g) Hunton & Williams, counsel to the Owner Participant and to the Owner Lessor, (h) Verill & Dana, LLP, Maine counsel to the Initial Purchasers, (i) Peabody & Arnold, Rhode Island counsel to the Initial Purchasers, (j) Bingham Dana LLP, counsel to the Lease Indenture Company and the Indenture Trustee and (k) Bingham Dana LLP, counsel to the Pass Though Trustee and the Pass Through Company, (l) Dewey Ballantine LLP, special counsel to CSFB, and (m) Roger Wiegley, Esq., counsel to CSFB, in each case in form and substance reasonably satisfactory to each Transaction Party. Each such Person expressly consents to the rendering by its counsel of the opinion referred to in this Section 4.19 and acknowledges that such opinion shall be deemed to be rendered at the request and upon the instructions of such Person, each of whom has consulted with and has been advised by its counsel as to the consequences of such request, instructions and consent. Furthermore, each such counsel shall, to the extent requested, permit the Rating Agencies and the Initial Purchasers to rely on their opinion as if such opinion were addressed to such parties.

         Section 4.20. Recordings and Filings. All filings and recordings listed on Schedule 4.20 hereto shall have been duly made and all filing, recordation, transfer and other fees payable in connection therewith shall have been paid; and the filing of all precautionary financing statements under the Uniform Commercial Code of Rhode Island, Maine and Delaware and any other documents as may be reasonably requested by counsel to the Owner Participant, the Indenture Trustee or the Pass Through Trustee to perfect (i) the right, title and interest of the Owner Lessor in the Facilities and its leasehold interest in the Facility Sites and Easements, or any part thereof or interest therein and (ii) and the Lien of the Indenture Trustee on the Indenture Estate.

         Section 4.2.1 Intentionally Omitted.

         Section 4.22. Taxes. All Taxes, if any, due and payable on or before the Closing Date in connection with the execution, delivery, recording and filing of this Agreement or any other Operative Document, or any document or instrument contemplated thereby shall have been duly paid in full.

         Section 4.23. No Changes in Applicable Law. No change shall have occurred in Applicable Law or the interpretation thereof by any competent court or other Governmental Entity that would make it illegal for the Owner Participant, the Owner Lessor, the Indenture Trustee, the Pass Through Trustee or either of the Facility Lessees, to participate in any of the transactions contemplated by the Operative Documents or would materially adversely affect the Facilities or the Facility Sites. On the Closing Date, each Certificateholder's purchase of Lessor Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which such Certificateholder is subject, (ii) not violate any Applicable Law (including Regulation U, T or X of the Board of Governors of the Federal Reserve System) and (iii) not subject any Certificateholder to any tax, penalty or liability under or pursuant to any Applicable Law, which Applicable Law was not in effect on the date hereof. If requested by any Certificateholder, such Certificateholder shall have received an Officer's Certificate of the Owner Lessor, in form and substance satisfactory to such Certificateholder, certifying as to such matters of fact as such Certificateholder may reasonably specify to enable such Certificateholder to determine whether such purchase is so permitted.

         Section 4.24. Registered Agent for the Facility Lessees and the Owner Lessor. National Registered Agents, Inc. shall have been appointed by the Facility Lessees, and CT Corporation System shall have been appointed by the Owner Lessor, each as registered agent for service of process in the State of New York as provided in the Operative Documents and each of National Registered Agents, Inc. and CT Corporation System shall have accepted such appointments.

         Section 4.25. Operating Lease Treatment. As to each Facility Lessee, the present value of Basic Rent payable during the Basic Lease Term under the applicable Facility Lease (taking into account any rent adjustment through or contemplated on the Closing Date), together with all rent payable under the related Facility Site Lease and Facility Site Sublease, discounted at the Discount Rate, shall satisfy the 90 percent test for operating lease classification under FASB 13. Each Facility Lessee shall have received confirmation from Arthur Andersen LLP that its applicable Facility Lease will be treated as an operating lease under FASB 13 and FASB 98 for the purposes of GAAP.

         Section 4.26. Rent Adjustments. As to each Facility Lessee, the aggregate of all rent adjustments made on or before, or contemplated to be made on, the Closing Date (other than adjustments to reflect a change in Transaction Costs or the actual interest rates on the Certificates) shall not cause either
(i) the pre-tax net present value of Basic Rent discounted at 6% to increase by more than 100 basis points or (ii) the total Basic Rent to increase by more than 2%.

         Section 4.27. Title Insurance. Each of the Title Policies shall have been delivered to the Owner Participant, the Owner Lessor, the Indenture Trustee, as the case may be, with copies to the Pass Through Trustee.

         Section 4.28. Intentionally Omitted.

         Section 4.29. Intentionally Omitted.

         Section 4.30. Intentionally Omitted.

         Section 4.31. Intentionally Omitted.

         Section 4.32. Letter as to Number of Offerees. (i) The Owner Participant and the Certificateholders shall have received a certification from the Facility Lessees as to the number of offerees by it of the Lessor Estate and
(ii) the Facility Lessees and the Initial Purchasers shall have received certification from CSFB as to the number of offerees by it of the Lessor Estate and the Certificates, respectively.

         Section 4.33. Lien Search. The Owner Participant (with a copy to the Indenture Trustee) shall have received Lien searches with respect to each Facility Lessee and its partners in form and substance satisfactory to such parties.

         Section 4.34. Intentionally Omitted.

         Section 4.35. Litigation. There shall be no actions, investigations, suits or proceedings pending or threatened against any of the Facility Lessees and/or the Calpine Parties or their properties before any court or Governmental Entity which, individually or in the aggregate, would, if adversely determined, be reasonably likely to have a Material Adverse Effect (including, but not limited to, a Facility Lessee, the Owner Participant, the Owner Lessor or the Certificateholders being subject to or not exempted from regulation as a "public utility company" or a "holding company" under PUHCA or under state laws and regulations respecting the rates or the financial and organizational regulation of electric utilities), nor shall any order, judgment or decree have been issued or proposed by any Governmental Entity at the time of the Closing Date, to set aside, restrain, enjoin or prevent the consummation of the Operative Documents or any of the Transactions contemplated by any of the Operative Documents.

         Section 4.36. No Material Adverse Change. The annual reports, information, documents and other reports referred to in Section 3.2(a) of each of the Calpine Guaranties shall have been received by the Owner Participant, and there shall have been no material adverse change in the financial condition, business assets or operation of Calpine and its Consolidated Subsidiaries since the date of such annual reports, information, documents and other reports.

         Section 4.37. Regulatory Approvals. Except with respect to the determination by FERC of EWG status, the Owner Participant and the Pass Through Trustee shall have received evidence of receipt of the FERC Orders.

         Section 4.38. Private Placement Number. A private placement number issued by S&P's CUSIP Service bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Certificates.

         Section 4.39. Credit Ratings. The Certificates shall have been rated at least Ba1 by Moody's and BB+ by S&P.

         Section 4.40. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to the Facility Lessees, the Owner Participant and the Initial Purchasers and their respective special counsel, and such parties and their respective special counsel shall have received all such information and counterpart originals or certified or other copies of such documents and certificates as each such party or its special counsel may reasonably request in connection with the matters contemplated hereby and by the other Operative Documents.

         Section 4.41. Intentionally Omitted.

         Section 4.42. Payment of Fees and Expenses.

         Without limiting the provisions of Section 2.3, all Transaction Costs invoiced at least 3 Business Days prior to Closing to the Owner Participant with a copy to the Facility Lessee shall be paid promptly after the Closing Date (but no later than December 29, 2000).

         Section 4.43. Qualifying Letter of Credit.

         Calpine shall have caused the Initial Letter of Credit to be issued in favor of the Owner Participant.


SECTION 5. COVENANTS OF FACILITY LESSEES AND GUARANTOR

         The Facility Lessees and the Guarantor, to the extent provided below, covenant as follows;


         Section 5.1. Maintenance of Existence. Except as permitted by Section 5.2, each Facility Lessee, at its own cost and expense, will at all times do or cause to be done all things necessary to preserve and keep in full force and effect both its legal existence and its qualification to do business in any state in which the conduct of its business or the ownership or leasing of assets used in its business requires such qualification and where the failure to be so qualified would reasonably be expected to have a Material Adverse Effect.

         Section 5.2. Merger, Consolidation, Sale of Substantially All Assets. Each Facility Lessee covenants and agrees as follows:

        (a) Neither Facility Lessee will consolidate or merge with or into any other Person, or sell, assign, convey, lease, transfer or otherwise dispose of, all or substantially all of its properties or assets to any Person or Persons in one or a series of transactions, unless (i) immediately after giving effect to any such transaction or transactions, either (A) Calpine would own, directly or indirectly, at least a majority of the Ownership Interest of each succeeding or surviving entity (as well as at least a majority of the Ownership Interest of any Facility Lessee who does not engage in such transaction), the Calpine Guaranties remain in full force and effect (without a transferee of Calpine's obligations thereunder having succeeded thereto in accordance with Section 8.4(b) thereof) and Calpine shall have reaffirmed in writing its obligations under the Calpine Guaranties and the other Operative Documents to which Calpine is a party in a manner reasonably satisfactory to the Owner Participant and Owner Lessor or (B) Calpine's obligations under the Calpine Guaranties have been succeeded to in accordance with Section 8.4(b) of the Calpine Guaranties, the transferee of Calpine shall own, directly or indirectly, at least a majority of the Ownership Interest of each succeeding or surviving entity (as well as at least a majority of the Ownership Interest of any Facility Lessee who does not engage in such transaction) and the Calpine Guaranties shall remain in full force and effect, (ii) immediately after giving effect to such transaction, the requirements set forth in Section 13.1(b)(i) through (vi) of this Agreement (with appropriate conforming changes to take into account the nature of the transactions referred to hereunder) have been satisfied in connection with such transfer, and (iii) each succeeding or surviving entity shall be organized under the laws of the United States, any state thereof or the District of Columbia.

         (b) Upon the consummation of such transaction described in Section 5.2(a), the resulting, surviving or succeeding entity, if other than the applicable Facility Lessee, shall succeed to, and be substituted for, and may exercise every right and power and shall perform every obligation of, such Facility Lessee under this Participation Agreement and each other Operative Document to which such Facility Lessee was a party immediately prior to such transaction, with the same effect as if such entity had been named herein and therein. The applicable Facility Lessee will pay the costs and expenses (including reasonable attorneys' fees and expenses) of the Owner Participant, the Owner Lessor, the Indenture Trustee, the Pass Through Trustee and the Certificateholders in connection with any transaction contemplated by this
Section 5.2.

         Section 5.3. Intentionally Omitted.

         Section 5.4. Intentionally Omitted.

         Section 5.5. Administrator Fees. Each Facility Lessee and Calpine shall pay the fees, costs and expenses of the Administrator (including the reasonable compensation and expenses of its counsel) arising out of the Owner Lessor's and the Owner Participant's discharge of their duties under or in connection with the Operative Documents, all pursuant to the LLC Administration Agreements, as in effect on the Closing Date.

         Section 5.6. Conduct of Business, Properties, Etc. Except as otherwise expressly permitted under this Agreement, each Facility Lessee shall (a) perform and comply with all of its contractual obligations under the Operative Documents to which it is a party and all other material agreements and contracts by which it is bound, unless (other than in connection with the Operative Documents) such noncompliance would not cause a Material Adverse Effect, and (b) engage only in the business contemplated by the Operative Documents to which it is a party.

         Section 5.7. Obligations. Each Facility Lessee shall pay all of its obligations, howsoever arising, as and when due and payable except such as may be contested in good faith or as to which a bona fide dispute may exist; provided, that (i) adequate reserves consistent with GAAP requirements are maintained for such contested or disputed obligations or (ii) such Facility Lessee otherwise establishes and maintains adequate security arrangements for the payment of such contested or disputed obligations which are reasonably acceptable to the Owner Participant.

         Section 5.8. Books, Records, Access. Each Facility Lessee shall maintain or cause to be maintained adequate books, accounts and records with respect to itself, its applicable Facility and Facility Site and prepare all financial statements required hereunder in accordance with GAAP and in compliance with the regulations of any Governmental Entity having jurisdiction thereof, and permit employees, agents and representatives of the Owner Lessor, the Owner Participant, and, so long as the Lien of the Collateral Trust Indenture shall have not been terminated or discharged, the Indenture Trustee, the Pass Through Trustee and the Certificateholders, and such parties' independent consultants, at all reasonable times during normal business hours and upon reasonable prior notice and at no risk or (except during the existence of a Lease Default or Lease Event of Default) expense to such Facility Lessee to inspect, such Facility and Facility Site, to examine or audit all of or any of such Facility Lessee's books, accounts and records and make copies and memoranda thereof and, together with such consultants, to observe the operation, maintenance and repair of such Facility; provided, however, any such inspection shall be conducted in accordance with Section 12 of the applicable Facility Lease.

         Section 5.9. Other Information. Each Facility Lessee shall furnish, or shall cause to be furnished to, the Owner Lessor, the Owner Participant and, so long as the Lien of the Collateral Trust Indenture has not been terminated or discharged, the Indenture Trustee and the Pass Through Trustee, and their respective authorized representatives from time to time such information as such party shall reasonably request concerning the Facilities and Facility Sites including information concerning the condition, operation, maintenance and use of the Facilities and Facility Sites and such other financial or operating information as it shall reasonably request and which is routinely made available to creditors of the applicable Facility Lessee, to the extent it possesses such information; provided that, each Facility Lessee reserves the right not to provide any information that is not otherwise publicly available to any transferee Owner Participant (or its Owner Lessor) if it reasonably believes in its good faith judgment that such transferee Owner Participant or any Affiliate thereof is a competitor or is an Affiliate of a competitor of such Facility Lessee or its Affiliates in the competitive power market, unless, before receiving any such information, such transferee Owner Participant shall have put in place (to the reasonable satisfaction of such Facility Lessee) appropriate confidentiality arrangements.

To the extent such information consists of information contained in records kept by the Facility Lessees or any Affiliate, such information shall be furnished without cost to the recipient.

         Section 5.10. Warranty of Title to Facility Site.

         (a) Each Facility Lessee shall maintain good and valid fee, title to, or easement or other surface rights in, as applicable, its Facility Site and the applicable Easements, subject only to Permitted Encumbrances. Each Facility Lessee shall use its commercially reasonable efforts to remove all mechanic's liens which constitute Permitted Encumbrances existing as of the Closing Date within 2 (two) years after the Closing Date, provided that the failure to do so shall not constitute, in whole or in part, the basis of any default under any Operative Document.

         (b) Each Facility Lessee shall maintain good and valid title to all of its other properties and assets (other than properties and assets disposed of in the ordinary course of business including any sale, transfer or other disposition of any obsolete, surplus or worn out equipment, parts, supplies or other materials or assets to the extent permitted by the Operative Documents), subject only to Permitted Liens or to the extent that failure to do so would have a Material Adverse Effect.

         Section 5.11. ERISA. Neither Facility Lessee shall establish, maintain or contribute to, any Plan. If any Plan is established, maintained or contributed to by either Facility Lessee or any ERISA Affiliate, or if such Facility Lessee or any ERISA Affiliate becomes obligated to contribute to any Plan, (a) with respect to each such Plan, such Facility Lessee or such ERISA Affiliate (i) shall have at all times fulfilled in all material respects their obligations under the minimum funding standards of ERISA and the Code, (ii) shall not allow any such Plan to have an Unfunded Current Liability, (iii) shall, with respect to each Plan (and each related trust, if any) which is intended to be qualified under Sections 401(a) and 501(a) of the Code, obtain a determination letter from the Internal Revenue Service to the effect that such Plan (and trust, if any) meets the requirements of Sections 401(a) and 501(a) of the Code, and (iv) shall at all times be in compliance in all material respects with applicable provisions of ERISA and the Code, and (b) within fifteen (15) days after (i) the occurrence of any reportable event (as defined in Section 4043(c) of ERISA) with respect to any Plan, (ii) the complete or partial withdrawal by such Facility Lessee or any ERISA Affiliate from any Multiemployer Plan, (iii) to the extent such Facility Lessee or any ERISA Affiliate is notified that any Multiemployer Plan has entered reorganization status, has become insolvent, or has terminated (or any Multiemployer Plan notifies such Facility Lessee or any ERISA Affiliate of its intent to terminate) under Section 4041A of ERISA, (iv) the institution of any action to terminate a Plan in a distress termination under Section 4041(c) of ERISA, or (v) in the case of the breach of any other covenant contained in this Section 5.11, such Facility Lessee shall report such occurrence or breach to the Indenture Trustee, the Pass Through Trustee, the Owner Lessor and the Owner Participant and furnish such information as such Persons may reasonably request with respect thereto.

         Section 5.12. Certain Contracts and Agreements. Without the consent of the Owner Participant, each Facility Lessee agrees that, except as required by the Operative Documents, it will not enter into or become bound by any contract or agreement providing for the sale of energy produced from the Facilities, or the purchase of services to be performed at, for or in connection with, the Facilities or any other contract or agreement relating to the Facilities that
(i)
has a term that extends beyond the Lease Term or the scheduled expiration of any Renewal Lease Term then in effect or elected by such Facility Lessee, unless such contract or agreement may be terminated by such Facility Lessee without material costs or obligation prior to the Lease Term or the scheduled expiration of such Renewal Lease Term, as the case may be or (ii) results in any lien, encumbrance, restriction or agreement relating to a Facility which extends beyond the expiration of the Lease Term for such Facility or which binds a Facility or the owner of a Facility beyond the expiration of the Lease Term; provided that nothing in this Section 5.12 shall prevent the Operator from entering agreements to operate the Facilities in accordance with the Operative Documents.

         Section 5.13. Certain Costs. The Facility Lessees, jointly and severally, agree to pay to the Owner Lessor as Supplemental Rent (i) overdue interest with respect to the Lessor Notes issued under the Collateral Trust Indenture if the same is due and payable because of the occurrence of a Lease Indenture Event of Default which is attributable to a Lease Event of Default and
(ii) an amount equal to any Make-Whole Amount which has become due and payable with respect to the Lessor Notes under the Collateral Trust Indenture.

         Section 5.14. Limitations on Liens. Neither Facility Lessee shall, directly or indirectly, create, assume or permit to exist any Lien, securing a charge or obligation on the Facilities, the Facility Sites, the Easements or on any of its other properties real or personal, whether now owned or hereafter acquired, except Permitted Liens.

         Section 5.15. Investments. The Facility Lessees shall not make or permit to remain outstanding any advances, loans or extensions of credit to, or purchase or own any stock, bonds, notes, debentures or other securities of any Person, except Permitted Investments.

         Section 5.16. Survey (Rumford). The Rumford Lessee shall use diligent and commercially reasonable efforts to deliver a copy of the Survey (Rumford) as soon as practicable, such survey to be an ALTA survey or other survey in form and substance reasonably satisfactory to the Owner Participant, provided that the failure to do so shall not constitute, in whole or in part, the basis of any default under any Operative Document.

         Section 5.17. Regulations. The Facility Lessees shall not, directly or indirectly, apply the proceeds of the sale of Lessor Notes or any other revenues to the purchasing or carrying of any margin stock within the meaning of Regulations T, U or X of the Federal Reserve Board, or any regulations, interpretations or rulings thereunder.

         Section 5.18. Partnerships. The Facility Lessees shall not become a general or limited partner in any partnership or a joint venturer in any joint venture.

         Section 5.19. Dissolution. The Facility Lessees shall not liquidate or dissolve, except pursuant to transactions permitted under Section 5.2.

         Section 5.20. Termination of Contracts, Etc. Each Facility Lessee shall not without the prior written consent of the Owner Participant and, except as otherwise provided in Section 8 of the Collateral Trust Indenture and so long as the Lien of the Collateral Trust Indenture has not been terminated or discharged, the Indenture Trustee, (a) cause or consent to or (b) permit, any amendment, modification, extension, termination, variance or waiver of timely compliance with any terms or conditions of any Operative Document.

         Section 5.21. Name and Location. Neither Facility Lessee shall change its name or the location of its chief executive office or place of business without notice to the Owner Lessor, the Indenture Trustee, the Pass Through Trustee and the Owner Participant at least thirty (30) days prior to such change.

         Section 5.22. Use of Facility Site. Each Facility Lessee shall not use, or permit to be used, its applicable Facility Site or the related Easements for any purpose other than for the operation and maintenance of the applicable Facility, except as otherwise required or permitted under the Operative Documents.

         Section 5.23. Abandonment of Facility. Neither Facility Lessee shall voluntarily abandon the operation, maintenance or repair of its applicable Facility, except as otherwise permitted by the Operative Documents.

         Section 5.24. Taxes, Other Government Charges and Utility Charges. Each Facility Lessee shall pay, or cause to be paid, as and when due and prior to delinquency, all taxes, assessments and governmental charges of any kind that may at any time be lawfully assessed or levied against or with respect to such Facility Lessee, the related Facility or its leasehold interests in the related Facility Site, all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of such Facility or such Facility Site, and all assessments and charges lawfully made by any Governmental Entity for public improvements that may be secured by a Lien on any part of such Facility; provided, that each such Facility Lessee may contest in good faith any such taxes, assessments and other charges and, in such event, may permit the taxes, assessments or other charges so contested to remain unpaid during any period, including appeals, when such Facility Lessee is in good faith contesting the same, so long as (a) adequate reserves consistent with GAAP requirements (or other security arrangements reasonably satisfactory to the Indenture Trustee and the Owner Participant) are established and maintained in an amount sufficient to pay any such taxes, assessments or other charges, accrued interest thereon and potential penalties or other costs relating thereto, or other adequate provision for the payment thereof shall have been made, and (b) any tax, assessment or other charge determined to be due, together with any interest or penalties thereon, is immediately paid after resolution of such contest.

         Section 5.25. Compliance with Laws, Instruments, Etc. At its expense, each Facility Lessee shall promptly (a) comply or cause compliance with all Applicable Laws, including those relating to pollution control, environmental protection, equal employment opportunity plans, Plans and employee safety, with respect to each such Facility Lessee, the related Facility, Facility Site or Easements, whether or not compliance therewith shall require structural changes in such Facility or any part thereof or require major changes in operational practices or interfere with the use and enjoyment of such Facility or any part thereof, and (b) procure, maintain and comply, or cause to be procured, maintained and complied with, all Applicable Permits, except (1) as may be contested in accordance with Section 7 or 8 of the related Facility Lease and
(2) each Facility Lessee may, in good faith and by appropriate proceedings, diligently contest the validity or application of any such Applicable Laws in any reasonable manner which does not involve any danger of (i) foreclosure, sale, forfeiture or loss of, or imposition of a material Lien on the related Facility, (ii) impair the use, operation or maintenance of the Facility in any material respect, (iii) any criminal liability being incurred by the Owner Participant, the Owner Lessor, the Indenture Trustee, the Lease Indenture Company, the Pass Through Trustee, the Pass Through Company or any Certificateholder, (iv) the Owner Participant, the Owner Lessor, the Indenture Trustee, the Lease Indenture Company, the Pass Through Trustee, the Pass Through Company or any Certificateholder being subjected to any unindemnified civil liability or of the Owner Participant or the Owner Lessor being subject to regulation as a public utility under Applicable Law, or (v) any Material Adverse Effect.

         Section 5.26. PUHCA. No Facility Lessee shall take any action or fail to take any action within its control that would subject the Owner Lessor, the Owner Participant, the Indenture Trustee or the Pass Through Trustee to regulation under PUHCA.

         Section 5.27. Intentionally Omitted.

         Section 5.28. Intentionally Omitted.

         Section 5.29. Intentionally Omitted.

         Section 5.30. Intentionally Omitted.

         Section 5.31. Further Assurances. Each Facility Lessee, at its own cost, expense and liability, will cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as may be necessary in order to carry out the intent and purposes of this Participation Agreement and the other Operative Documents, and the transactions contemplated hereby and thereby. The Facility Lessee, at its own cost, expense and liability, will cause such financing statements and fixture filings (and continuation statements with respect thereto) as may be necessary and such other documents as the Owner Participant, the Owner Lessor and, so long as the Lien of the Collateral Trust Indenture shall not have been terminated or discharged, the Indenture Trustee and the Pass Through Trustee shall reasonably request to be recorded or filed at such places and times in such manner, and will take all such other actions or cause such actions to be taken, as may be necessary in order to establish, preserve, protect and perfect the right, title and interest of the Owner Lessor in and to the Facilities, the Facility Sites under the Facility Site Leases, any Component or any portion of any thereof or any interest therein and the first priority Lien intended to be created by the Collateral Trust Indenture therein and with respect to the Equity Collateral Account. Each Facility Lessee shall promptly from time to time furnish to the Owner Participant, the Owner Lessor or, so long as the Lien of the Collateral Trust Indenture shall not have been terminated or discharged, the Indenture Trustee or the Pass Through Trustee such information with respect to the Facilities or the Facility Sites or the transactions contemplated by the Operative Documents to which the Facility Lessee is a party as may be required to enable the Owner Participant, the Owner Lessor or, so long as the Lien of the Collateral Trust Indenture shall not have been terminated or discharged, the Indenture Trustee or the Pass Through Trustee, as the case may be, to timely file with any Governmental Entity any reports and obtain any licenses or permits required to be filed or obtained by the Owner Lessor under any Operative Document, the Owner Participant as the owner of the Member Interest or the Indenture Trustee. Each Facility Lessee will preserve, protect, defend and enforce, or cause to be preserved, protected, defended and enforced, the rights of such Facility Lessee, the Owner Lessor and the Owner Participant under each and every Operative Document to which it is a party (including by assignment and assumption of the rights thereunder), including using commercially reasonable efforts to prosecute suits to enforce any such rights and, at the request of Indenture Trustee, so long as the Lien of the Collateral Trust Indenture has not been discharged or terminated (and thereafter at the request of the Owner Participant), permit the Indenture Trustee and the Owner Participant, at their respective cost and expense, to participate in such capacity as it may choose in any such suit, any defense thereof or in the preparation therefor; provided, however, that upon the occurrence and during the continuance of any Lease Event of Default, if the Indenture Trustee or the Owner Participant request that certain actions be taken and such Facility Lessee fails to take the requested action, or to cause the requested action to be taken within (5) Business Days, the Indenture Trustee, so long as the Lien of the Collateral Trust Indenture has not been discharged or terminated, and the Owner Lessor may, at such Facility Lessee's reasonable expense, enforce, in its own name, or such Facility Lessee's name, such rights of such Facility Lessee.

         Section 5.32. Intentionally Omitted.

         Section 5.33. Intentionally Omitted.

         Section 5.34. Intentionally Omitted.

         Section 5.35. Intentionally Omitted.

         Section 5.36. Intentionally Omitted.

         Section 5.37. No Subsidiaries. Neither Facility Lessee shall create or suffer to exist any Subsidiaries of such Facility Lessee.

         Section 5.38. Permitted Business. Neither Facility Lessee shall engage in any business or activities other than the lease, operation, maintenance and marketing and sale of the output, fuel or other products from, the Facility leased by such Facility Lessee. Notwithstanding any of the foregoing, no Facility Lessee may change the nature of its business.

         Section 5.39. Intentionally Omitted.

         Section 5.40. Guaranty and Contingent Obligations. Neither Facility Lessee will create, incur, assume or suffer to exist any guaranty or other contingent obligations except (i) by reason of endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of each such Facility Lessee's business, (ii) indemnities in respect of unfiled mechanics' liens and other liens permitted by clause (d) of the definition of "Permitted Liens", (iii) contingent obligations set forth in, or incurred in connection with, or indemnities set forth in, the Operative Documents, (iv) customary indemnities provided by each such Facility Lessee in connection with easements relating to its applicable interest in the Facilities or the Facility Sites, (v) customary indemnities in favor of the title insurers providing the title policies covering the Facility Sites or any portion thereof or any easement or appurtenant right relating thereto in respect of claims by the holder of mechanics' liens, and (vi) the indemnities referred to in Section
9.1 and 9.2 of the Participation Agreement or pursuant to the Tax Indemnity Agreement.

         Section 5.41. Assignment of Rights. Neither Facility Lessee shall assign any of its rights or obligations except as permitted by the Operative Documents.

         Section 5.42. Intentionally Omitted.

         Section 5.43. Intentionally Omitted.

         Section 5.44. Support Arrangements.

         (a) Intentionally Omitted

         (b) Each Facility Lessee agrees that, to the extent that the rights described in Section 3.1(n) which have already been made available to the Owner Lessor prior to the expiration or termination of the related Facility Lease Term, and any rights assigned pursuant to the last sentence of this Section 5.44(b), are insufficient to permit on a commercially practicable basis during the period following the expiration or termination of such Facility Lease Term, until the end of the applicable Facility's useful life as set forth in the Closing Appraisal, (i) the location, occupation, interconnection (including with respect to electricity, steam, gas and water), maintenance and repair of such Facility, (ii) the use, operation and possession of such Facility, (iii) the use, operation, possession, maintenance, replacement, renewal and repair of all Improvements then required to be made to such Facility, (iv) adequate ingress to and egress from such Facility in connection with the ownership, use, maintenance or operation of such Facility, (v) adequate transmission of electricity from such Facility to enable such Person to deliver the net electrical and steam output of such Facility on a commercially reasonable basis and (vi) the ownership by the Owner Lessor (or any successor) of such Facility, such Facility Lessee will cause Calpine to provide, and Calpine will provide, the Owner Lessor with any additional services relating to the ownership and operation of the applicable Facility substantially in the same manner as operated as of the Closing Date (to the extent Calpine or any Affiliate thereof then owns or controls the physical assets and/or contractual rights necessary to provide such services (or can enter into contracts on a commercially reasonable basis for such ownership, control or other rights) and remains in the business of providing such services) necessary to permit the Owner Lessor to use such Facility as described in (i) through (vi) above. Such arrangements will provide for fair market value compensation to Calpine (payable periodically on no more frequently than a monthly and no less frequently than on a quarterly basis) and will terminate upon the expiration or termination of the related Facility Site Lease, or earlier at the option of the Owner Lessor. Each Facility Lessee shall also, subject to obtaining any required third party consents, assign to the Owner Lessor upon termination of the applicable Facility Lease any support or similar agreements to the extent relating to the Facility it has with third parties.


         Section 5.45. Insurance. The Facility Lessee shall comply with the covenants set forth in Schedule 5.45.

         Section 5.46. Qualifying Letter of Credit; Equity Collateral Account.

         (a) The Guarantor shall cause the Initial Letter of Credit to be issued on the Closing Date for the benefit of the Owner Participant and shall maintain for the benefit of the Owner

Participant a Qualifying Letter of Credit (I) prior to January 1, 2011 or at all times when the outstanding aggregate principal amount of either the Tiverton Notes or the Rumford Notes is $50,000,000 or greater, if the Guarantor's long-term unsecured indebtedness is not rated at least A- by S&P and A3 by Moody's (and the Guarantor is not on credit watch with either such agency), and
(II) after January 1, 2011 and at all times so long as the aggregate principal amount of each of (A) the Tiverton Notes or (B) the Rumford Notes is less than $50,000,000 but the aggregate principal amount of the Tiverton Notes and Rumford Notes is greater than $5.2 million, if such ratings are not at least BBB- by S&P and Baa3 by Moody's, respectively (and the Guarantor is not on credit watch with either credit agency). Each Qualifying Letter of Credit shall (i) be issued in favor of the Owner Participant by a Qualifying Letter of Credit Bank, (ii) have a drawing amount, as of the date of original issuance and thereafter, equal to the applicable amounts of L/C Termination Value set forth in Exhibit L hereto for the date set forth in such Exhibit L, as adjusted pursuant to Section 5.46(j), and (iii) have a stated expiration date not earlier than 364 days after the date of issuance of such Qualifying Letter of Credit. The Guarantor shall not be required to maintain the Qualifying Letter of Credit after the aggregate principal amount of the Tiverton Notes and the Rumford Notes has been reduced to $5.2 million or less. The Qualifying Letter of Credit shall secure the Guarantor's obligation under the respective Calpine Guaranties to pay the Equity Portion of Termination Value as set forth in Sections 2.1(a) and 2.1(b) of each Calpine Guaranty.

         (b) If the Guarantor or the issuer of any Qualifying Letter of Credit elects to terminate any Qualifying Letter of Credit (other than the Initial Qualifying Letter of Credit) prior to the maturity date thereof, the Guarantor and such issuer shall notify the Owner Participant and the Owner Lessor of its intent to terminate the Qualifying Letter of Credit not less than 120 days prior to the proposed termination date and the Guarantor shall replace such Qualifying Letter of Credit on or before a date that is not less than 45 days prior to the proposed termination date with a replacement Qualifying Letter of Credit.

         (c) If at any time subsequent to the issuance of a Qualifying Letter of Credit, the issuer of such Qualifying Letter of Credit ceases to be a Qualifying Letter of Credit Bank, the Guarantor shall, within 30 days of receiving Actual Knowledge of such issuer failing to be a Qualifying Letter of Credit Bank, replace such previously Qualifying Letter of Credit with a replacement Qualifying Letter of Credit issued by a Qualifying Letter of Credit Bank.

         (d) The Guarantor shall replace any Qualifying Letter of Credit that is scheduled to expire with a replacement Qualifying Letter of Credit no later than 30 days prior to the scheduled expiration date of any such Qualifying Letter of Credit. The Guarantor will promptly forward to the Owner Participant any notice of non-renewal or scheduled termination of a Qualifying Letter of Credit that it receives from the issuer.

         (e) The Guarantor shall be permitted, from time to time, to replace any Qualifying Letter of Credit with a replacement Qualifying Letter of Credit (other than the Initial Qualifying Letter of Credit) as long as there shall be no interruption in the coverage provided by the Qualifying Letter of Credit in consequences of such optional replacement and so long as such replacement occurs at least 30 days before any expiration of the Qualifying Letter of Credit being replaced.

         (f) As provided in the Qualifying Letter of Credit, in the event that the Qualifying Letter of Credit is not replaced as provided in paragraphs (b),
(c) or (d) above, the Owner Participant shall be entitled to draw the full amount thereof and cause the proceeds of such drawing to be deposited into the Equity Collateral Account. Any such drawing or deposit shall not relieve the Guarantor from its obligations under paragraphs (a), (b), (c) and (d) above to maintain a Qualifying Letter of Credit, unless the Guarantor is unable to discharge such obligations using its commercial efforts, but the failure to maintain a Qualifying Letter of Credit shall not constitute, in whole or in part, the basis of any Lease Default or Lease Event of Default under any Operative Document. The Guarantor shall ensure at all times that the amounts on deposit in the Equity Collateral Account from time to time are at least equal to the applicable L/C Termination Values set forth in Exhibit L hereto for each date set forth in such Exhibit L, as adjusted pursuant to Section 5.46(j) hereof and subject to Section 5.46(k) hereof, provided that the failure to do so shall not constitute, in whole or in part, the basis of any Lease Default or Lease Event of Default under any Operative Document, and except to the extent expressly provided in Section 16(e) of each Facility Lease. If the Guarantor, subsequent to the Equity Collateral Account deposit described above (and prior to application of such proceeds to the account of the Owner Participant as set forth in paragraph (g) below) establishes a new Qualifying Letter of Credit and is otherwise in compliance with its obligations under paragraphs (a), (b), (c) and (d) above, the Owner Lessor shall forthwith return by wire transfer of immediately available funds, the amounts held in the Equity Collateral Account to the Guarantor.

         (g) The Equity Collateral Account shall be a segregated pledged account, the documentation of which will be in form and substance satisfactory to the Owner Participant, subject to a first priority security interest in favor of the Owner Participant, and maintained by the Owner Participant to secure the Guarantor's obligation under the Calpine Guaranties to pay the Equity Portion of Termination Value as set forth in Section 2.1 of both such Calpine Guaranties. The Owner Lessor shall be entitled (1) to retain control over the amounts on deposit therein, and (2) to foreclose upon the funds therein upon the occurrence and during the continuance of a Drawing Event. The Owner Participant shall direct the Owner Lessor to, and the Owner Lessor shall, forthwith pay over, by wire transfer of immediately available funds, to the Guarantor, any balance of amounts remaining in the Equity Collateral Account after the Equity Portion of Termination Value as specified in Section 2.1(b) of each Calpine Guaranty, together with other amounts then due and payable to the Owner Participant and Owner Lessor by the Facility Lessees or the Guarantor under the Operative Documents, have been paid.

         (h) Costs and Expenses. The Guarantor shall pay the reasonable and documented costs and expenses incurred by the Owner Participant in connection with the actions referred to in this Section 5.46, except costs and expenses attributable to a transfer by the Owner Participant of its rights in the Member Interest pursuant to Section 7.1 of the Participation Agreement.

         (i) Gross Ups For Withholding Taxes. (i) If at any time the issuer of any Qualifying Letter of Credit shall not be a United States person (within the meaning of Section 7701 of the Code) and any deduction or withholding of tax is required by Applicable Law (in effect at the time of issuance of the Qualifying Letter of Credit) to be made in respect of any drawing or payment thereunder, then Guarantor shall cause the Qualifying Letter of Credit to provide that the amount to be paid thereunder shall be increased by the amount of such deduction or withholding such that the amount received by the Owner Participant is not less than the amount it would have received in the absence of the application of any such deduction or withholding.

                  (ii) In the event that there occurs a change in Applicable Law subsequent to the date any Qualifying Letter of Credit is issued such that deduction or withholding of tax is applicable to any payment under any such Qualifying Letter of Credit, the Guarantor shall (within 30 days after a Responsible Officer has Actual Knowledge of such change) furnish to the applicable Owner Participant an additional Qualifying Letter of Credit in an available amount equal in aggregate to the amount of withholding tax that would be required to be deducted or withheld on any given date in connection with a payment under the Qualifying Letter of Credit on such date.

         (j) Adjustment to L/C Termination Value. Any time an adjustment is made to Termination Value pursuant to Section 3.4 of either of the Tiverton Facility Lease or the Rumford Facility Lease, appropriate adjustments shall be made to the L/C Termination Values set forth in such Facility Lease.

         (k) In the event of a failure by the Guarantor to comply with its obligation under Sections 5.46(f) or (g) within 10 Business Days after receipt of written notice of non-compliance from the Owner Participant, the Owner Participant shall be entitled to deliver a notice of ECA Shortfall Event referred to in Section 16(e) of each Facility Lease.


SECTION 6. COVENANTS OF THE OWNER LESSOR

         Section 6.1. Compliance with the LLC Agreement. The Owner Lessor hereby covenants and agrees that it will:

         (a) comply with all of the terms of the LLC Agreement applicable to it; and

         (b) not amend, supplement, or otherwise modify Section 10 of the LLC Agreement without the prior written consent of the applicable Facility Lessee so long as no Significant Lease Default or Lease Event of Default has occurred and is continuing and the Indenture Trustee so long as the Lien of the Collateral Trust Indenture has not been terminated or discharged.

         Section 6.2. Owner Lessor's Liens. The Owner Lessor covenants that it will not directly or indirectly create, incur, assume or suffer to exist any Owner Lessor's Lien attributable to it and will promptly notify the applicable Facility Lessee, the Owner Participant and the Indenture Trustee of the imposition of any such Lien of which it has Actual Knowledge and shall promptly, at its own expense, take such action as may be necessary to duly discharge such Owner Lessor's Lien attributable to it.

         Section 6.3. Amendments to Operative Documents. The Owner Lessor covenants that it will not unless such action is expressly permitted by the Operative Documents (a) through its own action terminate any Operative Document to which it is a party, (b) amend, supplement, waive or modify (or consent to any such amendment, supplement, waiver or modification) such Operative Documents in any manner or (c) except as provided in Section 11 hereof or Section

2.10 of the Collateral Trust Indenture, take any action to prepay or refund the Lessor Notes or amend any of the payment terms of the Lessor Notes without, in each case, the prior written consent of the applicable Facility Lessee so long as no Significant Lease Default or Lease Event of Default shall have occurred and be continuing and, in the case of clause (a) or (b), the Indenture Trustee so long as the Lien of the Collateral Trust Indenture has not been terminated or discharged.

         Section 6.4. Transfer of the Owner Lessor's Interest. Other than as permitted by the Operative Documents, the Owner Lessor covenants that it will not assign, pledge, sell, lease, convey or otherwise transfer any of its then existing right, title or interest in and to the Owner Lessor's Interest, the Lessor Estate or the other Operative Documents.

         Section 6.5. Owner Lessor; Lessor Estate. The Owner Lessor covenants that it will not voluntarily take any action to subject the Owner Lessor or the Lessor Estate to the provisions of any applicable bankruptcy, insolvency or similar law (as now or hereafter in effect).

         Section 6.6. Limitation on Indebtedness and Actions. The Owner Lessor covenants that it will not incur any indebtedness nor enter into any business or activity except as required or expressly permitted by any Operative Document.

         Section 6.7. Change of Location. The Owner Lessor shall provide the Owner Participant, the Indenture Trustee, the Certificateholders, the Pass Through Trustee and the Facility Lessees 30 days' written notice of any relocation of the Owner Lessor's chief executive office or the place where documents and records relating to the Owner Lessor or the Lessor Estate are kept from the location set forth in Section 3.2(g) and of any change in its name.


SECTION 7. COVENANTS OF THE OWNER PARTICIPANT

         Section 7.1. Restrictions on Transfer of Member Interest.

         (a) The Owner Participant covenants and agrees that it shall not during the Facility Lease Term assign, convey or transfer any of its right, title or interest in the Member Interest without the prior written consent of the Facility Lessees and, so long as the Lien of the Collateral Trust Indenture has not been terminated or discharged, without the prior written consent of the Indenture Trustee; provided, however, that the Owner Participant may, without such consent, assign to CSFB, on a contingent basis, the rights of the Owner Participant to receive certain revenues and assets deriving from or attributable to the Owner Participant's ownership of the Member Interest, pursuant to the CSFB-OP Letter Agreement as in effect on the Closing Date, a copy of which has been delivered to the Facility Lessees and the Indenture Trustee, and provided, further, that the Owner Participant may, subject to Section 7.8, assign, convey or transfer all or any part of its interest in the Member Interest without such consent to a Person (the "Transferee") which shall assume the duties and obligations of the Owner Participant under the Operative Documents with respect to the interest being transferred pursuant to an OP Assignment and Assumption Agreement substantially in the form of Exhibit J hereto, if each of the following conditions shall have been satisfied on or prior to such transfer:

               (i) The Facility Lessees, the Indenture Trustee and the Pass Through Trustee shall have received an opinion(s) of counsel (including an opinion with respect to a guaranty pursuant to clause (iii) of this Section 7.1, if applicable), which opinion(s) and counsel are reasonably satisfactory to the Facility Lessees and consistent in scope to the opinions delivered on behalf of the Owner Participant at the Closing, including that all regulatory approvals required in connection with such transfer or necessary to assume the Owner Participant's obligations under the Operative Documents shall have been obtained;;

               (ii) the Transferee shall be a "United States person" within the meaning of Section 7701(a)(30) of the Code;

               (iii) the Transferee shall be either (A) an Affiliate of the transferor Owner Participant which does not otherwise qualify under clause (B) below (but in any event, such Affiliate shall not be a Competitor of Calpine); provided that all of the payment and performance obligations of the Transferee with respect to the interest being transferred under the Operative Documents shall be guaranteed by the transferor Owner Participant, or a Person then providing a guaranty of the transferor Owner Participant's obligations hereunder, pursuant to an OP Parent Guaranty or (B) a Person which meets, or the payment and performance obligations of which with respect to the interest being transferred under the Operative Documents are guaranteed (pursuant to a OP Parent Guaranty) by a Person (the transferor Owner Participant or such other guarantor, the "Transferee Guarantor") which meets, the following criteria: (1) the tangible net worth of the Transferee or Transferee Guarantor, is at least equal to $75 million calculated in accordance with GAAP; and (2) unless waived in writing by the Facility Lessees prior to such transfer, such Transferee is not a Competitor of Calpine; and

               (iv) upon consummation of such transfer, there shall not be more than four (4) Owner Participants for the Overall Transaction; provided that any related Owner Participants that shall have the same decision maker and vote their interest together as a single vote shall count as one for purposes of this clause (iv).

         Notwithstanding the foregoing, the restrictions set forth in Section
7.1 shall not inure to the benefit of the Facility Lessee if such transfer occurs during the continuance of a Significant Lease Default or Lease Event of Default.

         (b) For purposes of determining whether a Transferee is a "Competitor" of Calpine, Calpine shall provide to the transferor Owner Participant on or prior to the Closing Date a list of entities which Calpine reasonably believes in its good faith judgment are competitors of Calpine or any of its Affiliates, in the business in which Calpine or any of its Affiliates is engaged as of the Closing Date, which list shall be attached to the Participation Agreement as Exhibit K. Any such Person on such list shall be deemed to be a "Competitor" for purposes of Section 7.1(a). The initial list of Competitors may be modified or supplemented (in a manner consistent with the first sentence of this clause
(b)), from time to time, but no later than five Business Days after the Facility Lessees receives each notice from the Owner Participant of its intent to transfer its interest and, in addition, no more than once in any calendar year plus each time the Facility Lessees receives such notice of transfer from the Owner Participant, and such list as modified shall govern for the purposes of this Section 7.1(b).

         (c) No Facility Lessee shall be responsible for any adverse tax consequence to the Owner Lessor or the Owner Participant resulting from any transfer pursuant to this Section 7.1 and the Pricing Assumptions shall not be changed as a result of any such transfer.

         (d) The Owner Participant shall give the Owner Lessor, the Indenture Trustee and the Facility Lessees 10 Business Days' prior written notice of such transfer, specifying the name and address of any proposed Transferee and such additional information as shall be necessary to determine whether the proposed transfer satisfies the requirements of this Section 7.1. If requested by the Owner Participant or the Indenture Trustee, the Facility Lessees will acknowledge qualifying transfers. All reasonable fees, expenses and charges of the Indenture Trustee, the Pass Through Trustee, any Qualifying Letter of Credit Bank (if it should impose fees, expenses and charges), and the Facility Lessees (including reasonable attorneys' fees and expenses in connection with any such transfer or proposed transfer), including any of the foregoing relating to any amendments to the Operative Documents required in connection therewith, shall be paid by the Owner Lessor, without any right of indemnification from the Facility Lessees or any other Person; provided, however, that the Owner Participant shall have no obligation to pay fees, expenses or charges of the Facility Lessees as a result of any transfer while a Significant Lease Default or a Lease Event of Default is continuing, in which case the Facility Lessees shall be obligated to pay such costs.

         (e) Upon any such transfer in compliance with this Section 7.1, (i) such Transferee shall (x) be deemed the "Owner Participant" for all purposes, and (y) enjoy the rights and privileges and perform the obligations of the Owner Participant hereunder and under each of the OP Assignment and Assumption Agreement, the Calpine Guaranties and each other Operative Document to which such Owner Participant is a party, and each reference in this Agreement, the Calpine Guaranties and each other Operative Document to the "Owner Participant" shall thereafter be deemed to include such Transferee for all purposes and (ii) the transferor Owner Participant and the OP Guarantor, if any, of such transferor Owner Participant's obligations shall be released from all obligations hereunder and under each other Operative Document to which such transferor or OP Guarantor is a party or by which such transferor Owner Participant or OP Guarantor is bound to the extent such obligations are expressly assumed by a Transferee meeting the requirements of this Section 7.1; provided, however, that in no event shall any such transfer waive or release the transferor or its OP Guarantor from any liability accruing or existing in respect of any period occurring on or prior to or occurring simultaneously with such transfer.

         (f) The transfer restrictions set forth in Section 7.1 (other than the requirement that the Owner Participant and the Transferee enter into an OP Assignment and Assumption Agreement) shall also apply to any transfer of the equity ownership interests of an Owner Participant which has as its sole (or substantially equivalent to sole) business activity its participation in the transactions contemplated by the Operative Documents. In the case of such a transfer of equity ownership interests which satisfies such restrictions of this
Section 7.1, the Owner Participant's obligations under the Operative Documents shall continue, but the Owner Participant shall, except in the case of a transfer to a transferee described in clause (a)(iii)(A) above, procure a new OP Parent Guaranty from a guarantor meeting the requirements of clause (a)(iii)(B) above.

         Section 7.2. Owner Participant's Liens. The Owner Participant covenants that it will not directly or indirectly create, incur, assume or suffer to exist any Owner Participant's Lien and the Owner Participant shall promptly notify the Facility Lessees and the Indenture Trustee of the imposition or existence of any such Lien of which the Owner Participant has Actual Knowledge and shall promptly, at its own expense, take such action as may be necessary to duly discharge such Owner Participant's Lien.

         Section 7.3. Amendments or Revocation of LLC Agreement. Notwithstanding anything to the contrary contained in the LLC Agreement, the Owner Participant covenants that it will not (a) amend, supplement, or otherwise modify Section 10 of the LLC Agreement without the prior written consent of the Facility Lessees so long as no Significant Lease Default or Lease Event of Default has occurred and is continuing, and without the prior written consent of the Indenture Trustee so long as the Lien of the Collateral Trust Indenture has not been terminated or discharged, or (b) revoke, or otherwise waive compliance with or terminate the LLC Agreement without the prior written consent of the Facility Lessees so long as no Significant Lease Default or Lease Event of Default has occurred and is continuing, and the Indenture Trustee so long as the Lien of the Collateral Trust Indenture has not been terminated or discharged.

         Section 7.4. Bankruptcy Filings. The Owner Participant agrees that it will not file a petition, or join in the filing of a petition, seeking reorganization, arrangement, adjustment or composition of, or in respect of, the Owner Lessor under the Bankruptcy Code, or any other applicable federal or state law or the law of the District of Columbia.

         Section 7.5. Instructions. The Owner Participant agrees that it will not instruct the Owner Lessor to take any action prohibited by this Agreement or any other Operative Document.

         Section 7.6. Intentionally Omitted.

         Section 7.7. Intentionally Omitted.

         Section 7.8. Right of First Refusal. In the event the Owner Participant desires to sell, lease, convey or otherwise transfer its Member Interest or cause the Owner Lessor to sell all or substantially all of the Owner Lessor's Interest at any time during the three (3) year period commencing on the termination or expiration of the Facility Lease (except in the event that a Lease Event of Default shall have existed at such time of termination or expiration), any such sale or other transfer shall be subject to each Facility Lessee's right of first refusal on the terms and conditions set forth in this
Section 7.8. The Owner Participant shall give the Facility Lessees prompt written notice of all bona fide offers that have been received from any other Person to purchase or acquire its interest of the Owner Lessor's Interest or the Member Interest of the Owner Participant, and which offers it wishes to accept, together with a full and complete statement of the price and all of the terms, conditions and provisions contained in such offers. The Facility Lessees shall thereafter have the right within a period of 45 days from and after the receipt by them of such notice (the "Notice Period") to notify the Owner Participant of its intent to exercise its right of first refusal; provided however, if both Facility Lessees exercise their right of first refusal hereunder, then the Facility Lessees shall collectively purchase or acquire 100% of the interest to be conveyed in the Owner Lessor's Interest or the Member Interest of the Owner Participant, as the case may be. If a Facility Lessee elects to exercise the right provided in the preceding sentence, it will within 60 days of such notice (the "Agreement Period") execute a contract on the same terms and conditions as the offer giving rise to such right. If neither of the Facility Lessees give such notice to the Owner Participant within the 45 day period or execute such a contract within 60 days of such notice, the Owner Participant will be free to proceed under the terms and conditions set forth in its notice to the Facility Lessees, unless the failure to execute the contract within 60 days is attributable to acts or omissions of the Owner Participant. In the event that such terms are revised in any way that changes the agreement for sale, lease, conveyance or transfer such that the terms of the sale are less favorable to the Owner Participant (it being understood and agreed that any reduction in the price or a change in the terms of payment thereof in a manner beneficial to the potential purchaser shall be deemed to be less favorable to the Owner Participant), the Owner Participant shall again comply with the notice and right of first refusal provisions of this Section prior to entering into such revised agreement; provided that, for such revised offer, the Notice Period shall be 10 Business Days from the date of such new notice, and the Agreement Period shall not exceed 45 days from the date of the Facility Lessees' notice accepting such new terms.


SECTION 8. COVENANTS OF THE INDENTURE TRUSTEE AND THE PASS THROUGH TRUSTEE

         Section 8.1. Indenture Trustee's Liens. Neither the Lease Indenture Company, nor the Indenture Trustee will directly or indirectly create, incur, assume or suffer to exist any Indenture Trustee's Lien attributable to it and arising out of events or conditions not related to its rights in the Indenture Estate or the administration thereof, and will promptly notify the Owner Participant, the Owner Lessor and the Facility Lessees of the imposition of any such Lien of which it has Actual Knowledge and shall promptly (and in any event within 30 days of obtaining Actual Knowledge of such Lien), at its own expense, take such action as may be necessary to duly discharge such Indenture Trustee's Lien.

         Section 8.2. Pass Through Trustee's Covenant Not to Transfer Lessor Notes.

         Section 8.2. The Pass Through Trustee agrees that it will not transfer any Lessor Note (or any part thereof) to any entity (except to a successor Pass Through Trustee appointed pursuant to the terms of the Pass through Trust Agreement) until it receives from such entity a certification which makes a representation and warranty as of the date of such transfer that no part of the funds to be used by it for the purchase and holding of such Lessor Note (or any part thereof) constitutes assets of any Plan or that such purchase and holding will be covered by a prohibited transaction class exemption issued by the U.S. Department of Labor.


SECTION 9. INDEMNIFICATION

         Section 9.1. General Indemnity.

         (a) Claims Indemnified. Subject to the exclusions stated in paragraph
(b) below, the Facility Lessees, jointly and severally, agree to indemnify, protect, defend and hold harmless, and do hereby indemnify the Owner Participant, the Owner Lessor, the Administrator (but only in connection with the performance of its duties under the LLC Administration Agreements), the

Lease Indenture Company in its individual capacity, the Indenture Trustee, each Certificateholder, the Pass Through Company in its individual capacity, the Pass Through Trustee, and their respective Affiliates, successors, assigns, agents, directors, officers and employees (each an "Indemnitee") against any and all Claims (whether or not any of the transactions contemplated by the Operative Documents are consummated) imposed on, incurred or suffered by or asserted against any Indemnitee in any way relating to or resulting from or arising out of or attributable to:

               (i) the construction, financing, refinancing, acquisition, operation, rebuilding, warranty, ownership, possession, maintenance, repair, lease, condition, alteration, modification, restoration, refurbishing, return, purchase, sale or other disposition, insuring, sublease, or other use or non-use of the Facilities, the Facility Sites, the Easements or any Component or any portion of any thereof or any interest therein;

               (ii) the conduct of the business or affairs of any applicable Facility Lessee or Calpine and any other business or affairs conducted at the Facilities, the Easements or the Facility Sites;

               (iii) the manufacture, design, purchase, acceptance, rejection, delivery or condition of, or improvement to, the Facilities, the Facility Sites, the Easements or any Component, or any portion of any thereof or any interest therein;

               (iv) the Facility Leases, the Facility Site Leases, the Facility Site Subleases, or any other Operative Document, the execution or delivery thereof or the performance, enforcement, attempted enforcement or amendment of any terms thereof, or the transactions contemplated thereby or resulting therefrom;

               (v) any Environmental Condition at, related to or caused by the Facilities, the Easements or the Facility Sites or any Component, or any portion thereof, including, for the avoidance of doubt, any such Environmental Condition existing prior to the Closing Date;

               (vi) the offer, issuance, sale, acquisition or delivery of the Lessor Notes, the Certificates, any Additional Lessor Notes, any Additional Certificates or any refinancing thereof;

               (vii) the reasonable costs and expenses of the Transaction Parties in connection with amendments or supplements to the Operative Documents requested by an applicable Facility Lessee, or resulting from the actions of an applicable Facility Lessee or in connection with any Lease Default or Lease Event of Default;

               (viii) the imposition of any Lien other than with respect to a particular Indemnitee (or a Related Party), an Owner Lessor's Lien, an Owner Participant's Lien or Indenture Trustee's Lien attributable to such Indemnitee;

               (ix) any violation by, or liability relating to, any Facility Lessee or any other Calpine Party of, or under, any Applicable Law, whether now or hereafter in effect (including Environmental Laws), or any action of any Governmental Entity or other Person taken with respect to the Facilities, the Facility Sites, the Operative Documents or the interests of the Owner Participant, the Owner Lessor, the Indenture Trustee or the Pass Through Trustee, or under the

Operative Documents or the presence, use, storage, release, threatened release, transportation, arrangement for transportation, treatment, arrangement for treatment, manufacture, disposal or arrangement for disposal of any Hazardous Substance in, at, under or from the Facilities, the Easements or the Facility Sites, including, for the avoidance of doubt, any of the foregoing existing or occurring prior to the Closing Date;

             (x) the non-performance or breach by any Person of any obligation contained in this Agreement or any other Operative Document or the falsity or inaccuracy of any representation, warranty or obligation of any Person contained in this Agreement or any other Operative Document;

             (xi) the continuing fees (if any) and expenses of the Owner Lessor and the Administrator pursuant to the LLC Administration Agreements (including the reasonable compensation and expenses of their respective counsel) arising out of the Owner Lessor's discharge of its duties under or in connection with the Operative Documents (other than the Facility Leases and the Facility Site Leases);

             (xii) the continuing fees (if any) and expenses of the Lease Indenture Company, the Indenture Trustee, the Pass Through Company, the Pass Through Trustee, (including the reasonable compensation and expenses of their respective counsel, accountants and other professional persons) arising out of the discharge of their respective duties as provided in the Operative Documents; or

             (xiii) any Applicable Permits including any obligations imposed by FERC in connection with the Facilities or the Facility Sites.

         (b) Claims Excluded. Any Claim, to the extent relating to or resulting from or arising out of or attributable to any of the following, is excluded from the Facility Lessees' obligations to indemnify, defend, protect and hold harmless any Indemnitee under this Section 9.1:

             (i) (A) acts, omissions or events with respect to a particular Facility first occurring after the later of (x) expiration or early termination of a related Facility Lease and, where required by such Facility Lease, surrender to the Owner Lessor or its successor of the relevant Facility Lessee's interest in the related Facility in compliance with the provisions of such Facility Lease and (y) if the Owner Lessor exercises its option set forth in
Article VI of the related Facility Site Lease, the performance by the applicable Facility Lessee of all obligations required to be performed by it thereunder, or
(B), if the Closing Date does not occur, acts, omission or events occurring after the date set forth in Section 2.2(e);

             (ii) with respect to a particular Indemnitee and Related Parties, any offer, sale, assignment, transfer or other disposition (voluntary or involuntary) by or on behalf of (A) in the case of the Owner Participant, the Owner Participant of its Member Interest or with respect to any Related Party, its direct or indirect interest in the Owner Participant, (B) in the case of the Owner Lessor, and if such action is taken at the written direction of the Owner Participant, the Owner Participant, and Related Parties, the Owner Lessor of all or any of the Owner Lessor's Interest, (C) the Indenture Trustee of all or any of its interest in the Lessor Notes, unless, in any such case referred to in this paragraph (ii), such transfer is required by the terms of the Operative

Documents or occurs during the continuance of a Lease Event of Default; (provided that this paragraph (ii) shall not serve to cap the indemnity to be received by a transferee Indemnitee for a Claim (other than a Claim relating solely to or arising solely out of any offer, transfer, sale, assignment or other disposition of any such rights or interests) based on what the relevant transferor Indemnitee would have received had no such transfer occurred);

             (iii) with respect to any Indemnitee, any Claim attributable to (i) the gross negligence or willful misconduct of such Indemnitee or a Related Party except to the extent such gross negligence or willful misconduct is attributable to any breach by the Facility Lessees (or any of them) or any other Calpine Party of any covenant, representation or warranty contained in any Operative Document or (ii) any violation of Applicable Law by any such Person except to the extent attributable to a violation of Applicable Law by the Facility Lessees (or either of them) or any other Calpine Party or to any breach by the Facility Lessees (or any of them) or such other Calpine Party of any covenant, representation or warranty contained in any Operative Document;

             (iv) as to any Indemnitee, any Claim to the extent attributable to the noncompliance of such Indemnitee or a Related Party, with any of the terms of, or any misrepresentation or breach of warranty by such Indemnitee or Related Party contained in any Operative Document made by such Indemnitee or Related Party or any breach by such Indemnitee or a Related Party of any covenant contained in any Operative Document or any breach by such Indemnitee or a Related Party of any covenant contained in any Operative Document made by such Indemnitee or Related Party except to the extent attributable to any breach by a Facility Lessee or any other Calpine Party of any covenant, representation or warranty contained in any Operative Document;

             (v) any Claim constituting or arising from an Owner Lessor's Lien;

             (vi) with respect to the Indenture Trustee and the Lease Indenture Company, any Claim constituting or arising from a Indenture Trustee's Lien;

             (vii) with respect to the Owner Participant, any claim constituting or arising from an Owner Participant's Lien;

             (viii) any Claim that is a Tax, or is a cost of contesting a Tax whether or not the relevant Facility Lessee is required to indemnify therefor pursuant to Section 9.2 hereof or under the Tax Indemnity Agreement;

             (ix) any failure on the part of the Administrator to distribute in accordance with the LLC Agreement or the LLC Administration Agreements any amounts received by it under the Operative Documents and distributable by it thereunder;

             (x) a Claim arising out of a Indenture Default or Lease Indenture Event of Default that is not also (or attributable to) a Lease Default or Lease Event of Default;

             (xi) with respect to a particular Indemnitee and Related Party, any obligation or liability expressly assumed in any Operative Document by the Indemnitee seeking indemnification;

             (xii) any Claim that constitutes scheduled principal and/or interest on the Lessor Notes, Additional Lessor Notes, or the corresponding payments under the Certificates or any Additional Certificates; and

             (xiii) any Claim relating to the payment of any amount which constitutes Transaction Costs which the Owner Participant is obligated to pay pursuant to Section 2.3(a) hereof or any other amount to the extent such Indemnitee or a Related Party has expressly agreed in any Operative Document to pay such amount without express right of reimbursement;

provided that the terms "omission," "gross negligence" and "willful misconduct," when applied with respect to the Owner Lessor, the Owner Participant, the Indenture Trustee, the Pass Through Trustee or any Affiliate of any thereof, shall not include any liability imputed as a matter of law to such Indemnitee solely by reason of any such entity's interest in the Facilities or the Facility Sites or such Indemnitee's failure to act in respect of matters which are or were the obligation of the Facility Lessees under this Agreement or any other Operative Document. Nothing herein shall be deemed to constitute a guaranty of any useful life or any present or future residual value of the Facilities or a guaranty that any amount of any Secured Indebtedness will be paid.

         (c) Insured Claims. Subject to the provisions of paragraph (e) of this
Section 9.1, in the case of any Claim indemnified by the Facility Lessees hereunder which is covered by a policy of insurance maintained by the Facility Lessees, each Indemnitee agrees, unless it and each other Indemnitee shall waive its rights to indemnification (for itself and each Related Party thereto) in a manner reasonably acceptable to the Facility Lessees, to cooperate, at the sole cost and expense of the Facility Lessees, with insurers in exercise of their rights to investigate, defend or compromise such Claim.

         (d) After-Tax Basis. The Facility Lessees agree that any payment or indemnity pursuant to this Section 9.1 in respect of any Claim shall be made on an After-Tax Basis to the Indemnitees.

         (e) Claims Procedure. Each Indemnitee shall promptly after such Indemnitee shall have Actual Knowledge thereof notify the Facility Lessees of any Claim as to which indemnification is sought; provided, that the failure so to notify the Facility Lessees shall not reduce or affect the Facility Lessees' liability which it may have to such Indemnitee under this Section 9.1, and no payment hereunder by the Facility Lessees to an Indemnitee shall be deemed to constitute a waiver or release of any right or remedy that the Facility Lessee may have against any such Indemnitee for actual damages resulting directly from the failure or delay of such Indemnitee to give the Facility Lessees such notice. Subject to the foregoing, any amount payable to any Indemnitee pursuant to this Section 9.1 shall be paid within thirty (30) days after receipt of such written demand therefor from such Indemnitee, accompanied by a certificate of such Indemnitee stating in reasonable detail the basis for the indemnification thereby sought and (if such Indemnitee is not a party hereto) an agreement to be bound by the terms hereof as if such Indemnitee were such a party. The foregoing shall not, however, constitute an obligation to disclose confidential information of any kind without the execution of an appropriate confidentiality agreement. Promptly after the Facility Lessees receive notification of such Claim accompanied by a written statement describing in reasonable detail the Claims which are the subject of and basis for such indemnity and the computation of the amount so payable, the Facility Lessees shall, without affecting its obligations hereunder, notify such Indemnitee whether it intends to pay, object to, compromise or defend any matter involving the asserted liability of such Indemnitee. The Facility Lessees shall have the right to investigate and so long as no Significant Lease Default or Lease Event of Default shall have occurred and be continuing, the Facility Lessees shall have the right in its sole discretion, to defend or compromise any Claim for which indemnification is sought under this Section 9.1 which the Facility Lessees acknowledge is subject to indemnification hereunder; provided that no such defense or compromise shall involve any danger of (i) foreclosure, sale, forfeiture or loss of, or imposition of a Lien on any part of the Facilities, the Facility Sites, the Lessor Estate or the Indenture Estate or the impairment of the Facilities in any material respect or (ii) any criminal liability being incurred or any material adverse effect on such Indemnitee; provided, further, that no Claim shall be compromised by the Facility Lessees on a basis that admits any criminal violation or gross negligence or willful misconduct on the part of such Indemnitee without the express written consent of such Indemnitee; and provided, further, that to the extent that other Claims unrelated to the transactions contemplated by the Operative Documents are part of the same proceeding involving such Claim, the Facility Lessees may assume responsibility for the contest or compromise of such Claim only if the same may be and is severed from such other Claims (and each Indemnitee agrees to use reasonable efforts to obtain such a severance). In the event that in the course of the investigation or defense of a claim, the Facility Lessees shall in good faith reasonably determine that it is not liable for indemnification with respect thereto under this Section 9.1, it may give notice to the applicable Indemnitee of such fact; and, in such case, any acknowledgment, theretofore made by the Facility Lessees of liability with respect to such claim under this Section 9.1 shall be deemed revoked, and the Facility Lessees may thereupon cease to defend such claim; provided that (i) the Facility Lessees shall have given the Indemnitee reasonable prior notice of its intention to renounce such acknowledgment, (ii) the Facility Lessees' conduct regarding the defense of such claim or any decision to withdraw from such defense shall not prejudice or have prejudiced the Indemnitee's ability to contest such claim (taking into account, among other things, the timing of the Facility Lessees' withdrawal and the theory or theories upon which the Facility Lessees shall have based its defense), and
(iii) the Facility Lessees shall have given such Indemnitee all materials, documents and records relating to its defense of such claim as such Indemnitee shall have reasonably requested in connection with the assumption by such Indemnitee of the defense of such claim at the cost and expense of such Facility Lessee. In the event that the Facility Lessees shall cease to defend any claim pursuant to the preceding sentence, the Facility Lessees shall indemnify each Indemnitee, without regard to any exclusion that might otherwise apply hereunder, to the extent that the actions of the Facility Lessees in defending such claim or the manner or time of the Facility Lessees' election to withdraw from the defense of such claim shall have caused such Indemnitee to incur any loss, cost, liability or expense which such Indemnitee would not have incurred had the Facility Lessees not ceased to defend such claim in such manner or such time. If the Facility Lessees elect, subject to the foregoing, to compromise or defend any such asserted liability, it may do so at its own expense and by counsel selected by it. Upon the Facility Lessees' election to compromise or defend such asserted liability and prompt notification to such Indemnitee of its intent to do so, such Indemnitee shall cooperate at the Facility Lessees' expense with all reasonable requests of the Facility Lessees in connection therewith and will provide the Facility Lessee with all information not within the control of the Facility Lessees as is reasonably available to such Indemnitee which the Facility Lessees may reasonably request; provided, however, that such Indemnitee shall not, unless otherwise required by Applicable Law, be obligated to disclose to the Facility Lessees or any other Person, or permit the Facility Lessees or any other Person to examine (i) any income tax returns of the Owner Participant or (ii) any confidential information or pricing information not generally accessible by the public possessed by the Owner Participant (and, in the event that any such information is made available, the Facility Lessees shall treat such information as confidential and shall take all actions reasonably requested by such Indemnitee for purposes of obtaining a stipulation from all parties to the related proceeding providing for the confidential treatment of such information from all such parties). Where the Facility Lessees, or the insurers under a policy of insurance maintained by the Facility Lessees, undertake the defense of such Indemnitee with respect to a Claim (with counsel reasonably satisfactory to such Indemnitee and without reservation of rights against such Indemnitee), no additional legal fees or expenses of such Indemnitee in connection with the defense of such Claim shall be indemnified hereunder unless such fees or expenses were incurred at the request of the Facility Lessees or such insurers. Notwithstanding the foregoing, an Indemnitee may participate at its own expense in any judicial proceeding controlled by the Facility Lessees pursuant to the preceding provisions, but only to the extent that such party's participation does not in the reasonable opinion of counsel to the Facility Lessees interfere with such control or defense of such claim; provided, however, that such party's participation does not constitute a waiver of the indemnification provided in this Section 9.1; provided, further, that if and to the extent that (i) such Indemnitee is advised by counsel that an actual or potential conflict of interest exists where it is advisable for such Indemnitee to be represented by separate counsel or (ii) there is a risk that such Indemnitee may be subject to criminal liability and such Indemnitee informs the Facility Lessees that such Indemnitee desires to be represented by separate counsel, such Indemnitee shall have the right to control its own defense of such Claim and the reasonable fees and expenses of such defense (including, without limitation, the reasonable fees and expenses of such separate counsel) shall be borne by the Facility Lessees. So long as no Lease Event of Default described in clause (a), (b), (g) or (h) of Section 16 of a Facility Lease shall have occurred and be continuing, no Indemnitee shall enter into any settlement or other compromise with respect to any Claim without the prior written consent of the Facility Lessees unless (i) the Indemnitee waives its rights to indemnification hereunder or (ii) the Facility Lessees have not acknowledged their indemnity obligation with respect thereto and there is a significant risk that a default judgment will be entered against such Indemnitee. Nothing contained in this Section 9.1(e) shall be deemed to require an Indemnitee to contest any Claim or to assume responsibility for or control of any judicial proceeding with respect thereto.

        (f) Subrogation. To the extent that a Claim indemnified by the Facility Lessees under this Section 9.1 is in fact paid in full by the Facility Lessees or an insurer under an insurance policy maintained by the Facility Lessees, the Facility Lessees (so long as no Lease Event of Default shall have occurred and be continuing) or such insurer shall be subrogated to the rights and remedies of the Indemnitee on whose behalf such Claim was paid to the extent of such payment (other than rights of such Indemnitee under insurance policies maintained at its own expense) with respect to the transaction or event giving rise to such Claim. Should an Indemnitee receive any refund, in whole or in part, with respect to any Claim paid by the Facility Lessees hereunder, it shall promptly pay over to the Facility Lessees the lesser of (i) the amount refunded reduced by the amount of any Tax incurred by reason of the receipt or accrual of such refund and increased by the amount of any Tax (but not in excess of the amount of such reduction) saved as a result of such payment or (ii) the amount the Facility Lessees or any of their insurers has paid in respect of such Claim; provided that, so long as a Significant Lease Default or Lease Event of Default shall have occurred and is continuing such amount may be held by the Owner Lessor as security for the Facility Lessees' obligations under the Facility Leases and the other Operative Documents.

        (g) Minimize Claims. The Owner Participant, the Owner Lessor, and each of the other Transaction Parties will use their respective reasonable and diligent efforts to minimize Claims indemnifiable by the Facility Lessees under this Section 9.1, including by complying with reasonable requests by the Facility Lessees to do or to refrain from doing any act if such compliance is, in the good faith opinion of the Owner Participant, the Owner Lessor, or such other Transaction Party, as the case may be, of a purely ministerial nature or otherwise has no unindemnified adverse impact on the Owner Participant, the Owner Lessor, or such Transaction Party, as the case may be, or any Affiliate of any thereof or on the business or operations of any of the foregoing.

        Section 9.2. General Tax Indemnity.

        (a) Indemnity. Except as provided in paragraph (b), the Facility Lessees jointly and severally agree to indemnify each of the Owner Participant, the Owner Lessor, the Lease Indenture Company in its individual capacity, the Indenture Trustee, the Pass Through Company in its individual capacity, the Pass Through Trustee, each Certificateholder and their respective successors and assigns, the past and present partners or members of or holders of the ownership interests in, as the case may be, the Owner Participant (each of the foregoing, together with any Affiliate thereof, a "Tax Indemnitee") for, to hold each Tax Indemnitee harmless from and to defend each Tax Indemnitee against all Taxes that are imposed upon or with respect to or borne by or asserted against any Tax Indemnitee, the Facilities, the Easements, the Facility Sites, or any portion or Component thereof or any interest therein, or upon any Operative Document or interest therein, or in any way arising out of, in connection with or relating to, any of the following:

            (i) the construction, financing, refinancing, acquisition, operation, warranty, ownership, possession, maintenance, repair, lease, condition, alteration, modification, restoration, refurbishing, rebuilding, return, transport, assembly, repossession, servicing, dismantling, abandonment, retirement, decommissioning, preparation, installation, storage, replacement, purchase, sale or other disposition, insuring, sublease, or other use or non-use of, the imposition of any lien (or incurrence of any liability to refund or pay over any amount as a result of any lien) on, the Facilities, the Facility Sites, the Easements or any portion or Component thereof or any interest therein;

            (ii) the Facilities, the Facility Sites, the Easements, any portion thereof or Component or interest therein, the applicability of the Facility Leases to the Facilities, or the conduct of the business or affairs of the Facility Lessees or Calpine, the Facilities or the Facility Sites;

            (iii) the manufacture, design, purchase, acceptance, rejection, delivery, non-delivery, redelivery or condition of, or improvement to, the Facilities, the Easements, the Facility Sites or any portion or Component thereof, or any interest therein;

            (iv) the Facility Leases, or any other Operative Document, the execution or delivery thereof, any other documents contemplated thereby or the performance, enforcement or amendment of any terms thereof;

            (v) the payment or receipt of Periodic Rent, Basic Rent and Supplemental Rent or any other payment, receipt or earning under the Facility Leases or the Facility Site Subleases or arising from the Facilities, the Facility Sites, the Easements, or any portion or Component thereof or any interest therein;

            (vi) any other amount paid or payable pursuant to the Operative Documents;

            (vii) the conveyance of title to the Facilities; or

            (viii) otherwise relating to the transactions contemplated by the Operative Documents.

        Notwithstanding anything herein to the contrary and without regard to paragraph (b) hereof, the Facility Lessees will indemnify the Owner Participant and the Owner Lessor on an After-Tax Basis for any Taxes collected by way of withholding (and any interest, penalties or additions to tax associated therewith) (or for the failure to withhold taxes) imposed on the Lessor Notes or the Additional Lessor Notes or any other payments to each Certificateholder or the Indenture Trustee (each a "Certificateholder Indemnitee"), including any penalties, interest, or additions to tax applicable in connection therewith; provided, however, that if the Facility Lessees are required, for any reason, to indemnify the Owner Participant or the Owner Lessor with respect to any failure to withhold such tax, and the withholding tax would otherwise be an Excluded Tax under Section 9.2(b) without regard to the first sentence of this paragraph, then the Certificateholder Indemnitee with respect to which such withholding was not made will pay the amount of tax not withheld to the relevant taxing authority if such taxes remain unpaid or will reimburse the Facility Lessees for the amount of tax not withheld, but paid to such taxing authority, on demand, plus interest at (a) the Lease Debt Rate during the period commencing on the date the Facility Lessees shall have made the indemnity payment to such taxing authority and ending the earlier of the date of repayment by such Tax Indemnitee and five Business Days after the date the Facility Lessees demand reimbursement thereof pursuant to this sentence, and (b) the Overdue Rate for the period thereafter to the date the Facility Lessees actually receive such payment.

        (b) Excluded Taxes. The indemnity provided for in paragraph (a) above shall not extend to any of the following Taxes (the "Excluded Taxes"):

            (i) Taxes imposed by the United States federal government or any state or local government, any political subdivision of any of the foregoing, imposed on, based on or measured by gross or net income, receipts, capital gain, capital or net worth, or conduct of business (other than, in each case, Taxes that are in the nature of sales, use, rental, license, value added (to the extent value added taxes are not imposed in clear and direct substitution for income taxes), property or similar taxes ("Income Taxes")), including any such Taxes collected by way of withholding, minimum or alternative minimum taxes, and franchise taxes; provided that this exclusion (i) shall not affect any express requirement that payments be made on an "after-tax" basis nor shall it apply to Taxes that would have been imposed on a Certificateholder Indemnitee had the transactions contemplated by the Operative Documents been the sole connection between the jurisdiction imposing such Taxes and the Certificateholder Indemnitee with respect to which such Taxes were imposed;

            (ii) Taxes imposed on a Tax Indemnitee other than a Certificateholder Indemnitee that are attributable to any act, event or omission by such Tax Indemnitee that occurs after expiration or other termination of the Facility Leases and surrender of the Facilities to the Owner Lessor or its successors (or in the case of a Certificateholder Indemnitee, Taxes imposed for any period after the repayment of the Lease Debt) in accordance with the Facility Leases, (in contrast to an act, event or omission occurring prior to or simultaneous with such expiration, termination or surrender (or, in the case of a Certificateholder Indemnitee, such repayment)), provided that this exclusion shall not apply so long as a Lease Event of Default shall have occurred and be continuing;

            (iii) Taxes imposed on a Tax Indemnitee that are attributable to the gross negligence or willful misconduct of such Tax Indemnitee, unless such negligence or misconduct is imputed to such Tax Indemnitee solely as a result of its participation in the transactions contemplated by the Operative Documents and not as a result of any action or inaction by such Tax Indemnitee;

            (iv) Taxes imposed on a Tax Indemnitee arising from a breach by such Tax Indemnitee of any of its representations, warranties or covenants under any Operative Document except to the extent attributable to any breach by the Facility Lessees or any other Calpine Party of any covenant, representation or warranty contained in any Operative Document;

            (v) Taxes (A)(x) arising out of, or caused by any voluntary direct or indirect assignment, sale, transfer or other voluntary disposition or (y) an involuntary direct or indirect transfer or disposition resulting from a bankruptcy or similar proceeding for relief of debtors in which such Tax Indemnitee is a debtor or a foreclosure by a creditor of such Tax Indemnitee, in the case of either (x) or (y),(1) by the Owner Participant of all or part of its Member Interest, (2) by the Owner Lessor of all or part of its interest in the Facilities or the Facility Sites, or (3) by the Indenture Trustee of any interest in the Lease Debt or the Indenture Estate, or (4) in the case of the Owner Lessor or the Owner Participant of any direct or indirect interest in the Owner Lessor or the Owner Participant, in each case to the extent imposed directly by reason of any transfer described in this clause (v)(A), or (B) imposed after any such transfer to the extent that, under law in effect on the date of the transfer such Taxes exceed the amount of Taxes that would be indemnified hereunder had there been no such assignment, sale, transfer or other voluntary disposition, unless such transfer or disposition occurs during the continuance of a Lease Event of Default or is otherwise pursuant to the Facility Lessees' exercise of their rights under the Operative Documents;

            (vi) Taxes imposed on a Tax Indemnitee that would not have been imposed but for the creation or existence of any Owner Lessor's Lien or Owner Participant's Lien attributable to such Tax Indemnitee;

            (vii) Taxes that are included as a part of the cost of the Facilities;

            (viii) Intentionally Omitted.

            (ix) With respect to the Owner Participant, Taxes for which the Facility Lessees are obligated to indemnify the Owner Participant under the Tax Indemnity Agreement (or which are expressly excluded from indemnification thereunder);

            (x) Taxes that are imposed on a Tax Indemnitee (other than a Certificateholder Indemnitee) resulting from the Owner Lessor not being treated as a grantor trust or other conduit entity for federal, state or local income tax purposes, but only to the extent such Taxes exceed Taxes indemnified hereunder that otherwise would have been imposed and are otherwise indemnifiable;

            (xi) Taxes imposed on a Tax Indemnitee that are attributable to the failure of such Tax Indemnitee to comply with certification, information, documentation, reporting or other similar requirements concerning the nationality, residence, identity or connection with the jurisdiction imposing such Taxes; provided that the foregoing exclusion shall only apply if such compliance is required by statute or regulation of the jurisdiction imposing such Taxes as a precondition to relief or exemption from or reduction in such Taxes, such Tax Indemnitee is eligible to comply with such requirement, the Facility Lessees shall have given such Tax Indemnitee timely written notice of such requirement and the Tax Indemnitee shall have determined in good faith that compliance with any such requirement shall not result in any identified non-immaterial adverse effect to its interests or to those of its Affiliates;

            (xii) Taxes consisting of interest, penalties, additions to tax or fines resulting from a failure of such Tax Indemnitee to properly and timely file returns as required by a taxing authority unless such failure is attributable to the Facility Lessees not providing information that it is expressly required to provide under the Operative Documents;

            (xiii) Taxes imposed on any Tax Indemnitee resulting from an amendment, modification, supplement to or waiver of any provision of, any Operative Document which amendment, modification, supplement or waiver was not requested by or consented to by the Facility Lessees, and as to which the Facility Lessees are not a party and the Tax Indemnitee (or, in the case of the Owner Participant, the Owner Lessor if acting at the express direction of the Owner Participant or any Related Party) is a party, unless such amendment, modification, supplement or waiver (A) was required by applicable law or the Operative Documents, (B) may be necessary or appropriate to, and is in conformity with, any amendment to any Operative Document requested by the Facility Lessee in writing, or (C) was consented to by a Calpine Party;

            (xiv) Taxes imposed as a result of, or in connection with, any "prohibited transaction," within the meaning of Section 4975 of the Code,
Section 406 of ERISA or any comparable laws of any Governmental Entity, engaged in by any Tax Indemnitee (which for this purpose shall include any ERISA Affiliate thereof) resulting from the breach by such Tax Indemnitee of any of its representations or warranties contained in
Section 3.4(g) or Section 8.2 of the Participation Agreement;

            (xv) Taxes to the extent such Taxes would not have been imposed on a Tax Indemnitee if such Tax Indemnitee or any related Tax Indemnitee were a United States Person; and

            (xvi) Taxes imposed that would not have been imposed on a Tax Indemnitee but for the activities in the taxing jurisdiction of such Tax Indemnitee or any Affiliate thereof unrelated to the transactions contemplated by the Operative Documents.

        (c) Payment. Notwithstanding anything to the contrary herein and without regard to paragraph (b) hereof, any payment by the Facility Lessees pursuant to this Section 9.2 shall be increased by amounts necessary to ensure that all such payments are made on an After-Tax Basis. Each payment required to be made by the Facility Lessees to a Tax Indemnitee pursuant to this Section 9.2 shall be paid either (i) when due directly to the applicable taxing authority by the Facility Lessees if they are permitted to do so, or (ii) where direct payment is not permitted, and with respect to gross up amounts, in immediately available funds to such Tax Indemnitee by the later of (A) 10 days following the Facility Lessees' receipt of the Tax Indemnitee's written demand for the payment pursuant to clause (g)(i) below (which demand shall be accompanied by a written statement of the Tax Indemnitee describing in reasonable detail the Taxes for which the Tax Indemnitee is demanding payment and the computation of such Taxes), (B) subject to paragraph (g) below, in the case of amounts which are being contested pursuant to such paragraph (g), at the time and in accordance with a final determination of such contest or (C) in the case of any indemnity demand for which the Facility Lessees have requested review and determination pursuant to paragraph (d) below, the completion of such review and determination; provided, however, in no event later than the date which is one Business Day prior to the date on which such Taxes are required to be paid to the applicable taxing authority. Any amount payable to the Facility Lessees pursuant to paragraph (e) or (f) below shall be paid promptly after the Tax Indemnitee realizes a Tax Benefit giving rise to a payment under paragraph (e) or receives a refund or credit giving rise to a payment under paragraph (f), as the case may be, and shall be accompanied by a statement of the Tax Indemnitee computing in reasonable detail the amount of such payment. Upon the final determination of any contest pursuant to paragraph (g) below in respect of any Taxes for which the Facility Lessees have made a Tax Advance, the amount of the Facility Lessees' obligation under paragraph (a) above shall be determined as if such Tax Advance had not been made. Any obligation of the Facility Lessees under this
Section 9.2 and the Tax Indemnitee's obligation to repay the Tax Advance will be satisfied first by set off against each other, and any difference owing by either party will be paid within 10 days of such final determination.

        (d) Independent Examination. Within 10 days after the Facility Lessees receives any computation from the Tax Indemnitee, the Facility Lessees may request in writing that an independent public accounting firm selected by the Tax Indemnitee and reasonably acceptable to the Facility Lessees review and determine on a confidential basis the amount of any indemnity payment by the Facility Lessees to the Tax Indemnitee pursuant to this Section 9.2 or any payment by a Tax Indemnitee to the Facility Lessees pursuant to paragraph (e) or
(f) below. The

Tax Indemnitee shall cooperate with such accounting firm and supply it with all information reasonably necessary for the accounting firm to conduct such review and determination (but not tax returns and books); provided that such accounting firm shall agree in writing in a manner reasonably satisfactory to the Tax Indemnitee to maintain the confidentiality of such information. The parties hereto agree that the independent public accounting firm's sole responsibility shall be to verify the computation of any payment pursuant to this Section 9.2 and that matters of interpretation of this Participation Agreement or any other Operative Document are not within the scope of the independent accountant's responsibility. The fees and disbursements of such accounting firm will be paid by the Facility Lessees; provided that such fees and disbursements will be paid by the Tax Indemnitee if the verification results in an adjustment in the Facility Lessees' favor of 5 percent or more of the indemnity payment or payments computed by the Tax Indemnitee.

        (e) Tax Benefit. If, as the result of any Taxes paid or indemnified against by the Facility Lessees under this Section 9.2, the aggregate Taxes actually paid by the Tax Indemnitee for any taxable year and not subject to indemnification pursuant to this Section 9.2 are less (whether by reason of a deduction, credit, allocation or apportionment of income or otherwise) than the amount of such Taxes that otherwise would have been payable by such Tax Indemnitee (a "Tax Benefit"), then to the extent such Tax Benefit was not taken into account in determining the amount of indemnification payable by the Facility Lessees under paragraph (a) or (c) above and provided no Significant Lease Default or Lease Event of Default shall have occurred and be continuing (in which event the payment provided under this Section 9.2(e) shall be deferred until the Significant Lease Default or Lease Event of Default has been cured), such Tax Indemnitee shall pay to the Facility Lessees the lesser of (A) (y) the amount of such Tax Benefit, plus (z) an amount equal to any United States federal, state or local income tax benefit resulting to the Tax Indemnitee from the payment under clause (y) above and this clause (z) (determined using the same assumptions as set forth in the second sentence under the definition of After-Tax Basis) and (B) the amount of the indemnity paid pursuant to this
Section 9.2 giving rise to such Tax Benefit; provided, however, that any excess of (A) over (B) shall be carried forward and reduce the Facility Lessees' obligations to make subsequent payments to such Tax Indemnitee pursuant to this
Section 9.2. If it is subsequently determined that the Tax Indemnitee was not entitled to such Tax Benefit, the portion of such Tax Benefit that is required to be repaid or recaptured will be treated as Taxes for which the Facility Lessees must indemnify the Tax Indemnitee pursuant to this Section 9.2 without regard to paragraph (b) hereof.

        Notwithstanding anything to the contrary herein, each Certificateholder Indemnitee shall determine the allocation of any tax benefits, savings, credit, deduction or allocation in its sole good faith discretion and each position to be taken on its tax return shall be in its sole control and it shall not be required to disclose any tax return or related documentation to any Person.

        (f) Refund. If a Tax Indemnitee obtains a refund or credit of all or part of any Taxes paid, reimbursed or advanced by the Facility Lessees pursuant to this Section 9.2, the Tax Indemnitee promptly shall pay to the Facility Lessees (x) the amount of such refund or credit (net of any Tax payable by the Tax Indemnitee as a result of the receipt or accrual of such refund or credit) plus (y) an amount equal to any United States federal, state or local income tax benefit realized by such Tax Indemnitee by reason of such payment to the Facility Lessees (determined using the same assumptions as set forth in the second sentence under the definition of After-Tax

Basis); provided that (A) if at the time such payment is due to the Facility Lessees a Significant Lease Default or Lease Event of Default shall have occurred and be continuing, such amount shall not be payable until such Significant Lease Default or Lease Event of Default has been cured, and (B) the amount payable to the Facility Lessees pursuant to this sentence shall not exceed the amount of the indemnity payment in respect of such refunded or credited Taxes that was made by the Facility Lessees. Any excess of (x) and (y) over (B) in this Section 9.2(f) shall be carried forward and reduce the Facility Lessees' obligations to make subsequent payments to such Tax Indemnitee pursuant to this Section 9.2. If it is subsequently determined that the Tax Indemnitee was not entitled to such refund or credit, the portion of such refund or credit that is required to be repaid or recaptured will be treated as Taxes for which the Facility Lessees must indemnify the Tax Indemnitee pursuant to this Section
9.2 without regard to paragraph (b) hereof. If, in connection with a refund or credit of all or part of any Taxes paid, reimbursed or advanced by the Facility Lessees pursuant to this Section 9.2, a Tax Indemnitee receives an amount representing interest on such refund or credit, the Tax Indemnitee promptly shall pay to the Facility Lessees (1) the amount of such interest that shall be fairly attributable to such Taxes paid, reimbursed or advanced by the Facility Lessees prior to the receipt of such refund or credit (net of Taxes payable in respect of the receipt or accrual of such interest) and (2) any Tax savings resulting from payments made by the Tax Indemnitee under (1) and (2).

        (g) Contest.

            (i) Notice of Contest. If a written claim for payment is made by any taxing authority against a Tax Indemnitee for any Taxes with respect to which the Facility Lessees may be liable for indemnity hereunder (a "Tax Claim"), such Tax Indemnitee shall give the Facility Lessees written notice of such Tax Claim promptly after its receipt, and shall furnish the Facility Lessees with copies of such Tax Claim and all other writings received from the taxing authority to the extent relating to such claim; provided that failure to so notify the Facility Lessees shall not relieve the Facility Lessees of any obligation to indemnify the Tax Indemnitee hereunder except to the extent that such failure effectively precludes the ability to conduct a contest hereunder (and without limiting any damage claim or remedy the Facility Lessees may otherwise have for such failure).

            (ii) Control of Contest. Subject to subsection (g)(iii) below, the Facility Lessee will be entitled to contest (acting through counsel selected by the Facility Lessees and reasonably satisfactory to the Tax Indemnitee), and control the contest of, any Tax Claim if (A) such Tax Claim may be pursued in the name of the Facility Lessees and may be segregated procedurally from tax claims for which the Facility Lessees are not obligated to indemnify the Tax Indemnitee or (B) the Tax Indemnitee requests that the Facility Lessees control such contest. In the case of all other Tax Claims, the Tax Indemnitee will contest the Tax Claim if the Facility Lessees shall request that the Tax be contested (subject to subsection (g)(iii) below), and the following rules shall apply with respect to such contest:

                 (1) the Tax Indemnitee will control the contest of such Tax Claim (acting through counsel selected by the Tax Indemnitee and reasonably satisfactory to the Facility Lessees) at the Facility Lessees' expense,

                 (2) the decisions regarding what actions to be taken shall be made by the Tax Indemnitee in its sole judgment, and

                 (3) the Tax Indemnitee shall not otherwise settle, compromise or abandon such contest without the Facility Lessees' prior written consent except as provided in paragraph (g)(iv) below.

        In either case, the party conducting such contest shall consult in good faith with the other party and its designated counsel with respect to such Tax Claim and shall provide the other party with copies of any reports or claims (or extracts therefrom) issued by the relevant auditing agents or taxing authority relating to such Tax Claim.

            (iii) Conditions of Contest. Notwithstanding the foregoing, no contest with respect to a Tax Claim will be required or permitted pursuant to this Section 9.2, and the Facility Lessees shall be required to pay the applicable Taxes without contest, unless:

                 (1) within 30 days after written notice by the Tax Indemnitee to the Facility Lessees of such Tax Claim (or such shorter period, to be specified by the Tax Indemnitee in such notice, as required for taking action with respect to such Tax Claim), the Facility Lessees shall request in writing to the Tax Indemnitee that such Tax Claim be contested,

                 (2) no Significant Lease Default or Lease Event of Default has occurred and is continuing, unless the Facility Lessees have provided security for the indemnity payment and the expenses of contest in a manner reasonably acceptable to the Tax Indemnitee, both as to coverage and credit,

                 (3) there is no risk of sale, forfeiture or loss of, or the creation of any Lien on any Facilities, the Facility Sites, or any portion or Component thereof or any interest therein as a result of such Tax Claim; provided that this clause (3) shall not apply if the Facility Lessees post security satisfactory to the Tax Indemnitee, both as to coverage and credit, in its sole discretion,

                 (4) there is no risk of imposition of any criminal penalties or liabilities,

                 (5) if such contest involves payment of such Tax, the Facility Lessees will advance such amount necessary to pay the Tax to the Tax Indemnitee or its Affiliates on an interest-free basis and with no after-tax cost to such Tax Indemnitee (a "Tax Advance"),

                 (6) The Facility Lessees agree to pay (and pays on demand) and with no after-tax cost to such Tax Indemnitee or its Affiliates all reasonable costs, losses and expenses incurred by the Tax Indemnitee in connection with the contest of such claim (including, without limitation, all reasonable legal, accounting and investigatory fees and disbursements and penalties, interest and additions to tax),

                 (7) the Tax Indemnitee has been provided at the Facility Lessees' sole expense with an opinion, reasonably acceptable to such Tax Indemnitee, of independent tax counsel selected by the Tax Indemnitee and reasonably acceptable to the Facility Lessees to the effect that there is a Reasonable Basis for contesting such Tax Claim,

                 (8) in the case of a judicial appeal, the appeal is not to the U.S. Supreme Court,

                 (9) if such contest is controlled by the Facility Lessees, prior to commencement of a judicial action with respect to the contest, the Facility Lessees shall have admitted in writing its liability to pay an indemnity pursuant to this Section 9.2 with respect to such Tax, which admission shall be binding on the Facility Lessees unless and to the extent such contest is determined in a manner that conclusively demonstrates that the Facility Lessees are not so liable,

                 (10) if the amount of Taxes at issue is in excess of $20,000, and

                 (11) if the subject matter of such claim shall be of a continuing or recurring nature and shall have previously been decided pursuant to this paragraph (g), there shall have been a change in law after such previously decided claim and such Tax Indemnitee receives, at the Facility Lessees' sole cost, an opinion of counsel selected by such Tax Indemnitee and reasonably acceptable to the Facility Lessees to the effect that such change is favorable to the position asserted in the previous contest.

            (iv) Waiver of Indemnification. Notwithstanding anything to the contrary contained in this Section 9.2, the Tax Indemnitee at any time may elect to decline to take any action or any further action with respect to (and the Facility Lessees shall not be permitted to contest) a Tax Claim and may in its sole discretion settle or compromise any contest with respect to such Tax Claim without the Facility Lessees' consent if the Tax Indemnitee:

                 (1) waives its right to any indemnity payment by the Facility Lessees pursuant to this Section 9.2 in respect of such Tax Claim (and any other claim for Taxes with respect to any other taxable year the contest of which is effectively precluded by the Tax Indemnitee's declination to take action with respect to the Tax Claim), and

                 (2) promptly repays to the Facility Lessees any Tax Advance and any amount paid to such Tax Indemnitee under Section 9.2(a) above in respect of such Taxes, but not any costs or expenses with respect to any such contest.

        Except as provided in the preceding sentence, any such waiver shall be without prejudice to the rights of the Tax Indemnitee with respect to any other Tax Claim.

        (h)    Reports.

               (i) If any report, statement or return is required to be filed by a Tax Indemnitee with respect to any Tax that is subject to indemnification under this Section 9.2, the Facility Lessees will (1) notify the Tax Indemnitee in writing of such requirement not later than 30 days prior to the date such report, statement or return is required to be filed (determined without regard to extensions) and (2) either (y) unless directed by the Tax Indemnitee otherwise, if permitted by applicable law, prepare such report, statement or return for filing by the Facility Lessees in such manner as will show the ownership of the Facilities by the Owner Lessor for United States federal, state and local income tax purposes (if applicable), send a copy of such report, statement or return to the Tax Indemnitee and timely file such report, statement or return with the appropriate taxing authority, or (z) in all other cases, prepare and furnish to such Tax Indemnitee not later than 30 days prior to the date such report, statement or return is required to be filed (determined without regard to extensions) a proposed form of such report, statement or return for filing by the Tax Indemnitee; provided that the only consequence for failure to file after compliance by the Facility Lessees with the requirements hereof shall be a loss of indemnification from the Facility Lessees in respect of any Tax to the extent resulting from such failure.

            (ii) Each of the Tax Indemnitee and the Facility Lessees, as the case may be, will timely provide the other, at the Facility Lessees' expense, with all information in its possession that the other party may reasonably require and request to satisfy its tax filing obligations.

        (i) Non-Parties. If a Tax Indemnitee is not a party to this Agreement, the Facility Lessees may require such Tax Indemnitee to agree in writing, in a form reasonably acceptable to the Facility Lessees, to the terms of this Section
9.2 prior to making any payment to such Tax Indemnitee under this Section. Subject to the preceding sentence, the Facility Lessees' obligations under this
Section 9.2 shall inure to the benefit of each and every Tax Indemnitee without regard to whether such Tax Indemnitee is a party to this Agreement.


SECTION 10. FACILITY LESSEE'S RIGHT OF QUIET ENJOYMENT

        Each party to this Agreement acknowledges notice of, and consents in all respects to, the terms of the Facility Leases and the Facility Site Subleases and expressly, severally and as to its own actions only, agrees that, so long as no Lease Event of Default has occurred and is continuing, it shall not take or cause to be taken any action or direct that any action be taken, which is contrary to or inconsistent with any Facility Lessee's rights under its Facility Lease and Facility Site Sublease, including the right to possession, use and quiet enjoyment of such Facility, Easements and Facility Site.


SECTION 11. SUPPLEMENTAL FINANCING IMPROVEMENTS; OPTIONAL REFINANCINGS

        Section 11.1. Financing Improvements. Upon the request of a Facility Lessee delivered at least 90 days prior to financing a portion of the cost of any Improvement, the Owner Lessor and the Indenture Trustee agree to cooperate with such Facility Lessee to (a) issue Additional Lessor Notes under the Collateral Trust Indenture to finance such Improvement which will rank pari passu with the applicable Lessor Notes and/or any applicable Additional Lessor Notes then outstanding; (b) execute and deliver one or more supplements to the Collateral Trust Indenture for purpose of subjecting the Owner Lessor's interest in any such Improvements to the Liens thereof, and (c) execute and deliver an amendment to the applicable Facility Lease to reflect the adjustments required by clause (iv) below; provided, however, that (x) the Owner Participant shall have been given the opportunity, but shall have no obligation, to provide all or part of the funds required to finance any such Improvement by making an Additional Equity Investment in such amount, if any, as it may determine in its sole and absolute discretion, but such Facility Lessee shall have no obligation to accept such Additional Equity Investment; and (y) the conditions set forth below and in Section 2.12 of the Collateral Trust Indenture shall have been satisfied. The obligation to finance such Improvements through the issuance of Additional Lessor Notes under Section 2.12 of the Collateral Trust Indenture (any financing of Improvements through the issuance of such Additional Lessor Notes under the Collateral Trust Indenture being called a "Supplemental Financing") is subject to the following additional conditions:

            (i) there shall be no more than one such financing in any calendar year;

            (ii) the applicable Additional Lessor Notes (A) shall have a final maturity no later than the final maturity of the Lessor Notes issued on the Closing Date and (B) will be fully repaid out of additional Basic Rent, as adjusted pursuant to the applicable Facility Lease, during the Facility Lease Term;

            (iii) the applicable Additional Lessor Notes shall have an average life to maturity equal to the average life to maturity of the Lessor Notes issued on the Closing Date;

            (iv) appropriate adjustments to Basic Rent and Termination Value (determined without regard to any tax benefits associated with such Improvements, unless the Owner Participant is making an Additional Equity Investment) shall be made to protect the Owner Participant's Net Economic Return;

            (v) the applicable Facility Lessee shall have paid, on an After-Tax Basis, all reasonable costs and expenses of the Transaction Parties, including the reasonable fees and expenses of counsel to the Owner Participant, the Owner Lessor, the Indenture Trustee, the Lease Indenture Company, the Pass Through Company and the Pass Through Trustee, in each case to the extent incurred in connection with any financing or refinancing pursuant to this Section 11 whether or not the financing is consummated;

            (vi) no Significant Lease Default or Lease Event of Default shall have occurred and be continuing unless the Improvements to be constructed with the proceeds of the applicable Additional Lessor Notes shall cure such Significant Lease Default or Lease Event of Default and such Improvements shall be made in compliance with the Operative Documents;

            (vii) such Additional Lessor Notes represent an aggregate amount not less than $20 million, nor greater than 100% of the costs of the Improvements being financed; provided that the aggregate balance of the Notes for such Facility never exceeds 80% of the fair market value (which fair market value shall be determined by an appraiser selected by the Facility Lessees and reasonably acceptable to the Owner Participant) of such Facility taking into account the fair market value of such Improvements;

            (viii) the Owner Participant shall have received a favorable opinion of its tax counsel satisfactory to such Owner Participant to the effect that such financing creates no incremental tax risk not indemnified to the Owner Participant's satisfaction (including additional indebtedness incurred to finance the Improvements not constituting "qualified nonrecourse indebtedness" within the meaning of Treasury Regulations Section 1-861-10T(b));

            (ix) the Owner Participant shall suffer no adverse accounting effects under GAAP as a result of such financing;

            (x) the Facility Lessees shall have made or delivered such representations, warranties, covenants, opinions or certificates as the Owner Participant, the Indenture Trustee may reasonably request;

            (xi) the applicable Facility Lessee or the Guarantor shall have, at such time, a credit rating of at least investment grade from S&P and Moody's;

            (xii) the applicable Facility Lessee shall pay to (a) the Owner Participant a fee of $100,000 and (b) the Pass Through Trustee for the benefit of the Certificateholders, to be shared by such Certificateholders on a pro rata basis, a fee of $100,000 for each such financing, in each case other than the first financing; and

            (xiii) Calpine shall have affirmed to the Transaction Parties that the Calpine Guaranties cover the additional indebtedness contemplated by this
Section 11.1.

        Notwithstanding the prior provision dealing with the financing of Improvements through the Facility Leases, the Facility Lessees shall at all times have the right to fund Improvements to the Facilities other than through the Facility Leases; provided that Required Improvements and non-Severable Improvements may only be financed other than through the Facility Leases on an unsecured basis. Notwithstanding any of the foregoing of this Section 11.1, except for Required Improvements and Improvements relating to pollution control, no Improvement shall materially decrease the value, residual value, utility or remaining useful life of such Facility immediately prior to such Improvement or cause such Facility to become limited-use property.

        Section 11.2. Optional Refinancing of Lease Debt. Each Facility Lessee shall have the right, exercisable at any time on no more than three occasions, to request the Owner Lessor (and the Owner Lessor shall reasonably consider and not unreasonably withhold its consent), to refund or refinance the Lease Debt (and all Certificates then outstanding), in whole but not in part, through the issuance of Additional Lessor Notes; provided that all conditions to the issuance of such Additional Lessor Notes contained in Section 2.12 of the Collateral Trust Indenture shall have been satisfied and all applicable Make-Whole Amounts shall have been paid. Any refinancing under this Section 11.2 shall also be subject to satisfaction of the following additional conditions:

            (i) the Owner Lessor shall be able to issue and sell such debt in an amount adequate to accomplish such refunding or refinancing;

            (ii) such Additional Lessor Notes shall have a final maturity no later than the final maturity date of the Lessor Notes issued on the Closing Date and will be fully repaid out of Basic Rent during the Facility Lease Term;

            (iii) appropriate adjustments to Basic Rent and Termination Value shall be made to protect the Owner Participant's Net Economic Return; provided that no adjustments shall be made to the amortization schedule;


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

            (iv) no Significant Lease Default or Lease Event of Default shall have occurred and be continuing;

            (v) the Owner Participant shall suffer no adverse accounting effects under GAAP;

            (vi) such Facility Lessee shall have made or delivered such representations, warranties, covenants, opinions and certificates as the Owner Participant may reasonably request, which representations, warranties, covenants and agreements shall be of no greater scope than those provided by such Facility Lessee under the Operative Documents to which it is a party (except to the extent necessitated by differences between existing Operative Documents and the terms and conditions of the proposed refinancing);

            (vii) all documentation in connection with such refinancing shall be reasonably satisfactory to the Owner Lessor and the Owner Participant;

            (viii) the Owner Participant shall receive a consent fee of $100,000 in the aggregate for each refinancing after the first such refinancing;

            (ix) the Lease Debt as financed constitutes qualified nonrecourse indebtedness within the meaning of Treasury Regulations Section 1-861-10T(b) and the Owner Participant shall have received an opinion satisfactory to it to such effect; and

            (x) the Owner Participant shall receive an opinion satisfactory to it that the refinancing (as opposed to the right to request such refinancing) shall not result in any incremental tax risk not indemnified to the Owner Participant's satisfaction.

        Calpine shall have affirmed in writing to the Transaction Parties that the Calpine Guaranties cover the additional indebtedness contemplated by this
Section 11.1.

        Section 11.3. Cooperation. The Owner Participant will cooperate with and assist the Facility Lessees in connection with any refinancing and/or assumption of the Lease Debt, so long as such refinancing and/or assumption of the Lease Debt is in accordance with the terms of the Operative Documents. The Owner Participant will execute such agreements and documents as may be necessary with respect to any such refinancing and will instruct the Owner Lessor to act accordingly.


SECTION 12. CERTAIN ADJUSTMENTS TO PERIODIC RENT AND TERMINATION VALUE

        (a) Prior to or on the Closing Date, Periodic Rent and Termination Value shall be adjusted, either upward or downward, in accordance with the Facility
Leases:

            (i) at the request of a Facility Lessee, to re-optimize the Lease Debt; provided such re-optimization shall not adversely affect the Owner Lessor or the Owner Participant;


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

            (ii) at the request of a Facility Lessee or the Owner Participant, to reflect any changes in the Pricing Assumptions, including, without limitation, (x) the initial interest rate on any of the applicable Lessor Notes which is different from the applicable interest rate set forth in the Pricing Assumptions, (y) an increase in the Transaction Costs from the amount assumed in the Pricing Assumptions, unless the Facility Lessees have elected to pay such increase, and (z) a Closing Date other than the Scheduled Closing Date; and

            (iii) at the request of a Facility Lessee or the Owner Participant to reflect any enactment, promulgation, release or adoption of, amendment to or change in the Code, Treasury Regulations, Revenue Rulings or Revenue Procedures ("Tax Law Change") enacted prior to the Closing;

provided that if any adjustment required by this paragraph (a) would result in
(i) a Facility Lease not qualifying as an operating lease for a Facility Lessee under FASB 13 or FASB 98, or (ii) the aggregate of all rent adjustments made on or before, or contemplated to be made on, the Closing Date (other than adjustments to reflect a change in Transaction Costs or the actual interest rate of the Certificates) shall cause either (x) the after-tax net present value of Basic Rent discounted at 6% to increase by more than 100 basis points or (y) the total Basic Rent to increase by more than 2%, then in either such case, the Facility Lessees shall not be obligated to close the Overall Transaction.

        (b) After the Closing Date, Periodic Rent and Termination Value, as well as the coverage under the Qualifying Letter of Credit, shall be adjusted at the request of a Facility Lessee or the Owner Participant in accordance with the terms of the related Facility Lease to which it is a party.

        (c) Any adjustment pursuant to this Section 12 shall be calculated (A) to preserve the Owner Participant's Net Economic Return through the Basic Lease Term and (B) to the extent consistent with (A) above, to maintain operating lease treatment for each Facility Lessee; provided, however, that to the extent consistent with preserving the Owner Participant's Net Economic Return, all adjustments shall at the option of the Facility Lessees be calculated to (x) minimize the average annual Periodic Rent over the Basic Lease Term for the Facility Lessees' GAAP accounting purposes and/or (y) minimize the present value to each Facility Lessee of Periodic Rent; and provided, further, that no such adjustment shall require the Owner Participant to record a loss as of the date such adjustment is made. Adjustments will be computed by the Owner Participant based upon the Pricing Assumptions and the Tax Assumptions originally used to calculate the Basic Rent and Termination Value. Adjustments made pursuant to this Section 12 shall be subject to verification as provided in Section 3.4 of each Facility Lease.


SECTION 13. TRANSFER OF THE FACILITY LESSEE OWNERSHIP

        Section 13.1. Transfer of the Facility Lessee Ownership.

        (a) Each Facility Lessee covenants and agrees that it shall not during the Facility Lease Term assign any Facility Lease or any other Operative Document, or any interest therein, without the prior written consent of the Owner Lessor, the Owner Participant and, so long as the Lien of the Collateral Trust Indenture has not been terminated or discharged, the Indenture

Trustee and the Pass Through Trustee. Notwithstanding the foregoing, upon satisfaction of the conditions in paragraph (b) below, either Facility Lessee may assign its respective Facility Lease or any other Operative Document to which it is a party, or any interest therein to any Person, without the consent of the Owner Lessor, the Owner Participant, the Indenture Trustee or any other Transaction Party.

        (b) Assignment under Section 13(a) above by either Facility Lessee or by both Facility Lessees shall be permitted if (A) after giving effect to such assignment or assignments, either (x) Calpine owns, directly or indirectly, at least a majority of the Ownership Interest of each assignee (as well as at least a majority of the Ownership Interest of any non-assigning Facility Lessee), the Calpine Guaranties remain in full force and effect (without a transferee of Calpine's obligations thereunder having succeeded thereto in accordance with
Section 8.4(b) thereof), and Calpine shall have reaffirmed in writing its obligations under the Calpine Guaranties or (y) Calpine's obligations under the Calpine Guaranties have been succeeded to in accordance with Section 8.4(b) thereof, the transferee of Calpine shall own, directly or indirectly, at least a majority of the Ownership Interest of each assignee (as well as at least a majority of the Ownership Interest of any non-assigning Facility Lessee) and the Calpine Guaranties shall remain in full force and effect and (B) satisfaction of the following conditions:

            (i) the transferee shall assume all the obligations of the applicable Facility Lessee under the Operative Documents pursuant to an assignment and assumption agreement in form and substance satisfactory to the Owner Participant;

            (ii) the Owner Participant, the Owner Lessor and, so long as the Lien of the Collateral Trust Indenture shall not have been terminated or discharged, the Indenture Trustee and the Pass Through Trustee shall have received an Opinion of Counsel as to such assignment and assumption agreement and the satisfaction of the requirements and conditions set forth in this
Section 13.1(b) (except for clauses (iii) and (vi) hereof;

            (iii) no Significant Lease Default or Lease Event of Default shall have occurred and be continuing at the time of or immediately following such transfer;

            (iv) the transfer shall not subject either of the Facility Lessees, the Owner Participant, the Owner Lessor, the Indenture Trustee, the Pass Through Trustee or any Certificateholder to regulation under PUHCA or state laws and regulations regarding the rate and financial or organizational regulation of electric utilities in the affected party's reasonable opinion, nor result in a Regulatory Event of Loss;

            (v) the transferee shall be organized under the laws of the United States, any state thereof or the District of Columbia; and

            (vi) the applicable Facility Lessee shall have paid, at no after-tax cost to such parties, all reasonable documented out-of-pocket expenses (including reasonable attorneys' fees and expenses) of the Owner Lessor, the Administrator, the Owner Participant, the Indenture Trustee, the Lease Indenture Company and the Pass Through Trustee in connection with such assignment.

SECTION 14. MISCELLANEOUS

        Section 14.1. Consents; Cooperation. The Owner Participant covenants and agrees that it shall not unreasonably withhold its consent to any consent requested of the Owner Lessor under the terms of the Operative Documents that by its terms is not to be unreasonably withheld by the Owner Lessor.

        Section 14.2 Successor Owner Lessor. The parties hereto agree that the transfer or assignment pursuant to the terms of the LLC Agreement by the Owner Lessor to a successor Owner Lessor, will not violate the terms of any Operative Document.

        Section 14.3. Bankruptcy of Lessor Estate. If (i) all or any part of the Lessor Estate becomes the property of a debtor subject to the reorganization provisions of Title 11 of the United States Code, as amended from time to time,
(ii) pursuant to such reorganization provisions the Owner Participant is required, by reason of the Owner Participant being held to have recourse liability to the debtor or the trustee of the debtor directly or indirectly, to make payment on account of any amount payable as principal or interest on the Lessor Notes, and (iii) the Indenture Trustee actually receives any Excess Amount, as defined below, which reflects any payment by the Owner Participant on account of clause (ii) above, the Indenture Trustee upon written request of the Owner Participant shall promptly refund to the Owner Participant such Excess Amount (and, to the extent so refunded, such amount owing under the Lessor Notes shall be reinstated). For purposes of this Section 14.3, "Excess Amount" means the amount by which such payment exceeds the amount which would have been received by the Indenture Trustee if the Owner Participant had not become subject to the recourse liability referred to in clause (ii) above, as stated in the Owner Participant's written request to the Indenture Trustee. Nothing contained in this Section 14.3 shall prevent the Indenture Trustee from enforcing any personal recourse obligations (and retaining the proceeds thereof) of the Owner Participant as contemplated by this Participation Agreement (other than referred to in clause (ii)).

        Section 14.4. Waivers. No term, covenant, agreement or condition of this Agreement may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by each party hereto.

        Section 14.5. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein shall be in writing or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, without limitation, by overnight mail or courier service,
(b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (c) in the case of notice by such a telecommunications device, upon transmission thereof; provided such transmission is promptly confirmed by either of the methods set forth in clauses (a) or (b) above, in each case addressed to each party hereto at its address set forth below or, in the case of any such party hereto, at such other address as such party may from time to time designate by written notice to the other parties hereto:

        If to the Tiverton Lessee:

               Tiverton Power Associates Limited Partnership
               The Pilot House, 2nd Floor
               Lewis Wharf
               Boston, MA 02110
               Attention: Asset Manager
               Telephone: (617) 723-7200
               Facsimile: (617) 723-7635

               with a copy to:

                      Calpine Corporation
                      50 West San Fernando Street, 5th Floor
                      San Jose, California  95113
                      Attention: Asset Manager and General Counsel,
                      Telephone: (408) 995-5115
                      Facsimile: (408) 995-0505

        If to the Rumford Lessee:

               Rumford Power Associates Limited Partnership
               The Pilot House, 2nd Floor
               Lewis Wharf
               Boston, MA 02110
               Attention:  Asset Manager
               Telephone: (617).723-7200
               Facsimile: (617) 723-7635

               with a copy to:

                      Calpine Corporation
                      50 West San Fernando Street, 5th Floor
                      San Jose, California  95113
                      Attention: Asset Manager and General Counsel,
                      Telephone: (408) 995-5115
                      Facsimile: (408) 995-0505

        If to the Guarantor:

               Calpine Corporation
               50 West San Fernando Street, 5th Floor
               San Jose, California  95113
               Attention: Asset Manager and General Counsel,
               Telephone: (408) 995-5115
               Facsimile: (408) 995-0505

        If to the Owner Lessor:

               PMCC Calpine New England Investment LLC
               c/o Philip Morris Capital Corporation
               225 High Ridge, Suite 300
               Stamford, CT 06905
               Telephone: (914) 335-8170
               Facsimile:  (914) 335-8287
               Attention:  Vice President - Leasing

               with a copy to:

                      Philip Morris Capital Corporation
                      225 High Ridge, Suite 300
                      Stamford, CT 06905
                      Telephone: (914) 335-8347
                      Facsimile:  (914) 335-8256
                      Attention:  General Counsel


        If to the Owner Participant:

               PMCC Calpine NEIM LLC
               c/o Philip Morris Capital Corporation
               225 High Ridge, Suite 300
               Stamford, CT 06905
               Telephone: (914) 335-8170
               Facsimile:  (914) 335-8287
               Attention:  Vice President - Leasing

               with a copy to:


                      Philip Morris Capital Corporation
                      225 High Ridge, Suite 300
                      Stamford, CT 06905
                      Telephone: (914) 335-8347
                      Facsimile:  (914) 335-8256
                      Attention:  General Counsel

        If to the Indenture Trustee:

               State Street Bank and Trust Company of Connecticut, National
                  Association
               225 Asylum Street, Goodwin Square
               Hartford, CT 06103
               Telephone No.: (860) 244-1822
               Facsimile No.: (860) 244-1889
               Attn: Corporate Trust Department

        copy to:

               State Street Bank and Trust Company of California, National
                  Association
               633 West 5th Street, 12th floor
               Los Angeles, California 90071
               Telephone No.: (213) 362-7373
               Facsimile No.: (213) 362-7357
               Attention: Corporate Trust Department

        If to the Pass Through Trustee:

               State Street Bank and Trust Company of Connecticut, National
                  Association
               225 Asylum Street, Goodwin Square
               Hartford, CT 06103
               Telephone No.: (860) 244-1822
               Facsimile No.: (860) 244-1889
               Attn: Corporate Trust Department

        copy to:

               State Street Bank and Trust Company of California, National
                  Association
               633 West 5th Street, 12th floor
               Los Angeles, California 90071
               Telephone No.: (213) 362-7373
               Facsimile No.: (213) 362-7357
               Attention: Corporate Trust Department

A copy of all notices provided for herein shall be sent by the party giving such notice to each of the other parties hereto. In addition, the Facility Lessees shall (unless otherwise directed by the applicable Rating Agency) provide to each Rating Agency a copy of any information, report or notice it gives to the Indenture Trustee hereunder or any other Operative Documents.

        Section 14.6. Survival. All warranties, representations, indemnities and covenants made by any party hereto, herein or in any certificate or other instrument delivered by any such party or on behalf of any such party under this Agreement shall be considered to have been relied upon by each other party hereto and shall survive the consummation of the transactions contemplated hereby and in the other Operative Documents regardless of any investigation made by any such party or on behalf of any such party. In addition, the indemnifications by the Facility Lessees


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

under Sections 9.1 and 9.2 of this Agreement, subject to Sections 9.1(b) and 9.2(b), respectively, the Facility Site Leases and the Calpine Guaranties, shall expressly survive the expiration or early termination (in either case, for whatever reason) of the Facility Lease or the transfer or other disposition of the respective interests of the Owner Participant, the Owner Lessor, the Administrator, the Lease Indenture Company, the Indenture Trustee, the Pass Through Trustee and the Certificateholders in, to and under this Agreement, the Bills of Sale and the other Operative Documents. Except as expressly provided above or in Section 22.3 of the Facility Leases, the Tax Indemnity Agreement or as otherwise expressly provided in the Operative Documents, the representations, warranties, covenants and agreements of the Transaction Parties under the Operative Documents shall terminate and be of no further force and effect effective upon the expiration or earlier termination of the Facility Leases.

        Section 14.7. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and assigns as permitted by and in accordance with the terms hereof, including each successive holder of the Member Interest of the Owner Participant permitted under Section 7.1 and each successive transferee or transferees of Lessor Notes permitted under Section 2.8 of the Collateral Trust Indenture. Except as expressly provided herein or in the other Operative Documents, no party hereto may assign its interests herein without the prior written consent of the other parties hereto.

        Section 14.8. Business Day. Notwithstanding anything herein or in any other Operative Document to the contrary, if the date on which any payment is to be made pursuant to this Agreement or any other Operative Document is not a Business Day, the payment otherwise payable on such date shall be payable on the next succeeding Business Day with the same force and effect as if made on such scheduled date and (provided such payment is made on such succeeding Business
Day) no interest shall accrue on the amount of such payment from and after such scheduled date to the time of such payment on such next succeeding Business Day.

        Section 14.9. Governing Law. This Agreement has been delivered in the State of New York and shall be in all respects governed by and construed in accordance with the laws of the State of New York including all matters of construction, validity and performance without giving effect to the conflicts of laws provisions thereof except New York General Obligations Law Section 5-1401.

        Section 14.10. Severability. If any provision hereof shall be invalid, illegal or unenforceable under Applicable Law, the validity, legality and enforceability of the remaining provisions hereof shall not be affected or impaired thereby.

        Section 14.11. Counterparts This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

        Section 14.12. Headings and Table of Contents The headings of the sections of this Agreement and the Table of Contents are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

        Section 14.13. Limitation of Liability

        (a) None of the Owner Participant, the Owner Lessor, the Indenture Trustee, the Lease Indenture Company, the Pass Through Trustee, the Pass Through Trustee Company or the Certificateholders shall have any obligation or duty to the Facility Lessees or to others with respect to the transactions contemplated hereby, except those obligations or duties expressly set forth in this Agreement and the other Operative Documents to which such Person is a party, and none of the Owner Participant, the Owner Lessor, the Indenture Trustee, the Lease Indenture Company, the Pass Through Trustee, the Pass Through Company or the Certificateholders shall be liable for performance by any other party hereto of such other party's obligations or duties hereunder. Without limitation of the generality of the foregoing, under no circumstances whatsoever shall the Owner Participant be liable to the Facility Lessees for any action or inaction on the part of the Owner Lessor in connection with the transactions contemplated herein, whether or not such action or inaction is caused by willful misconduct or gross negligence of the Owner Lessor, unless such action or inaction is at the written direction of the Owner Participant.

        (b) Neither Facility Lessee or any other Calpine Party shall have any obligation or duty to the Owner Participant, the Owner Lessor, the Indenture Trustee, the Lease Indenture Company, the Pass Through Trustee, the Pass Through Company, the Certificateholders or to others with respect to the transactions contemplated hereby, except those obligations or duties expressly set forth in this Agreement and the other Operative Documents, and neither of the Facility Lessee or any other Calpine Party (except Calpine to the extent set forth in the Calpine Guaranties) shall be liable for performance by any other party hereto of such other party's obligations or duties hereunder.

        (c) The Lease Indenture Company and the Pass Through Company are entering into the Operative Documents to which it is a party solely as trustees under the Collateral Trust Indenture and the Pass Through Trust Agreement, respectively, and not in their individual capacities, except as expressly provided herein or therein, and in no case whatsoever shall the Lease Indenture Company and the Pass Through Company be personally liable for, or for any loss in respect of, any of the statements, representations, warranties, agreements or obligations of the Owner Lessor hereunder or under any other Operative Document, as to all of which the other parties hereto agree to look solely to the Indenture Estate and the Lessor Estate, respectively; provided, however, that the Lease Indenture Company and the Pass Through Trust Company shall be liable hereunder for their own negligence or willful misconduct or for a breach of their representations, warranties and covenants made in their individual capacity under any Operative Document.

        (d) The right of the Indenture Trustee or the Pass Through Trustee to perform any discretionary act enumerated herein or in any other Operative Document (including, without limitation, the right to consent to any action which requires their consent and the right to waive any provision of, or consent to any change or amendment to, any of the Operative Documents) shall not be construed as a duty, and neither the Indenture Trustee nor the Pass Through Trustee shall be liable or answerable for other than its negligence or willful misconduct in the performance of such acts. In connection with any such discretionary acts, the Indenture Trustee may in its sole discretion (but shall not, except as otherwise provided herein or in the Collateral Trust Indenture or as otherwise required by Applicable Law, have any obligation to) request the approval or instruction of the Pass Through Trustee as the holder of the Lessor Notes, and the Pass Through Trustee may in its sole discretion (but shall not, except as otherwise provided in the Operative Documents or as otherwise required by Applicable Law, have any obligation to) request the approval of the Certificateholders.

        (e) The Owner Participant will give the Facility Lessees at least 15 days' prior notice of any proposed amendment or supplement to the LLC Agreement (other than an amendment solely effecting a transfer of the Owner Participant's interest in the Lessor Estate) and deliver true, complete and fully executed copies to the Facility Lessees of any amendment or supplement to the LLC Agreement. No amendment or supplement to the LLC Agreement that would reasonably be expected to materially adversely affect the interests of the Facility Lessees or the Indenture Trustee shall become effective without the written consent of the Indenture Trustee and the Facility Lessees.

        Section 14.14. Consent to Jurisdiction; Waiver of Trial by Jury; Process Agent.

        (a) Each of the parties hereto (i) hereby irrevocably submits to the nonexclusive jurisdiction of the Supreme Court of the State of New York, New York County (without prejudice to the right of any party to remove to the United States District Court for the Southern District of New York) and to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York for the purposes of any suit, action or other proceeding arising out of this Agreement, the other Operative Documents, or the subject matter hereof or thereof or any of the transactions contemplated hereby or thereby brought by any of the parties hereto or their successors or assigns;
(ii) hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court, or in such federal court; and (iii) to the extent permitted by Applicable Law, hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding any claim that it is not personally subject to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement, the other Operative Documents, or the subject matter hereof or thereof may not be enforced in or by such court.

        (b) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES THE RIGHT TO DEMAND A TRIAL BY JURY, IN ANY SUCH SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, THE OTHER OPERATIVE DOCUMENTS, OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY BROUGHT BY ANY OF THE PARTIES HERETO OR THEIR SUCCESSORS OR ASSIGNS.

        (c) By the execution and delivery of this Agreement, the Facility Lessees designate, appoint and empower National Registered Agents, Inc., 440 Ninth Avenue, 5th Floor, New York, New York 10001, and the Owner Lessor designates, appoints and empowers CT Corporation System, with an office at 111 Eighth Avenue, New York, New York 10011, as its authorized agent to receive for and on its behalf service of any summons, complaint or other legal process in any such action, suit or proceeding in the State of New York for so long as any obligation of the Facility Lessees or the Owner Lessor, as applicable, shall remain outstanding hereunder or under any of the other Operative Documents. Each Facility Lessee shall grant an irrevocable power of attorney to CT Corporation System, in respect of such appointment and shall maintain such power of attorney in full force and effect for so long as any obligation of such Facility Lessee shall remain outstanding hereunder or under any of the Operative Documents.

        Section 14.15. Further Assurances Each party hereto will promptly and duly execute and deliver such further documents to make such further assurances for and take such further action reasonably requested by any party to whom such first party is obligated, all as may be reasonably necessary to carry out more effectively the intent and purpose of this Participation Agreement and the other Operative Documents.

        Section 14.16. Effectiveness. The Participation Agreement has been dated as of the date first above written for convenience only. This Participation Agreement shall be effective on the date of execution and delivery by each of the parties hereto.

        Section 14.17. Measuring Life. If and to the extent that any of the options, rights and privileges granted under this Agreement, would, in the absence of the limitation imposed by this sentence, be invalid or unenforceable as being in violation of the rule against perpetuities or any other rule or law relating to the vesting of interests in property or the suspension of the power of alienation of property, then it is agreed that notwithstanding any other provision of this Agreement, such options, rights and privileges, subject to the respective conditions hereof governing the exercise of such options, rights and privileges, will be exercisable only during (a) the longer of (i) a period which will end twenty-one (21) years after the death of the last survivor of the descendants living on the date of the execution of this Agreement of the following Presidents of the United States: Franklin D. Roosevelt, Harry S. Truman, Dwight D. Eisenhower, John F. Kennedy, Lyndon B. Johnson, Richard M. Nixon, Gerald R. Ford, James E. Carter, Ronald W. Reagan, George H.W. Bush and William J. Clinton or (ii) the period provided under the Uniform Statutory Rule Against Perpetuities or (b) the specific applicable period of time expressed in this Agreement, whichever of (a) and (b) is shorter.

        Section 14.17. No Partnership, Etc. The parties hereto intend that nothing contained in this Participation Agreement or any other Operative Document shall be deemed or construed to create a partnership, joint venture or other co-ownership arrangement by and among any of them.

        Section 14.18. Entire Agreement. This Agreement, together with the other applicable Operative Documents, constitutes the entire agreement of the parties hereto and thereto with respect to the subject matter hereof and thereof and supersedes all oral and all prior written agreements and understandings with respect to such subject matter; provided that, notwithstanding the foregoing, the obligations of Calpine with respect to fees, expenses and indemnifications set forth in the letter agreement, dated October 16, 2000 between Calpine and CSFB shall not be superceded hereby and shall remain in full force and effect.

        Section 14.19. Public Utility Regulation The Facility Lessees, the Owner Lessor and the Owner Participant agree to cooperate and to take reasonable measures to alleviate the source or consequence of any regulation constituting a Regulatory Event of Loss, at the cost and expense


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

of the Facility Lessees, so long as there shall be no adverse consequences to the Owner Lessor or the Owner Participant as the result of such cooperation or taking of reasonable measures.

        Section 14.21. Confidentiality of Information. Each of the parties hereto agrees that any information (x) contained herein or in the other Operative Documents (including any terms, conditions, agreements, financial projections, and other financial and operating information contained herein or therein, and the terms of any insurance policies required or otherwise maintained pursuant hereto), (y) disclosed or to be disclosed by one such party to another such party (for purposes of this Section 14.21, each of the parties to this Agreement being referred to herein as a "Receiving Party") in connection with this Agreement or any other Operative Document, or (z) otherwise received in connection with this Agreement or any other Operative Document (or the transactions contemplated thereby) and designated by the disclosing party in writing as confidential, shall, in each case, be kept confidential by the Receiving Party and shall not be used otherwise than in connection with the business of the Parties contemplated hereunder except:

        (a) to the extent such information is generally available to the public prior to the Receiving Party's receipt thereof, or which becomes public after such receipt, but through no violation by such Receiving Party of this Section 14.21;

        (b) as may be required by Applicable Law or, upon prompt prior written notice to the affected party, by judicial process;

        (c) as may be independently developed by the Receiving Party other than in connection with the transactions contemplated hereby with respect to the Facilities or the Facility Sites;

        (d) as may be disclosed to counsel, auditors or accountants to the Receiving Party, or to the National Association of Insurance Commissioners;

        (e) to the extent used in connection with any litigation to which the Receiving Party is a party, provided that the other parties hereto shall have been given prompt prior written notice (to the extent permitted by law) of such proposed disclosure;

        (f) as may be disclosed to any transferee or proposed transferee of the Receiving Party; provided, however, that, prior to any such disclosure, any such transferee or proposed transferee, as the case may be, shall have agreed in writing to be bound by the terms of this Section 14.20; or

        (g) as may be necessary or desirable in connection with the enforcement of remedies by any party to any of the Operative Documents.

        The foregoing obligation as to confidentiality and non-use shall survive the termination of this Agreement for a period of five years.

        Section 14.22. Reliance. Calpine and the Facility Lessees agree that the Transaction Parties may rely on the Environmental Reports.


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

        Section 14.23. Intentionally Omitted

        Section 14.24. Amendments, Etc. No Operative Document nor any of the terms thereof (including the terms of this Section 14.24) may be terminated, amended, supplemented, waived or modified, except by an instrument in writing
(a) signed in the case of a waiver, by the party against which enforcement of such waiver is sought, and no such waiver shall become effective unless signed copies thereof shall have been delivered to each such party or (b) in the case of termination, amendments, supplements or modifications, consented to by all parties hereto; provided, however, that the consent of the Facility Lessees is not required in the case of amendments to any Operative Document to which the Facility Lessees are not a party and which would not increase or accelerate the Facility Lessees' or the Guarantor's obligations under any of the Operative Documents nor impair the Facility Lessees' or the Guarantor's rights under any of the Operative Documents; provided further, that the consent of the Facility Lessees, the Indenture Trustee or the Pass Through Trustee shall not be required (but the consent of the Guarantor shall be so required) for the amendment, termination, replacement, supplement, waiver or modification of any Qualifying Letter of Credit. Notwithstanding the foregoing, Section 5.6 of the Collateral Trust Indenture shall not be amended without the Guarantor's consent.

        Section 14.25. Credit for Certain Disbursements. Notwithstanding any other provision of this Agreement or any provision of any other Operative Document, any payment to the Owner Participant under a Qualified Letter of Credit (exclusive of any deposit into the Equity Collateral Account) or from the Equity Collateral Account shall reduce, dollar-for-dollar, the obligation of the Guarantor under the Calpine Guaranty (Tiverton), on the one hand, and the Guarantor under the Calpine Guaranty (Rumford), on the other hand, the aggregate amount of such reductions to be allocated between the respective amounts of the Equity Portion of Termination Value applicable, on the date of such reduction, to the Calpine Guaranty (Tiverton) and to the Calpine Guaranty (Rumford), respectively. Upon the reduction referred to in the prior sentence becoming effective, comparable and parallel reductions will automatically be made in the Termination Values specified in the Facility Leases.


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

        IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be executed and delivered by their respective officers thereunto duly authorized.


                             TIVERTON POWER ASSOCIATES LIMITED PARTNERSHIP, a Rhode Island limited partnership

                             By:   Calpine Tiverton, Inc.,
                                     a Delaware corporation
                                     its general partner


                               By:  /s/ ERIC PRYOR
                                    --------------------------------
                                     Name:
                                     Title:
                                     Date:










                            RUMFORD POWER ASSOCIATES LIMITED PARTNERSHIP, a Maine limited partnership

                            By:   Calpine Rumford, Inc.,
                                    a Delaware corporation
                                    its general partner


                              By:   /s/ ERIC PRYOR
                                    --------------------------------
                                     Name:
                                     Title:
                                     Date:

                    PMCC CALPINE NEW ENGLAND INVESTMENT LLC, a Delaware
                        limited liability company

                    By: PMCC Calpine NEIM LLC, a Delaware limited liability
                        company, its managing member

                        By: General Foods Credit Corporation, a Delaware corporation, its managing member
                           Name:
                           Title:
                           Date:





                        By: /s/ ILLEGIBLE
                           ---------------------------------
                        Name:
                        Title:
                        Date:









              PMCC CALPINE NEIM LLC

                    By: General Foods Credit Corporation, its managing
                        member



                    By: /s/ ILLEGIBLE
                        ---------------------------------
                        Name:
                        Title:
                        Date:

                    STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                        NATIONAL ASSOCIATION,
                    not in its individual capacity, except to the extent expressly provided herein, but solely as Indenture Trustee under the Collateral Trust Indenture

                    By: /s/ MARK HENSON
                        ---------------------------------
                        Name: Mark Henson
                        Title: Assistant Vice President
                        Date:


                    STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                        NATIONAL ASSOCIATION,
                    not in its individual capacity, except to the extent expressly provided herein, but solely as Pass Through Trustee under the Pass Through Trust Agreement



                    By: /s/ MARK HENSON
                        ---------------------------------
                        Name: Mark Henson
                        Title: Assistant Vice President
                        Date:

                          CALPINE CORPORATION


                          By: /s/ ERIC PRYOR
                              ----------------------------
                              Name:
                              Title:
                              Date: